UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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WEBMD HEALTH CORP.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WEBMD HEALTH CORP.

395 Hudson Street

New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 29, 2016

To the Stockholders of WebMD Health Corp.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Health Corp. will be held at 9:30 a.m., Eastern time, on September 29, 2016, at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, for the following purposes:

1. To elect two Class II directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2019 or until his successor is elected and has qualified or his earlier resignation or removal;

2. To conduct an advisory vote on WebMD’s executive compensation;

3. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2016; and

4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 8, 2016 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors

of WebMD Health Corp.

DOUGLAS W. WAMSLEY

Executive Vice President,

Co-General Counsel and Secretary

New York, New York

August 15, 2016

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in Annex F to this Proxy Statement and in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.

The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

Annexes A through G of this Proxy Statement are taken from WebMD’s Annual Report on Form 10-K for the year ended December 31, 2015 and are being provided to WebMD stockholders, with this Proxy Statement, instead of a stand-alone Annual Report. These Annexes, together with other information contained in this Proxy Statement, contain all of the information that WebMD would have included in a stand-alone 2015 Annual Report to Stockholders.

ii

WEBMD HEALTH CORP.

395 Hudson Street

New York, New York 10014

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 29, 2016

This Proxy Statement and the enclosed form of proxy (which we sometimes refer to as a Proxy Card) are furnished to stockholders of WebMD Health Corp., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.01 per share, for use at our Annual Meeting of Stockholders to be held on September 29, 2016, at 9:30 a.m., Eastern time, at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003. The date of this Proxy Statement is August 15, 2016 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 19, 2016.

SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be voted on at the Annual Meeting:

•

Proposal 1 — Election of two Class II directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2019 or until his successor is elected and has qualified or his earlier resignation or removal. The nominees are:

Jerome C. Keller

Stanley S. Trotman, Jr.

Our Board of Directors recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1.

•

Proposal 2 — We are providing stockholders of WebMD with the opportunity to cast an advisory vote on WebMD’s executive compensation (which is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement). As described more fully in Proposal 2, this Say-on-Pay Vote is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate their views on overall compensation practices relating to the Named Executive Officers whose compensation is described in this Proxy Statement. While the Say-on-Pay Vote is advisory and is not binding, the Compensation Committee of our Board intends to take into account the outcome of the vote when making future determinations relating to executive compensation. On behalf of our Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

•

Proposal 3 — A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2016. If shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. Our Board of Directors recommends a vote “FOR” Proposal 3.

VOTING RIGHTS AND RELATED MATTERS

Please complete, date and sign the accompanying Proxy Card and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	“FOR” the election of each of the nominees for director listed in Proposal 1;

•	“FOR” the approval, on an advisory basis, of WebMD executive compensation, as described in this Proxy Statement; and

•

“FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2016.

None of the proposals requires the approval of any other proposal to become effective.

There are no other matters that the Board intends to present, or has reason to believe others will present, for action at the Annual Meeting. If you have returned your signed and completed Proxy Card and other matters are properly presented for voting at the Annual Meeting, the persons named in the Proxy Card will have discretion to vote, on your behalf, on these matters in accordance with their judgment.

A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•

delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on August 8, 2016 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. No other voting securities of WebMD are outstanding. Votes may be cast either in person or by properly executed proxy.

As of the close of business on the record date, there were 38,986,537 shares of our Common Stock outstanding and entitled to vote held of record by approximately 920 stockholders. However, we believe that there are more than 20,000 beneficial owners of our Common Stock. Unvested shares of restricted WebMD Common Stock (which we refer to as WebMD Restricted Stock) granted under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Common Stock. Under Delaware law, any shares of WebMD Common Stock repurchased by WebMD between the record date of the 2016 Annual Meeting and the meeting date (which we refer to collectively as Repurchased Shares below) would not be considered outstanding for purposes of voting at the 2016 Annual Meeting. Holders of Repurchased Shares will, however, already have received proxy cards soliciting their votes on the proposals to be presented at the 2016 Annual Meeting and may return completed proxy cards, even though those Repurchased Shares are no longer considered outstanding for voting purposes. Generally, it will not be practicable for WebMD to trace the voting instructions that apply to specific Repurchased Shares. Accordingly, WebMD intends to instruct the Inspector of Election for the 2016 Annual Meeting to assume that all such Repurchased Shares had voted “FOR” each of the directors listed in Proposal 1 and “FOR” each of Proposals 2 and 3, and to reduce the total amount of “FOR” votes cast by an amount equal to the number of Repurchased Shares.

Vote and Quorum Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of WebMD Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a “broker non-vote”). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. On all matters to be considered at the Annual Meeting, each share of WebMD Common Stock is entitled to one vote per share.

Proposal 1 (Election of Directors).    The vote required for the election of a member of our Board of Directors at a meeting of our stockholders is, except in the case of a contested election, a majority of the total votes cast “for” or “against” the election of such Board member. Abstentions will not be counted as votes cast for or against a director and will have no impact on this proposal; and broker non-votes will also have no impact on this proposal. See “Proposal 1: Election of Directors” below for a description of the director resignation policy that applies to an incumbent director who does not receive the vote required for election.

Proposal 2 (Advisory Vote on Executive Compensation) and Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).    The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote on the matter is required to approve each of Proposals 2 and 3. Abstentions with respect to Proposal 2 or 3 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of the respective proposal. Accordingly, an abstention from voting on Proposal 2 or 3 will have the same effect as a vote “AGAINST” the respective proposal. Broker non-votes will have no impact on these proposals since shares that have not been voted by brokers are not considered “shares present” for voting purposes.

Expenses of Proxy Solicitation

We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list our directors and executive officers and are followed by biographical information about them. The biographical information regarding each member of our Board of Directors ends with a statement regarding that member’s qualifications for service on our Board, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year).

Directors

Name	Age	Positions
Mark J. Adler, M.D.(3)	59	Director; Chairman of the Compensation Committee
Neil F. Dimick(1)(2)(4)	67	Director; Chairman of the Nominating & Governance Committee
Jerome C. Keller(4)	74	Director
James V. Manning(1)(2)	69	Director; Chairman of the Audit Committee
William J. Marino(2)	72	Director
Joseph E. Smith(3)	77	Director
Stanley S. Trotman, Jr.(1)(3)	73	Director
Kristiina Vuori, M.D.(4)	48	Director
Martin J. Wygod(1)	76	Chairman of the Board

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating & Governance Committee

For a description of each of the standing committees of the Board of Directors and other corporate governance matters, see “Corporate Governance” below.

Executive Officers

Name	Age	Positions
David J. Schlanger	56	Chief Executive Officer
Steven Zatz, M.D.	59	President
Peter Anevski	49	Executive Vice President and Chief Financial Officer
Michael B. Glick	59	Executive Vice President and Co-General Counsel
Douglas W. Wamsley	57	Executive Vice President, Co-General Counsel and Secretary
Martin J. Wygod	76	Chairman of the Board

Mark J. Adler, M.D. has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of WebMD’s merger with HLTH Corporation (which we refer to as HLTH), the former parent company of WebMD, in October 2009 (which we refer to as the Merger), Dr. Adler was a member of HLTH’s Board of Directors. Since 2014, Dr. Adler has also served as Strategic Advisor to, and as a member of the Scientific Advisory Board of, Biological Dynamics, Inc., a privately held biotechnology company, and is currently the Chairman of that Scientific Advisor Board. He is also currently a director of the San Diego Cancer Research Institute. From February 2011 until February 2014, Dr. Adler served as Director of Strategic Development for UC San Diego Oncology. Dr. Adler, an oncologist, was a co-founder of the San Diego Cancer Center and served for over 10 years as its Chief Executive Officer until February 2011. Until April 2006, Dr. Adler had served, for more than five years, as the Chief Executive Officer of the combined internal medicine and oncology group of Medical Group of North County in San Diego, California. Dr. Adler’s qualifications for membership on WebMD’s Board of Directors include: his many years of experience as a physician and an executive of a physician practice; his involvement with early stage biotechnology companies; and his prior service as a director of WebMD, HLTH and predecessor companies.

Peter Anevski has served as Executive Vice President and Chief Financial Officer of WebMD since May 2013. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and predecessor companies for 14 years, most recently as Senior Vice President, Finance of WebMD for more than five years.

Neil F. Dimick has been a member of WebMD’s Board of Directors since September 2005. From December 2002 until completion of the Merger in October 2009, Mr. Dimick was a member of HLTH’s Board of Directors. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002, and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the boards of directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer. Mr. Dimick previously served as a member of the board of directors of Thoratec Corporation, a developer of products to treat cardiovascular disease, for more than five years prior its acquisition by St. Jude Medical, Inc. in October 2015. Mr. Dimick’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD and HLTH; his experience as a director of other public companies, as described above; his experience as a public company chief financial officer, as described above; and his experience, prior to that, as a CPA and partner of a major public accounting firm.

Michael B. Glick became Executive Vice President and Co-General Counsel of WebMD in May 2012. He served as Senior Vice President and Assistant General Counsel of WebMD from 2007 until May 2012 and, before that, had served as Senior Vice President and Assistant General Counsel of HLTH and its predecessors for more than five years.

Jerome C. Keller has been a member of WebMD’s Board of Directors since September 2005. From 1997 until he retired in October 2005, Mr. Keller served as Senior Vice President, Sales and Marketing at Martek Biosciences Corporation, a company that develops and sells microalgae products, and he served from October 2005 until its acquisition by Royal DSM N.V. in February 2011, as a member of its board of directors. He served as Vice President of Sales for Merck & Co. Inc., a pharmaceutical company, from 1986 to 1993. Mr. Keller’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a member of the WebMD Board; his service on the Board of Directors of Martek; and his many years of experience as an executive of and consultant to pharmaceutical manufacturers and other healthcare companies.

James V. Manning has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of the Merger in October 2009, Mr. Manning was a member of HLTH’s Board of Directors. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Manning’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies in the healthcare industry; his experience as a chief financial officer of several public companies (including of Medco Containment Services, Inc. for more than five years prior to 1994); and his experience, prior to that, as a CPA and partner of a major public accounting firm.

William J. Marino has been a member of WebMD’s Board of Directors since April 2014. Mr. Marino served as Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey (BCBSNJ), the state’s largest health insurer, until he retired in 2011. During that time, he also served as Co-Chairman of America’s Health Insurance Plans (AHIP), Chairman of the National Institute for Health Care Management (NIHCM) and on the Board of Directors of the Blue Cross Blue Shield Association (BCBSA). Before joining Horizon BCBSNJ, Mr. Marino was Vice President of Regional Group Operations for New York and Connecticut for the Prudential, capping a 23-year career with them. Mr. Marino is also a member of the

Board of Directors of two other publicly-traded corporations: Sealed Air Corporation (for which he has been a Board member since 2002 and has served as the non-executive Chairman of the Board since May 2014) and Sun Bancorp, Inc. (for which he has been a Board member since 2010). He serves on the Board of Directors of Secura Home Health LLC, a privately held company. He has also served as the Chairman and Co-Chairman of the Board of Directors of the New Jersey Performing Arts Center (NJPAC) and is currently the Chairman of the Board of Theater Square Development Corporation, LLC, NJPAC’s real estate development subsidiary. He is also a member of: the Board of the New Jersey Symphony Orchestra; the Campaign Committee of Saint Vincent Academy; and the Board of Trustees of Delbarton School in Morristown. Mr. Marino’s qualifications for membership on WebMD’s Board of Directors include: his experience as a business leader in the health insurance industry; his knowledge of the healthcare industry; and his service on the other boards described above.

David J. Schlanger became Chief Executive Officer of WebMD in August 2013, after serving as Interim Chief Executive Officer starting in May 2013. Mr. Schlanger had served in senior executive positions with WebMD and predecessor companies for more than 15 years, most recently as Senior Vice President, Strategic and Corporate Development from January 2012 to May 2013. Prior to that, he was Senior Vice President, Corporate Development of WebMD for more than five years.

Joseph E. Smith became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Smith was a member of HLTH’s Board of Directors from September 2000 until the Merger. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith was a member of the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, for more than five years prior to its acquisition by affiliates of TPG in September 2012. Mr. Smith is a member of the Board of Directors of NovaMedica, a privately held pharmaceutical company. Mr. Smith’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and a predecessor company; his many years of experience as an executive of a pharmaceutical manufacturer; and his service on the boards of other public and private companies in the healthcare industry.

Stanley S. Trotman, Jr. has been a member of WebMD’s Board of Directors since September 2005. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after it acquired, in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He serves as a member of the board of directors of American Shared Hospital Services, a public company that provides radio surgery services to medical centers for use in brain surgery. Mr. Trotman’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD; his experience as a director of other public and private companies in various aspects of the healthcare industry; and his experience as an investment banker specializing in healthcare companies.

Kristiina Vuori, M.D., Ph.D. has been a member of WebMD’s Board of Directors since July 2014. Dr. Vuori has been President of Sanford Burnham Prebys Medical Discovery Institute since 2010, responsible for the Institute’s academic, scientific and general operations. The Institute is a non-profit research organization dedicated to discovering the fundamental molecular causes of disease and devising the innovative therapies of tomorrow, with major research programs in cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. Dr. Vuori also served as the Institute’s Interim CEO from 2013 to 2014. Dr. Vuori holds the Pauline and Stanley Foster Presidential Chair at the Institute and serves as Professor at the Institute’s National Cancer Institute (NCI)-designated Cancer Center, an interdisciplinary basic and translational research effort mobilizing over 400 scientists. From 2005 until 2013, Dr. Vuori also led the Cancer Center. Dr. Vuori earned her M.D. and Ph.D. degrees at University of Oulu, Finland. After completing her internship and residency, she received postdoctoral training at Sanford-Burnham from 1992 to 1995 and was appointed to the faculty in 1996. Dr. Vuori has received numerous research grants and awards from NIH, NCI, Department of Defense (DoD), Stand Up To Cancer Dream Team, and the California Cancer Research Programs. She was elected to the National Academy of Inventors (NAI) in 2014. She also serves in a wide variety of advisory capacities to NCI and other cancer organizations, including advisory roles for the NCI’s Developmental Therapeutics Program, Center for Strategic Scientific Initiatives, and the National Cancer Advisory Board. Additionally, Dr. Vuori serves or has served on the Boards of Directors for the American Association for Cancer

Research (AACR), the California Institute for Regenerative Medicine (CIRM), and the California Breast Cancer Research Council. She has also served on numerous editorial boards for scientific journals and institutional scientific advisory boards. Dr. Vuori’s qualifications for membership on WebMD’s Board of Directors include: her experience in biomedical research and as an educator of research scientists; and her experience managing a large non-profit research organization, and prior to that, managing its Cancer Center, as described above.

Douglas W. Wamsley served as Executive Vice President, General Counsel and Secretary of WebMD from July 2005 until May 2012, when he began to serve as Executive Vice President, Co-General Counsel and Secretary. From September 2001 until July 2005, Mr. Wamsley served as Senior Vice President — Legal of HLTH, focusing on its WebMD segment.

Martin J. Wygod has, since May 2005, served as Chairman of the Board of WebMD. From March 2001 until the Merger in October 2009, Mr. Wygod served as HLTH’s Chairman of the Board and served as a member of its Board of Directors from September 2000 until the Merger. Mr. Wygod also served as HLTH’s Acting Chief Executive Officer from February 2008 until the Merger and as its Chief Executive Officer from September 2000 until May 2003. He is also engaged in the business of racing and breeding thoroughbred horses. Mr. Wygod’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive officer and director of WebMD, HLTH and predecessor companies and as an executive officer and director of other companies in the healthcare industry.

Steven Zatz, M.D. has, since August 2013, served as President of WebMD, overseeing WebMD’s consumer and professional websites and services. Prior to that, Dr. Zatz had served as Executive Vice President, Professional Services of WebMD from July 2005 to August 2013, providing leadership for WebMD’s professional websites and services including its flagship site for healthcare professionals, Medscape.com. From October 2000 to July 2005, Dr. Zatz had similar responsibilities at HLTH, where he focused on the physician portals. Dr. Zatz was Senior Vice President, Medical Director of CareInsite, Inc. from June 1999 until its acquisition by HLTH in September 2000. Prior to joining CareInsite, Dr. Zatz was a Senior Vice President of RR Donnelly Financial in charge of its healthcare business from October 1998 to May 1999. From August 1995 to May 1998, Dr. Zatz was President of Physicians’ Online, an online portal for physicians.

No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of WebMD and any other person pursuant to which any of them were selected as a director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of WebMD Common Stock, as of August 8, 2016 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of the outstanding shares of WebMD Common Stock, by each of our directors, by each of our executive officers, and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Common Stock(2)		Other(3)	Total Shares	Percent of Outstanding(3)
Kensico Capital Management Corporation, Michael B. Lowenstein and Thomas J. Coleman(4) 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830	5,104,600		—	5,104,600	13.1%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	2,521,131		—	2,521,131	6.5%
Blackrock, Inc.(6) 55 East 52nd Street New York, NY 10055	2,049,233		—	2,049,233	5.3%
Mark J. Adler, M.D.	5,273		71,337	76,610	*
Peter Anevski	81,234	(7)	180,000	261,234	*
Neil F. Dimick	16,545		103,576	120,121	*
Michael B. Glick	38,342	(8)	95,000	133,342	*
Jerome C. Keller	17,362	(9)	72,600	89,962	*
James V. Manning	128,259		70,325	198,584	*
William J. Marino	2,909		9,900	12,809	*
David J. Schlanger	94,762	(10)	337,500	432,262	1.1%
Joseph E. Smith	42,946		81,752	124,698	*
Stanley S. Trotman, Jr.	28,649	(11)	66,000	94,649	*
Kristiina Vuori, M.D.	2,423		9,900	12,323	*
Douglas W. Wamsley	37,248	(12)	125,000	162,248	*
Martin J. Wygod	947,545	(13)	191,666	1,139,211	2.9%
Steven Zatz, M.D.	92,738	(14)	340,000	432,738	1.1%
All executive officers and directors as a group (14 persons)	1,536,235		1,754,556	3,290,791	8.1%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Health Corp., 395 Hudson Street, New York, NY 10014.

(2)	The amounts set forth in this column for “All executive officers and directors as a group” includes a total of 968 shares of WebMD Common Stock held for the accounts of Messrs. Anevski, Glick, Keller, Wamsley and Wygod and Dr. Zatz in the 401(k) Plan (which we refer to in this table as 401(k) Plan Shares), all of which are vested in accordance with terms of the 401(k) Plan. Those individuals have the right to direct the voting and disposition of their respective 401(k) Plan Shares. Amounts for 401(k) Plan Share holdings are provided in the footnotes applicable to individual beneficial ownership below.

Certain of the individuals listed in this table are beneficial owners of shares of unvested WebMD Restricted Stock in the respective amounts stated in the footnotes below. Holders of shares of restricted WebMD Common Stock issued under the 2005 Plan (which we refer to as WebMD Restricted Stock) have voting power, but not dispositive power, with respect to unvested shares of WebMD Restricted Stock.

(3)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other” with respect to each director and executive officer for whom an amount in that column is listed, the number of shares of WebMD Common Stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of August 8, 2016. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of August 8, 2016 (which was 38,986,537, including all outstanding unvested shares of WebMD Restricted Stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(4)	The information shown is as of December 31, 2015 and is based upon disclosures by Kensico Capital Management Corporation, Michael B. Lowenstein and Thomas J. Coleman in a Schedule 13G amendment filed with the SEC on February 16, 2016, which indicated that they have shared power to vote and shared power to dispose of or to direct the disposition of shares included in the amount shown. This excludes 3,300 shares of WebMD Common Stock that Mr. Coleman has the right to acquire pursuant to options that are currently exercisable.

(5)	The information shown is as of December 31, 2015 and is based upon disclosures by The Vanguard Group, Inc. in a Schedule 13G amendment filed with the SEC on February 11, 2016, in which it reported: sole power to vote or direct to vote of 82,552 shares; sole power to dispose of or to direct the disposition of 2,438,231 shares; shared power to vote or direct to vote of 2,300 shares; and shared power to dispose or to direct the disposition of: 82,900 shares.

(6)	The information shown is as of December 31, 2015 and is based upon disclosures by Blackrock, Inc. in a Schedule 13G amendment filed with the SEC on February 10, 2016 reporting that it had sole power to vote and sole power to dispose of or to direct the disposition of the shares.

(7)	Includes: 21,032 shares held by Mr. Anevski: 202 401(k) Plan Shares; and 60,000 unvested shares of WebMD Restricted Stock.

(8)	Includes: 11,959 shares held by Mr. Glick; 383 401(k) Plan Shares; and 26,000 unvested shares of WebMD Restricted Stock.

(9)	Includes: 17,293 shares held by Mr. Keller; and 69 401(k) Plan Shares.

(10)	Includes: 29,762 shares held by Mr. Schlanger; and 65,000 unvested shares of WebMD Restricted Stock.

(11)	Includes: 27,714 shares held by Mr. Trotman; and 935 shares held by The Stanley S. Trotman, Jr. Trust, of which Mr. Trotman is a trustee.

(12)	Includes: 11,143 shares held by Mr. Wamsley; 105 401(k) Plan Shares; and 26,000 unvested shares of WebMD Restricted Stock.

(13)	Includes: 49,565 shares held by Mr. Wygod; 105 401(k) Plan Shares; 93,334 shares of unvested WebMD Restricted Stock; 772,173 shares held by The Wygod Family Revocable Living Trust, of which Mr. Wygod is a trustee and shares voting and dispositive power; 2,222 shares held by Mr. Wygod’s spouse; 20,146 shares held by the WebMD Health Foundation, a private charitable foundation of which Mr. Wygod is a trustee and shares voting and dispositive power; and 10,000 shares held by the Rose Foundation, a private charitable foundation of which Mr. Wygod is a trustee and shares voting and dispositive power.

(14)	Includes: 27,634 shares held by Dr. Zatz; 104 401(k) Plan Shares; and 65,000 unvested shares of WebMD Restricted Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than 10 percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than 10 percent of our Common Stock satisfied all applicable filing requirements under Section 16(a).

PROPOSAL 1:     ELECTION OF DIRECTORS

Proposal 1 is the election of two Class II directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2019 or until his successor is elected and has qualified or his earlier resignation or removal.

WebMD’s Board of Directors has 9 members and, under WebMD’s Restated Certificate of Incorporation, is divided into three classes. At each Annual Meeting, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the two Class II directors, Jerome C. Keller and Stanley S. Trotman, Jr., are scheduled to expire. The terms of William J. Marino, Kristiina Vuori, M.D. and Martin J. Wygod are scheduled to expire at the Annual Meeting in 2017; and the terms of Mark J. Adler, M.D., Neil F. Dimick, James V. Manning and Joseph E. Smith are scheduled to expire at the Annual Meeting in 2018.

The Board of Directors, based on the recommendation of the Nominating & Governance Committee of the Board, has nominated Messrs. Keller and Trotman for election at the 2016 Annual Meeting, each to serve a three-year term expiring at the Annual Meeting in 2019 or until his successor is elected and has qualified or his earlier resignation or removal. The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

The vote required for the election of a member of our Board of Directors at a meeting of our stockholders is, except in the case of a contested election, a majority of the total votes cast “for” or “against” the election of such Board member. Any incumbent director who does not receive the affirmative vote of a majority of the votes cast “for” or “against” such nominee’s election in an uncontested election would be required to promptly tender his or her resignation. The Nominating & Governance Committee of the Board would then make a recommendation to the Board on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will evaluate the resignation, taking into account the recommendation of the Nominating & Governance Committee, and publicly disclose its decision whether to accept or reject the resignation and, if applicable, the reasons for rejecting the tendered resignation, within 90 days after the certification of the stockholder vote.

If any nominee is unable to serve, proxies will be voted as directed by stockholders with respect to the remainder of those nominated and may be voted for substitute nominees, unless our Board of Directors provides for a lesser number of directors. WebMD has inquired of each nominee and has determined that each will serve if elected. While WebMD’s Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.

For biographical information regarding the nominees and other directors and information regarding each nominee’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board, see “Directors and Executive Officers” above. For information regarding corporate governance and related matters involving WebMD’s Board of Directors and its committees, see “Corporate Governance” below. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below.

CORPORATE GOVERNANCE

Board of Directors

As of the date of this Proxy Statement, our Board of Directors has nine members. One member is an employee of WebMD and the other eight are “Non-Employee Directors.” The employee director is Mr. Wygod, Chairman of the Board. Kevin M. Cameron, the former Chief Executive Officer of HLTH, served on our Board of Directors as an employee director from the time of the Merger with HLTH in 2009 until his resignation from our Board of Directors on August 5, 2016. The Non-Employee Directors are: Drs. Adler and Vuori and Messrs. Dimick, Keller, Manning, Marino, Smith and Trotman. The Nominating & Governance Committee of our Board of Directors has determined that each of those Non-Employee Directors is also an independent director under applicable SEC rules and Nasdaq Global Select Market listing standards. For additional information, see “Director Independence” below. At certain meetings, the Non-Employee Directors meet in private sessions with the Chairman of the Board without any other employee directors or other WebMD employees present or meet with only Non-Employee Directors present. For information regarding the compensation of our Non-Employee Directors, see “Non-Employee Director Compensation” below.

Our Board of Directors is divided into three classes. At each Annual Meeting, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term. The terms of Messrs. Keller and Trotman are scheduled to expire at our Annual Meeting of Stockholders in 2016 (and, prior to Mr. Cameron’s resignation from our Board, his term had also been scheduled to expire at the 2016 Annual Meeting); the terms of Dr. Vuori and Messrs. Marino and Wygod are scheduled to expire at our Annual Meeting of Stockholders in 2017; and the terms of Dr. Adler and Messrs. Dimick, Manning and Smith are scheduled to expire at our Annual Meeting of Stockholders in 2018.

Our Board of Directors met nine times in 2015. During 2015, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he or she served. In addition to meetings, our Board and its committees may act upon matters by unanimous written consent. All the members of our Board of Directors attended our Annual Meeting of Stockholders in 2015 and all but one of the members attended our Annual Meeting of Stockholders in 2014.

On February 19, 2016, our Board of Directors approved amendments to WebMD’s Amended and Restated By-laws. The amendments took effect immediately upon approval and provide that the vote required for the election of a member of our Board of Directors at a meeting of our stockholders is, except in the case of a contested election, a majority of the total votes cast “for” or “against” the election of such Board member. Previously, a nominee for election as a Board member in an uncontested election could be elected by a plurality of the votes cast; going forward, the plurality standard will apply only to contested elections (those where there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting). See “Proposal 1: Election of Directors” above for a description of the director resignation policy that applies to an incumbent director who does not receive the vote required for election.

Our Board of Directors currently has four standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating & Governance Committee. For additional information, see “Committees of the Board of Directors” below. Each of these Committees has the authority to retain such outside advisors as it may determine to be appropriate.

Director Independence

Our Board of Directors has delegated to the Nominating & Governance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Nominating & Governance Committee has determined that Dr. Adler, Dr. Vuori, and Messrs. Dimick, Keller, Manning, Marino, Smith and Trotman (all eight of our Non-Employee Directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. Mr. Wygod, as a current employee of our company, is not independent.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Nominating & Governance Committee of our Board has made a subjective determination as to each Non-Employee Director that no relationships exist that, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Dr. Adler qualified as “independent,” the Nominating & Governance Committee considered that he has provided services, and may in the future provide services, without compensation, to WebMD’s public portals for physicians, such as writing reviews of important topics in oncology and providing perspectives on results presented at meetings of oncologists. In considering whether Mr. Manning qualified as “independent,” the Nominating & Governance Committee considered that (1) he had, more than 15 years ago, served as an executive officer of a predecessor of HLTH, and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Keller qualified as “independent,” the Nominating & Governance Committee considered the fact that he had previously served as a part-time employee of HLTH for a short period, more than 10 years ago. In considering whether Mr. Trotman qualified as “independent,” the Nominating & Governance Committee considered that WebMD has made charitable contributions to The Tisch MS Research Center of New York, on whose Board of Directors Mr. Trotman serves, and expects to make such contributions in the future. In considering whether Dr. Vuori qualified as “independent,” the Nominating & Governance Committee considered that the Rose Foundation, a charitable foundation for which Mr. Wygod and members of his family serve as Trustees, has provided funding to support research at Sanford Burnham Prebys Medical Discovery Institute in the past two years and expects to do so in the future. Each member of the Nominating & Governance Committee abstained from voting with respect to his or her own independence.

Corporate Leadership Structure

Since WebMD’s initial public offering in 2005, the positions of Chairman of the Board and Chief Executive Officer have not been held simultaneously by one person. The Board believes that this separation of the positions of Chief Executive Officer and the Chairman of the Board is appropriate for WebMD because it enables the Chief Executive Officer to focus on executing our business plan and the day-to-day operation of our business and allows the Chairman of the Board to focus on overall strategy, strategic relationships and transactions intended to create long-term value for stockholders and on facilitating the flow of information between the Board and management. The Board has chosen not to have a non-executive Chairman of the Board or a lead outside director because it believes that its outside director members work well together as a group and in their assigned committees, without designating a single leader among them, and have frequent opportunities, through various avenues of communication, to provide their views to management, both individually and as a group.

Communications with Our Directors

Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Health Corp., 395 Hudson Street, 3rd Floor, New York, New York 10014. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•

if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating & Governance Committee or discussed at the next scheduled Nominating & Governance Committee meeting; or

•	if they relate to the operations of WebMD, forwarded to the appropriate officers of WebMD, and the response or other handling reported to the Board at the next scheduled Board meeting.

Committees of the Board of Directors

This section describes the roles of the committees of our Board in the corporate governance of our company. With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, a portion of their responsibilities are specified by SEC rules and Nasdaq listing standards. The Compensation Committee, the Audit Committee and the Nominating & Governance Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

Executive Committee.    The Executive Committee, which met once during 2015, is currently comprised of Messrs. Dimick, Manning, Trotman and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.

Audit Committee.    The Audit Committee, which met eight times during 2015, is currently comprised of Messrs. Dimick, Manning and Marino; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and Nasdaq Global Select Market listing standards and is financially literate, as required under applicable Nasdaq Global Select Market listing standards. In addition, the Nominating & Governance Committee has determined that Messrs. Dimick and Manning qualify as “audit committee financial experts,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The determination with respect to Mr. Dimick was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of a public company. The determination with respect to Mr. Manning was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of that Charter, as amended through October 30, 2015, is included as Annex H to this Proxy Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of WebMD’s Code of Business Conduct. See “Code of Business Conduct” below.

Compensation Committee.    The Compensation Committee, which met nine times during 2015, is currently comprised of Dr. Adler and Messrs. Smith and Trotman; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code, and an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the Board to the Compensation Committee include:

•	oversight of WebMD’s executive compensation program and WebMD’s incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to WebMD’s executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to WebMD’s compensation practices.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of that Charter, as amended through October 30, 2013, is included as Annex I to this Proxy Statement. No changes were made to that Charter when it was reviewed by the Compensation Committee in 2014 and 2015.

Until late 2015, the Compensation Committee had not retained an outside consultant to assist it in implementing the compensation policies described above or making specific decisions relating to executive compensation. In late 2015, the Compensation Committee engaged the Arthur J. Gallagher & Co. (which we refer to as Gallagher) Human Resources & Compensation Consulting Practice to provide information, analysis and advice to assist the Compensation Committee in the performance of its duties. Gallagher reports directly to the Compensation Committee, participates in meetings of the Committee and has direct access to the Committee between meetings through the Chairman. WebMD and Gallagher have entered into an engagement letter, which sets out the services expected to be performed by Gallagher for the Committee during late 2015 and in 2016. Since its engagement, Gallagher has assisted the Compensation Committee in making determinations regarding WebMD’s executive compensation and in considering potential alternatives for structuring such compensation, including by:

•	developing a peer group of other public companies (which we refer to as the Peer Group) for use in analyses of compensation matters relating to WebMD’s executive officers;

•	preparing analyses showing how the compensation of WebMD’s executive officers compares to the compensation of executive officers of companies in the Peer Group;

•	providing advice in connection with the determination, in March 2016, of annual bonuses for 2015 for WebMD’s executive officers; and

•	providing advice in connection with the structuring of the 2016 bonus program for WebMD’s executive officers.

However, the Compensation Committee’s decisions about executive compensation matters, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Gallagher. For additional information regarding our Compensation Committee, its oversight of executive compensation and the advice it has received from Gallagher, see “Executive Compensation – Compensation Discussion and Analysis” below.

During its engagement by the Compensation Committee, Gallagher has not provided any other services to WebMD other than its services to the Compensation Committee; and prior to such engagement, it had not provided any services to WebMD. The Compensation Committee has analyzed the independence of Gallagher by taking into consideration the following factors: (i) Gallagher does not provide any other services to WebMD; (ii) the fees paid by WebMD to Gallagher represent only a very small portion of Gallagher’s total revenue; (iii) Gallagher’s policies and procedures that are designed to prevent conflicts of interest, a summary of which was provided by Gallagher to the Compensation Committee; (iv) the absence of any material business or personal relationship between any of WebMD’s executive officers and Gallagher or the individual Gallagher compensation advisors providing services to the Compensation Committee (which we refer to as the Gallagher Representatives); (v) the absence of any material business or personal relationship of the Gallagher Representatives with any member of our Compensation Committee; and (vi) the fact that none of the Gallagher Representatives owns any shares of WebMD Common Stock. Our Compensation Committee has determined, based on its analysis of the above factors, that the work of Gallagher and the Gallagher Representatives has not created any conflicts of interest and our Compensation Committee is satisfied with the independence of Gallagher.

Nominating & Governance Committee.    The Nominating & Governance Committee, which met five times during 2015, is currently comprised of Dr. Vuori and Messrs. Dimick and Keller; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the Board to the Nominating & Governance Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders;

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings;

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	providing oversight of WebMD’s compliance programs and assisting the Board and the Board’s other standing committees with respect to their oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Nominating & Governance Committee will evaluate and make recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.

The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating & Governance Committee. A copy of that Charter, as amended through October 30, 2014, is included as Annex J to this Proxy Statement. No changes were made to that Charter when it was reviewed by the Nominating & Governance Committee in 2015. The Nominating & Governance Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating & Governance Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•

in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•

in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of The Nasdaq Global Select Market;

•

in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

For information regarding the qualifications for service on our Board of Directors of each of its current members, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year), please see the biographical information for each Board member included in “Directors and Executive Officers” above. As noted there, the Nominating & Governance Committee considers prior service on our Board of Directors and on the boards of directors of our predecessor companies to be part of certain of our Board members’ qualifications for continued service because the experience they have had in overseeing the evolution of our public and private Internet portals and mobile platforms since their early stages provides useful background for their current service on our Board. The Nominating & Governance Committee also believes that healthcare industry experience provides important background for service on our Board and that our Board should include individuals with diverse types of such experience, including experience as physicians, as industry executives, as board members of public or private healthcare industry companies, and as investment bankers or investors focused on those companies.

The Nominating & Governance Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating & Governance Committee, care of Corporate Secretary, WebMD Health Corp., 395 Hudson Street, 3rd Floor, New York, NY 10014. To facilitate consideration by the Nominating & Governance Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating & Governance Committee for consideration at its next regular meeting.

Other Committees.    From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example, Messrs. Smith and Trotman are members of a Securities Repurchase Committee of the Board, which is authorized to make determinations relating to repurchases of WebMD’s Common Stock and Convertible Notes.

The Board’s Role in Risk Oversight

WebMD’s management is responsible for the day-to-day management of the risks that WebMD faces, while the WebMD Board has responsibility for the oversight of risk management. The WebMD Board exercises oversight, as a whole and also at the committee level, of how WebMD management seeks to mitigate the risks that WebMD faces, including those described in Annex F (Risk Factors) to this Proxy Statement. A fundamental part of setting WebMD’s business strategy is the assessment of the risks the company faces and how to manage those risks. The Board regularly reviews information regarding strategic, financial, operational and reputational risks that WebMD faces and discusses with management the resources to be allocated to avoiding or mitigating specific risks, including through insurance, internal controls, compliance programs (and related policies and procedures) and similar means. In addition, in its own decision-making processes, the Board considers both the benefits and the risks applicable to the alternatives it is considering and seeks to foster similar processes in management’s decision-making.

Code of Business Conduct

A copy of WebMD’s Code of Business Conduct, as amended, was filed as Exhibit 14.1 to our Annual Report on Form 10-K filed on February 29, 2016. The Code of Business Conduct applies to all directors and employees of WebMD and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on our corporate Web site, www.wbmd.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.

NON-EMPLOYEE DIRECTOR COMPENSATION

Introduction

This section of our Proxy Statement describes the compensation paid by WebMD during 2015 to the Non-Employee Directors. Employees of WebMD who serve on our Board of Directors do not receive additional compensation for Board service. The Compensation Committee of the WebMD Board is authorized to determine the compensation of the Non-Employee Directors paid by WebMD. As described below, WebMD paid two types of compensation to its Non-Employee Directors in 2015 for their Board and Board committee service:

•	annual fees for service on the Board and its standing committees, paid by WebMD in November 2015 in the form of shares of WebMD Common Stock not subject to any vesting requirements; and

•	grants of non-qualified options to purchase WebMD Common Stock.

WebMD does not offer any deferred compensation plans or retirement plans to its Non-Employee Directors. None of the Non-Employee Directors received any compensation from WebMD during 2015 other than the compensation for service as a Non-Employee Director.

2015 Director Compensation Table

This table provides information regarding the value of the compensation paid by WebMD to the Non-Employee Directors in 2015, as calculated in accordance with applicable SEC regulations. This table should be read together with the additional information under the headings “– Annual Fees” and “– Option Grants” below.

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)(1)	(d) Option Awards ($)(2)	(e) Total ($)
Mark J. Adler, M.D.	—	56,500	217,127	273,627
Neil F. Dimick	—	73,000	217,127	290,127
Jerome C. Keller	—	50,000	217,127	267,127
James V. Manning	—	72,000	217,127	289,127
William J. Marino	—	60,000	217,127	277,127
Joseph E. Smith	—	52,500	217,127	269,627
Stanley S. Trotman, Jr.	—	52,500	217,127	269,627
Kristiina Vuori, M.D.	—	50,000	217,127	267,127

(1)	On November 15, 2015, the Non-Employee Directors received shares of WebMD Common Stock, not subject to any vesting requirements and valued at the respective amounts reported in Column (c) above, in payment of their annual retainers for service on the WebMD Board and its standing committees. See “– Annual Fees” below for additional information. For each such Non-Employee Director, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees payable to such Non-Employee Director by $43.04 (the closing price of WebMD Common Stock on the Nasdaq Global Select Market on November 13, 2015, the last trading day prior to the date of payment since the payment date occurred on a Sunday), with cash paid in lieu of issuing fractional shares. Based on that, the individual Non-Employee Directors received the following:

Name	Number of Shares
Mark J. Adler, M.D.	1,312
Neil F. Dimick	1,696
Jerome C. Keller	1,161
James V. Manning	1,672
William J. Marino	1,394
Joseph E. Smith	1,219
Stanley S. Trotman, Jr.	1,219
Kristiina Vuori, M.D.	1,161

(2)

Each person serving as a Non-Employee Director of WebMD on January 1 of each year until 2015 had been automatically granted on such date, under the terms of WebMD’s 2005 Plan, non-qualified options to purchase 13,200 shares of WebMD Common Stock, with an exercise price equal to the closing price on the last trading date of the prior year. In addition, each of Mr. Marino and Dr. Vuori received a grant, under the 2005 Plan, in 2014 of options to purchase 13,200 shares of WebMD Common Stock on the respective dates that they joined the Board. See “– Option Grants” below for additional information. The amounts in Columns (d) and (e) above reflect the grant date fair value for the grants made to the respective Non-Employee Directors in 2015, computed in accordance with FASB ASC Topic 718. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The actual amounts, if any, ultimately realized by Non-Employee Directors from these stock options will depend on the price of our Common Stock at the time they exercise vested stock options.

The following lists (a) the total number of shares of WebMD Common Stock subject to outstanding unexercised stock options that were held, as of December 31, 2015, by Non-Employee Directors who were members of the Board on that date and (b) the weighted average exercise price of those options:

Name	Number of Shares Subject to Outstanding Options	Weighted Average Exercise Price
Mark J. Adler, M.D.	91,137	$36.44
Neil F. Dimick	123,376	$33.20
Jerome C. Keller	92,400	$35.79
James V. Manning	90,125	$31.28
William J. Marino	26,400	$41.81
Joseph E. Smith	101,552	$31.03
Stanley S. Trotman, Jr.	85,800	$37.44
Kristiina Vuori, M.D.	26,400	$45.22

For Dr. Adler and Messrs. Dimick, Manning and Smith, a portion of their options to purchase WebMD Common Stock were originally options to purchase HLTH Common Stock, issued under HLTH’s Amended and Restated 2000 Long-Term Incentive Plan (which we refer to as the HLTH 2000 Plan). The options to purchase HLTH Common Stock were automatically converted to options to purchase WebMD Common Stock in the Merger. All such options have vested.

Annual Fees

Overview.    The amount set forth in Column (c) of the 2015 Director Compensation Table represents the value of shares of WebMD Common Stock issued by WebMD, under the 2005 Plan, to pay the Non-Employee Directors the annual retainer for service on the Board and the annual fees for service on standing committees of the Board, as described below. In 2015, the retainer and committee fees were paid on November 15, 2015. See Note 1 to the 2015 Director Compensation Table for information regarding the number of shares issued to each Non-Employee Director on that date. Non-Employee Directors do not receive per-meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings and our Annual Meeting of Stockholders.

Board Service.    Each Non-Employee Director receives an annual retainer with a value of $40,000 for service on the WebMD Board, payable in shares of WebMD Common Stock that are not subject to any vesting requirements.

Service on Standing Committees.    We pay annual fees for service on some of the standing committees of our Board, as well as an additional fee to the Chairperson of each of those committees, with a value in the following amounts, payable in shares of WebMD Common Stock that are not subject to any vesting requirements:

Type of Service	Annual Fee
Membership on Audit Committee (Messrs. Dimick, Manning and Marino)	$20,000
Chairperson of Audit Committee (Mr. Manning)	$12,000
Membership on Compensation Committee (Dr. Adler and Messrs. Smith and Trotman)	$12,500
Chairperson of Compensation Committee (Dr. Adler)	$4,000
Membership on Nominating & Governance Committee (Messrs. Dimick and Keller and Dr. Vuori)	$10,000
Chairperson of Nominating & Governance Committee (Mr. Dimick)	$3,000

The amounts of the fees payable to Non-Employee Directors for service on our Board and its standing committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in WebMD Common Stock or some other form of compensation.

Service on Other Committees.    Our Non-Employee Directors may also, from time to time, receive additional fees for service on committees established by the Board for specific purposes. Those fees have generally been paid in cash on a quarterly basis for the period that the committee exists and may be set by the Board, the Compensation Committee or the committee itself. No such fees were paid in 2015.

Option Grants

Under the terms of the 2005 Plan, each person serving as a Non-Employee Director of WebMD was automatically granted non-qualified options to purchase 13,200 shares of WebMD Common Stock on each January 1 from 2006 until 2015, with an exercise price equal to the closing price on the last trading date of the prior year. The annual grants made on January 1, 2015 had an exercise price of $39.55 per share. After the provisions of the 2005 Plan providing for automatic annual grants expired, the Compensation Committee approved a discretionary grant of options to purchase 13,200 shares of WebMD Common Stock for January 1, 2016 to each person then serving as a Non-Employee Director of WebMD. The grants made on January 1, 2016 had an exercise price of $48.30 and the same terms as the grants made on January 1 in prior years, as described below.

The vesting schedule for the grants to the Non-Employee Directors described above are as follows: 25% of the underlying shares are scheduled to vest on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, 10 years after the date of grant or earlier if their service as a director ends (generally three years from the date such service ends). Under the 2005 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change of Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2005 Plan and the award agreement. For purposes of the 2005 Plan, a Change of Control generally includes: (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors; (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD; (iii) consummation of a reorganization, merger or similar transaction unless (A) WebMD’s stockholders immediately prior to such consummation continue to represent more than 50% of the voting power immediately following such consummation, (B) the incumbent directors of WebMD continue to constitute a majority of the Board and (C) no person (subject to certain exceptions) owns 25% or more of the voting power following such consummation; and (iv) consummation of a sale of all or substantially all of WebMD’s assets.

EXECUTIVE COMPENSATION

Overview

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals referred to in this Proxy Statement as our Named Executive Officers. For an explanation regarding the composition of this group, see “Compensation Discussion and Analysis – Introduction” below. This section is organized as follows:

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2015 Report of the Compensation Committee.    This section contains a report of the Compensation Committee of our Board of Directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2015 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving our Compensation Committee members.

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Compensation Discussion and Analysis.    This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our Named Executive Officers for 2015 and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

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Executive Compensation Tables.    This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our Named Executive Officers and related information.

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Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control.    This section provides information regarding amounts that could become payable to our Named Executive Officers following specified events.

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Employment Agreements with Named Executive Officers.    This section contains summaries of the employment agreements between our Named Executive Officers and WebMD. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, please see “Corporate Governance – Committees of the Board of Directors – Compensation Committee” above.

2015 Report of the Compensation Committee

The Compensation Committee of our Board of Directors provides oversight of WebMD’s compensation programs and makes specific decisions regarding compensation of the Named Executive Officers and WebMD’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this Proxy Statement. That section contains a discussion of WebMD’s executive compensation programs and policies and their application by the Compensation Committee in 2015 to the Named Executive Officers. The members of the Compensation Committee have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, these Compensation Committee members have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Mark J. Adler, M.D. (Chairman)
Joseph E. Smith
Stanley S. Trotman, Jr.

Compensation Committee Interlocks and Insider Participation

Dr. Adler and Messrs. Smith and Trotman were members of the Compensation Committee for all of 2015. None of these individuals are or were a current or former executive officer or employee of WebMD or had any relationships in 2015 requiring disclosure by WebMD under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of WebMD’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the WebMD Compensation Committee during 2015.

Compensation Discussion and Analysis

Introduction.    The Compensation Discussion and Analysis contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how the compensation of our Named Executive Officers for 2015 was determined under those policies, and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees. For a discussion of the Compensation Committee’s consideration of the results of the Say-on-Pay Vote at last year’s Annual Meeting and the views expressed by our stockholders regarding our executive compensation practices in connection with that vote and in our other contacts with them, see “– Consideration of the Advisory Vote on Executive Compensation at the 2015 Annual Meeting of Stockholders” and “Proposal 2: Advisory Vote on Executive Compensation” below.

Under applicable SEC rules, our Named Executive Officers for this Proxy Statement include the person who served as our Chief Executive Officer during 2015 (David J. Schlanger), the person who served as our Chief Financial Officer during 2015 (Peter Anevski), and the next three most highly compensated executive officers for 2015: Michael B. Glick, Executive Vice President & Co-General Counsel; Martin J. Wygod, Chairman of the Board; and Steven Zatz, M.D., President. In addition, we have chosen to include one additional executive officer (Douglas W. Wamsley) whose compensation, as Co-General Counsel, was substantially similar to our other Co-General Counsel.

The persons who constitute our Named Executive Officers may change from year to year based on changes in position and changes in individual compensation. In particular, the number of shares of restricted Common Stock granted under the 2005 Plan (which we refer to as WebMD Restricted Stock) and the number of options to purchase WebMD Common Stock granted to individual executive officers varies from year to year and, accordingly, may result in changes to who is a Named Executive Officer because, under the SEC rules for determining Named Executive Officers for a specific year, we include the full grant date fair value of option grants and restricted stock grants as compensation in the year in which the grant is made and no compensation for such grants in any other year, regardless of the vesting schedule of the grant. In addition, grants made to an executive officer at the time he or she joins WebMD or at the time he or she is first promoted to an executive officer position may be larger than grants made in that year to existing executive officers with comparable responsibilities and may not be indicative of the compensation for such individual in future years. The Compensation Committee considers the vesting schedule of grants made under equity compensation plans to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be compensation provided over a period of time as the options vest, rather than assigned solely to the year of grant.

Overview of Types of Compensation Used by WebMD.    The compensation of our Named Executive Officers and our other executive officers consists primarily of some or all of the following, as determined by the Compensation Committee:

•	cash salary;

•	an annual cash bonus;

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Supplemental Bonus Plan (SBP) contributions, which are cash amounts contributed to a trust, which distributes such amounts, with interest earned, the following year if the executive officer remains employed through a specified date;

•	additional or special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate;

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grants of options to purchase shares of WebMD Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date; and

•	grants of shares of WebMD Restricted Stock, subject to vesting based on continued employment.

A discussion of how each of the above types of compensation was used for 2015 follows under the heading “–Use of Specific Types of Compensation for 2015.” The compensation of our other employees generally consists of the same types of compensation, with the specific types and amounts determined by our Chief Executive Officer and other members of our senior management, in light of the policies described under “–Discussion of Compensation Policies” below. In addition, some employees are compensated partially based on commissions or similar arrangements not used at the senior management level. For 2016, our Compensation Committee has implemented a new annual bonus program for executive officers (which we refer to as the 2016 Bonus Program), with pre-set financial goals that are intended to more closely tie annual bonus compensation to WebMD’s performance, as described under “2016 Bonus Program” at the end of this Compensation Discussion and Analysis.

We have not offered any retirement plans to our executive officers other than a 401(k) plan that is generally available to our employees. We refer to the WebMD 401(k) Savings Plan, the current 401(k) Plan of WebMD, as the “401(k) Plan.” Subject to the terms of the 401(k) Plan, WebMD matches, in cash, 50% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by WebMD is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). Named Executive Officers who have elected to contribute to the 401(k) Plan received matching contributions on the same basis as other participants.

In determining the forms of compensation to be used by WebMD, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by our company’s investors. See “–Discussion of Compensation Policies” below for additional discussion of the goals of our compensation programs. The Compensation Committee believes that our compensation programs, including the types of equity awards that we use, are effective forms of compensation and well understood. Taken as a whole, our compensation programs are intended to provide incentives to employees, at various levels of seniority and responsibility, to work to achieve revenue and earnings growth for WebMD in both the short-term and the long-term. The Compensation Committee believes that, in light of the specific forms of compensation that WebMD uses and the specific businesses in which WebMD is engaged, our compensation programs and practices are unlikely to cause our employees to take unnecessary or excessive risks to achieve that growth and that WebMD’s internal controls and compliance programs provide reasonable mitigation for the risks inherent in providing incentives for such growth.

Discussion of Compensation Policies.    The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

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Competitive with the market in order to help attract, motivate and retain highly qualified employees and executives. We seek to attract and retain talent by offering competitive base salaries, annual cash incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. Those awards have been primarily in the form of non-qualified options to purchase WebMD Common Stock. Our employees and executives are highly sought after by other companies because of WebMD’s leadership position in providing health and wellness content and tools through the Internet and mobile applications. In New York City, where our headquarters is located, competition is especially intense. Our writers and editors, our software developers and other technical personnel, our sales and marketing personnel, and our executives are recruited for positions at numerous other Internet and information technology companies, particularly those focused on health, wellness and related areas, with offers coming to them from our existing competitors and from other established companies as well as from venture capital backed companies and other start-ups.

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Performance-based to link executive pay to company performance over the short term and long term and to facilitate shareholder value creation.    It is WebMD’s practice to provide compensation opportunities that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are generally subject to vesting over a three or four year period. Through annual and long-term incentives, a major portion of the total potential compensation of WebMD’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company. The compensation that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period. The equity compensation is offered in lieu of higher cash compensation in order to align the interests of our employees with the long-term interests of our stockholders. For 2016, the Compensation Committee has implemented the 2016 Bonus Program for WebMD’s executive officers, which relies primarily on pre-set financial goals and is intended to more closely tie their annual bonus compensation to WebMD’s performance, as described under “2016 Bonus Program” at the end of this Compensation Discussion and Analysis. The Compensation Committee expects to continue to implement, for future years, annual bonus programs that rely primarily on pre-set financial goals for determining the amounts of the bonuses for WebMD’s executive officers.

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Designed to foster a long-term commitment by management.    The Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to WebMD by our management team.

Roles of Compensation Consultant and of Management. As discussed more fully in “Corporate Governance – Committees of the Board of Directors – Compensation Committee” above, the Compensation Committee had not retained an outside consultant to assist it in implementing the compensation policies described above or making specific decisions relating to executive compensation until late 2015, when it engaged the Arthur J. Gallagher & Co. (which we refer to as Gallagher) Human Resources & Compensation Consulting Practice to provide information, analysis and advice to assist the Compensation Committee in the performance of its duties. The decisions made by the Compensation Committee with respect to 2015 compensation described in this Compensation Discussion and Analysis were made before the engagement of Gallagher, except the decisions made in March 2016 regarding bonuses and Supplemental Bonus Contributions for 2015. Since its engagement, Gallagher has assisted the Compensation Committee by working with it to develop a peer group of other public companies for use in its analyses (described in the next section below), by preparing a report benchmarking WebMD’s executive compensation against such peer group and by assisting in the development of the 2016 Bonus Program for WebMD’s executive officers described at the end of this Compensation Discussion and Analysis. Going forward, the Compensation Committee expects to request information and advice from Gallagher when it deems appropriate in order to assist it in structuring and evaluating WebMD’s executive compensation programs and practices. However, the Compensation Committee’s decisions about executive compensation, including the specific types and amounts of compensation to be paid to Executive Officers, will continue to be its own and may reflect factors and considerations other than information and advice provided by Gallagher.

Prior to retaining Gallagher, the Compensation Committee did, from time to time, review general information regarding the compensation practices of other companies, including some that were likely to compete with WebMD for the services of our executives and employees, and that information was a factor used by the Committee in its decisions and in its general oversight of compensation practices at WebMD. However, the Compensation Committee did not use that information to generate specific compensation amounts or targets and did not seek to create an objective standard for WebMD compensation based on what other companies have done. Instead, in each compensation decision, the Compensation Committee exercised its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to WebMD of specific individuals.

With respect to 2015 compensation, the Compensation Committee considered recommendations made by the Chairman of the Board and the Chief Executive Officer with respect to determinations of the types and amounts of compensation to be paid to the other executive officers, and also discussed with them the types and amounts they believed would be appropriate to pay each of them in light of the amounts being recommended for, and paid to, the other WebMD executive officers. The key compensation decisions for 2015 for which the Chairman of the Board and the Chief Executive Officer provided input to the Compensation Committee relating to WebMD’s executive officers included the amounts of the annual bonuses for 2015 and the 2015 Supplemental Bonus Trust contributions and the equity grants made to executive officers in March 2015, as more fully described under “–Use of Specific Types of Compensation for 2015” below. In addition, the Chairman of the Board and the Chief Executive Officer have discussions, from time to time, with the Compensation Committee and the full Board of Directors regarding compensation policies generally, compensation planning and other compensation matters unrelated to specific compensation decisions and give their views on these matters to the members of the Compensation Committee and the full Board. The Compensation Committee seeks the input from the Chairman of the Board and the Chief Executive Officer because they believe that understanding management’s views regarding its own performance helps the Compensation Committee apply the compensation policies discussed earlier in this section to specific compensation decisions. However, all the decisions regarding the compensation paid to executive officers of WebMD for 2015 were made by the Compensation Committee.

For a discussion of the Compensation Committee’s consideration of the Say-on-Pay Vote at our 2015 Annual Meeting and the views expressed by our stockholders regarding our executive compensation practices in connection with that vote and in our other contacts with them, see “– Consideration of the Advisory Vote on Executive Compensation at the 2015 Annual Meeting of Stockholders” below. In addition, some of the policies and practices described below under the heading “– Specific Policies and Practices to Protect Stockholder Interests in Connection with Our Equity Compensation Plans” resulted from prior input from our stockholders.

Peer Group. As noted above, Gallagher’s engagement by the Compensation Committee has included working with the Committee to develop a peer group of other public companies for use in Gallagher’s analyses for the Committee. Gallagher recommended, and our Compensation Committee approved, the following peer company group (which we refer to as the Peer Group):

Name of Company	GICS Code	Industry Group
Advisory Board Co.	20202020	Research & Consulting Services
Angie’s List, Inc.	45101010	Internet Software & Services
athenahealth, Inc.	35103010	Healthcare Technology
Bankrate, Inc.	45101010	Internet Software & Services
Blucora, Inc.	45101010	Internet Software & Services
Constant Contact, Inc.	45101010	Internet Software & Services
CoStar Group Inc.	45101010	Internet Software & Services
DHI Group Inc.	45101010	Internet Software & Services
Everyday Health, Inc.	45101010	Internet Software & Services
E.W. Scripps Class A	25401020	Broadcasting
Healthways, Inc.	35102015	Healthcare Services
Media General, Inc.	25401020	Broadcasting
Meredith Corp.	24301040	Publishing
Monster Worldwide, Inc.	45101010	Internet Software & Services
Nexstar Broadcasting Group	25401020	Broadcasting
Pandora Media, Inc.	45101010	Internet Software & Services
Press Ganey Holdings, Inc.	35103010	Healthcare Technology
Yelp Inc.	45101010	Internet Software & Services
Zillow Group, Inc.	45101010	Internet Software & Services

The Peer Group is intended to include companies that have business models similar to WebMD’s and/or are likely to compete with WebMD for talent. Accordingly, the Peer Group consists primarily of companies that rely on advertising and sponsorship for revenue or that provide services to employers and health plans that are similar to the services we provide under our WebMD Health Services brand. Some of those companies have the same GICS Code as WebMD (Internet Software and Services), but that GICS Code also includes numerous Internet-related companies that have very different capabilities and sources of revenue than WebMD. Accordingly, the Peer Group also includes companies outside the Internet Software and Services industry group that publish or broadcast content and derive revenue primarily from advertisers and sponsors. Another reason to include these companies is that they are increasingly using the Internet to reach their audiences, even if their original business involved other media. The Peer Group was also intended to have median revenue and market capitalization that were reasonably close to WebMD’s revenue and market capitalization.

Our Compensation Committee reviewed information and analyses provided by Gallagher regarding the compensation practices of the Peer Group in connection with the Committee’s determination of annual bonuses for WebMD’s executive officers for 2015, but did not use that information and analyses to benchmark to any particular level.

Specific Policies and Practices to Protect Stockholder Interests in Connection with Our Equity Compensation Plans.    The Compensation Committee has implemented, in the 2005 Plan and in WebMD’s agreements relating to equity compensation, the following policies and practices to protect our stockholders’ interests:

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20% Sublimit for Full Value Awards.    In 2010, the Compensation Committee implemented a sublimit on the number of shares available for grants of restricted stock and similar types of awards for which no exercise or purchase price is payable (often referred to as “full value awards”) so that only 20% of the shares available for grant could be used for full value awards. The same 20% sublimit applies to the shares added to the 2005 Plan since then.

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Minimum Vesting Period for Full Value Awards.    The 2005 Plan provides that, for full value awards, the vesting period shall occur over at least a three-year period for awards with time-based vesting conditions and shall be at least one year for awards with performance-based vesting conditions, with limited exceptions.

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No Liberal Share Counting.    Shares tendered or held back upon exercise of a stock option to cover the exercise price or tax withholding or for tax withholding on vesting of restricted stock are not returned to the pool of shares available for issuance.

•	No Annual “Evergreen” Provision. The 2005 Plan authorizes only a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

•	No Repricing. The 2005 Plan prohibits the repricing of stock options without stockholder approval.

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Impact of a “Change of Control” on Equity Awards.    Under the 2005 Plan, vesting of equity awards on a “Change of Control” applies only to grants to our Non-Employee Directors, which our Board believes is consistent with good corporate governance. Under the provisions of the 2005 Plan, there is no effect on grants made to WebMD officers and other employees as a result of a “Change of Control.” Certain of our executive officers and other senior officers are parties to employment agreements or equity award agreements that contain specific provisions relating to a change of control. For additional information, see “– Compensation Following Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below

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Anti-Hedging Policy.    Our existing policies relating to trading in WebMD securities by WebMD’s executive officers and other senior executives prohibit hedging transactions with respect to their holdings in WebMD securities.

Use of Specific Types of Compensation for 2015

Base Salary. The Compensation Committee reviews the base salaries of our executive officers from time to time and in connection with changes in position. In 2015, no changes were made to the salary of any of our executive officers and no such changes have been made in 2016 through the date of this Proxy Statement. The Compensation Committee considers various factors when it contemplates an adjustment to base salary, including: the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. WebMD’s senior management considers similar factors in determining whether to make adjustments to salaries of other employees.

2015 Bonuses and Supplemental Bonus Plan Contributions. WebMD’s executive officers have the opportunity to earn annual cash bonuses. However, WebMD’s executive officers did not participate in a formal annual bonus plan for 2015, and the Compensation Committee did not set quantitative performance targets, in advance, for use in determining bonus amounts for executive officers for 2015. The Compensation Committee believed that, for WebMD in 2015, a flexible annual bonus process was a more appropriate one for motivating WebMD’s executive officers than setting quantitative targets in advance because it allowed the Compensation Committee to consider, in its bonus determinations, goals of any type discussed by the Board or the Compensation Committee with senior management at any point in the year, and such other factors as the Compensation Committee believed to be appropriate in evaluating senior management’s performance, including the status of business initiatives that may not have a significant effect on WebMD’s financial or operational performance until 2017 or later. After the end of 2015, the Compensation Committee determined annual bonus amounts for each of its executive officers based on its subjective assessment of how actual performance compared to the goals and other factors previously discussed by the Board or the Compensation Committee with the executive officers, as discussed more fully below. For 2016, the Compensation Committee has implemented the 2016 Bonus Program for WebMD’s executive officers, with pre-set financial goals that are intended to more closely tie annual bonus compensation to WebMD’s performance, as described under “2016 Bonus Program” at the end of this Compensation Discussion and Analysis. The Compensation Committee expects to continue to implement, for future years, annual bonus programs that rely primarily on pre-set financial goals for determining the amounts of the bonuses for WebMD’s executive officers.

While the Compensation Committee did not set quantitative performance targets in advance for 2015, it did take into consideration individual target bonus opportunities, as a percentage of base salary, for the Named Executive Officers. For each of Mr. Schlanger and Dr. Zatz, the target bonus opportunity was 150% of his annual salary. For Mr. Wygod, it was 147% of his annual salary. For Mr. Anevski, it was 100% of his annual salary. For each of Messrs. Glick and Wamsley, it was 43% of his annual salary. The higher the target percentage of an individual’s salary that the annual bonus opportunity represents, the greater the percentage of total annual cash compensation that is not guaranteed for that individual. Generally, the target percentage (and, accordingly, the percentage of annual compensation that is not guaranteed) increases with the level and scope of responsibility of the executive, as does salary. Based on its evaluation of performance during 2015, the Compensation Committee set the 2015 cash bonuses and 2015 Supplemental Bonus Plan contributions for 2015 (which we refer to as 2015 SBP Contributions) for the Named Executive Officers as set forth in the chart below in the last two columns on the right:

Named Executive Officer	Title	Annual Salary Rate	2015 Bonus Target	Bonus Total for 2015	2015 Cash Bonus	2015 SBP Contribution
David J. Schlanger	Chief Executive Officer	$525,000	$787,500	$700,000	$490,000	$210,000
Steven Zatz, M.D.	President	$500,000	$750,000	$700,000	$490,000	$210,000
Peter Anevski	Executive VP and CFO	$425,000	$425,000	$425,000	$297,500	$127,500
Michael B. Glick	Executive VP and Co-General Counsel	$350,000	$150,500	$225,000	$157,500	$67,500
Douglas W. Wamsley	Executive VP and Co-General Counsel	$350,000	$150,500	$225,000	$157,500	$67,500
Martin J. Wygod	Chairman of the Board	$490,000	$720,000	$600,000	$420,000	$180,000

The amounts in the column “Bonus Total for 2015” represent the sum of the last two columns on the right: “2015 Cash Bonus” (which, for each of the individuals, was 70% of the total bonus) and “2015 SBP Contribution”

(which, for each of the individuals, was 30% of the total bonus). The portions of the total bonus allocated to Cash Bonus and to SBP Contribution were determined by the Compensation Committee. The amounts in the column labeled “2015 Cash Bonus” were paid to the listed executive officers in cash in March 2016. The amounts in the column labeled “2015 SBP Contribution” were contributed to a trust in March 2016. In March 2017, the trust will distribute to the respective Named Executive Officers the contributions made to it by WebMD on their behalf, together with actual net interest earned on the contributed amounts; provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2017, unless his separation from employment occurs as a result of death or disability or if he is terminated without cause or resigns for good reason following a change of control of WebMD. For background information regarding the Supplemental Bonus Plan and its implementation in recent years, see “Background Information Regarding the Supplemental Bonus Plan (SBP)” below.

In determining the amounts of the annual cash bonuses and SBP Contributions for 2015 for the Named Executive Officers:

•

The Compensation Committee viewed the year-over-year growth of 9.6% in WebMD’s revenue and of 21.8% in WebMD’s Adjusted EBITDA, with net income increasing to $64.0 million or $1.48 per diluted share (compared to $42.1 million or $1.00 per diluted share in the prior year), as representing excellent performance. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations” in Annex C to this Proxy Statement. Adjusted EBITDA is a non-GAAP financial measure and should be viewed as supplemental to, and not as an alternative for, “net income” calculated in accordance with GAAP. Please see the “Explanation of Non-GAAP Financial Information” attached as Annex G to this Proxy Statement for additional background information regarding our use of Adjusted EBITDA. Annex G is incorporated into this Proxy Statement by reference.

•

The Compensation Committee viewed the continued improvement in monetization of WebMD’s mobile traffic as an important accomplishment in 2015, with the portion of WebMD’s advertising and sponsorship revenue delivered on a mobile device growing to approximately $189 million, or 38% of our total advertising and sponsorship revenue, from approximately $156 million in 2014 (which was 34% of our total advertising and sponsorship revenue in that year). For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Introduction – Background Information on Certain Trends and Developments Affecting Our Business – Efforts to Increase Advertising and Sponsorship Revenue from Mobile” in Annex C to this Proxy Statement.

•

The Compensation Committee viewed the year-over-year growth in traffic to The WebMD Health Network in 2015, including 13% growth in average unique users per month and 15% growth in aggregate page views, as representing good performance. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations Introduction – Background Information on Certain Trends and Developments Affecting Our Business – Traffic Trends” in Annex C to this Proxy Statement.

•

The Compensation Committee also considered other achievements in 2015, including: site modernization efforts and launches of new and updated products and services for our public portals, including the launch of Medscape Consult, and improvements in the monetization of Medscape’s content offerings for physicians outside the United States.

Based on those views and other factors that the Compensation Committee determined to be relevant, the Compensation Committee set the 2015 cash bonuses and the 2015 SBP Contributions for the Named Executive Officers as reflected in the table above. The sum of the 2015 cash bonuses and the 2015 SBP Contributions were intended by the Compensation Committee to be near the bonus targets for each of the individuals. Variances from the targets did not relate to differences in individual performance, but instead reflected the Compensation Committee’s decision to use its discretion to approve a somewhat higher amount than target for Messrs. Glick and Wamsley, the individuals with the lowest bonus targets, and a somewhat lower amount than target for Mr. Schlanger, Dr. Zatz and Mr. Wygod, the individuals with the highest bonus targets.

Bonuses and Supplemental Bonus Plan Contributions – Comparison to 2014.    For 2014, the cash bonuses and SBP Contributions listed in the first two columns below were approved by the Compensation Committee in February 2015:

Named Executive Officer	2014 Cash Bonus	2014 SBP Contribution	Bonus Total for 2014	Bonus Total for 2015
David J. Schlanger	$437,500	$187,500	$625,000	$700,000
Steven Zatz, M.D.	$437,500	$187,500	$625,000	$700,000
Peter Anevski	$297,500	$127,500	$425,000	$425,000
Michael B. Glick	$140,000	$60,000	$200,000	$225,000
Douglas W. Wamsley	$140,000	$60,000	$200,000	$225,000
Martin J. Wygod	$350,000	$150,000	$500,000	$600,000

The amounts in the column labeled “2014 Cash Bonus” were paid to the listed executive officers in cash in March 2015 and represented 70% of the bonus total for 2014. The amounts in the column labeled “2014 SBP Contribution” were contributed to a trust in March 2015 and represented 30% of the bonus total for 2014. In March 2016, the trust distributed to the respective executives the contributions made to it by WebMD on their behalf, together with actual net interest earned on the contributed amounts.

Grants of Equity Compensation.    We generally use two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date. Thus, participants in our equity plans (including the Named Executive Officers) will realize value on their stock options only if the price of WebMD Common Stock increases after the grant date. The Compensation Committee believes that equity compensation, subject to vesting periods of two to four years (and, in the case of options, having a ten-year term), encourages employees to focus on the long-term performance of our company. The value that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to further promote retention of employees during the vesting period.

The Compensation Committee does not make equity grants to our executive officers on an annual or other pre-determined basis. In determining whether and when to make equity grants, the Compensation Committee considers the history of prior grants made to individual executive officers, their vesting status and the retention value of those grants. In addition, the Compensation Committee considers factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, the Compensation Committee typically makes larger grants to the executive officers it believes have the greatest potential to affect the value of our company and improve results for stockholders. Because significant grants had been made to the Named Executive Officers in 2013 (particularly in connection with the promotions of Mr. Schlanger to Chief Executive Officer, of Dr. Zatz to President and of Mr. Anevski to Chief Financial Officer), no grants of options or restricted stock were made to our Named Executive Officers in 2014. The Compensation Committee approved the following grants of shares of WebMD Restricted Stock and options to purchase WebMD Common Stock to our Named Executive Officers on March 25, 2015:

Named Executive Officer	Title	Number of Shares of WebMD Restricted Stock	Number of Shares of WebMD Common Stock Underlying Option Grant
David J. Schlanger	Chief Executive Officer	40,000	80,000
Steven Zatz, M.D.	President	40,000	80,000
Peter Anevski	Executive Vice President and Chief Financial Officer	40,000	80,000
Michael B. Glick	Executive Vice President and Co-General Counsel	16,000	42,500
Douglas W. Wamsley	Executive Vice President and Co-General Counsel	16,000	42,500
Martin J. Wygod	Chairman of the Board	60,000	—

The shares of WebMD Restricted Stock and the options were granted under the 2005 Plan. The options were granted with an exercise price of $42.99 per share, the closing price of WebMD Common Stock on March 25, 2015, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. For the grants of both the WebMD Restricted Stock and the options, one-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. Other terms applicable to the grants are described under “Employment Agreements with Named Executive Officers” below and information regarding those grants is also provided in the “Summary Compensation Table” and the table titled “Grants of Plan-Based Awards in 2015” below, and the related notes and commentary that accompany those tables. As of the date of the filing of this Proxy Statement, no grants of WebMD Restricted Stock or options to purchase WebMD Common Stock had been granted to any of our executive officers since the March 25, 2015 grants.

Application of Compensation Policies to Individual Named Executive Officers. Differences in compensation among our Named Executive Officers result from a number of factors and may vary from year to year. The key factors that may create differences in compensation are differences in:

•	the position and level of responsibility of the individual Named Executive Officers and changes in position or level of responsibility;

•	our need to induce specific individuals to join WebMD at the time of their initial hiring; and

•	our need to motivate and retain specific individuals at other specific points in time.

In general, larger equity grants are made to our most senior executive officers because they have the greatest potential to affect the value of our company and to improve results for stockholders. Similarly, a greater portion of their total cash compensation is likely to come from their annual bonus. The individualized determinations with respect to the Named Executive Officers for 2015 were in connection with the grants of options and shares of WebMD Restricted Stock in March 2015, as described under “–Grants of Equity Compensation” above and the bonus determination process for 2015, as described in “–2015 Bonuses and Supplemental Bonus Plan Contributions” above.

Benefits and Perquisites.    The limited perquisites (or “perks”) received by our Named Executive Officers in 2015 are described in the footnotes to the Summary Compensation Table. Our executive officers are generally eligible to participate in our benefit plans on the same basis as our other employees, including matching contributions to the 401(k) Plan and company-paid group term life insurance, the cost of which is listed in those footnotes to the Summary Compensation Table. For the past several years, we have maintained a sliding scale for the cost of employee premiums for our health plan, under which employees with higher salaries pay a higher premium amount. Our executive officers (as part of a larger group of employees generally having a title of “Vice President” or higher or a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in the footnotes to the Summary Compensation Table.

Background Information Regarding the Supplemental Bonus Plan (SBP).    As described above, SBP Contributions are cash amounts contributed by WebMD for the Named Executive Officers (and certain other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, if the employee remains employed through a specified date. The purpose of the SBP is to create additional retention incentives for our executive officers and other key employees in connection with our annual bonus process. The Compensation Committee will determine, in its discretion, whether to use the SBP in future years and, if so, which individuals will receive a portion of their bonus in the form of SBP Contributions, the specific portion and the applicable date or dates for release from the Supplemental Bonus Trust.

Contributions were made by WebMD to the Supplemental Bonus Trust in connection with the annual bonus processes for 2012 through 2015, as follows:

•

2015 SBP Contributions.    In March 2016, the Compensation Committee approved the contribution, made in March 2016, to the Supplemental Bonus Trust of SBP Contributions for 2015 (which we refer to as the 2015 SBP Contributions), including: a $210,000 contribution for Mr. Schlanger; a $210,000 contribution for Dr. Zatz; a $127,500 contribution for Mr. Anevski; a $67,500 contribution for Mr. Glick; a $67,500 contribution for Mr. Wamsley; and a $180,000 contribution for Mr. Wygod. For these executive officers, the 2015 SBP Contributions represented 30% of their total bonuses for 2015. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2015 SBP Awards, these executive officers (and certain other senior executives who are SBP participants) are required to be employed by WebMD on March 1, 2017, subject to limited exceptions for death, disability, or certain terminations of employment in connection with a Change of Control of WebMD (as defined in the 2005 Plan), a sale of a subsidiary or division or, in the discretion of the governing committee, certain other reductions in force or position eliminations or as specifically provided in each individual’s employment agreement. The Supplemental Bonus Trust will distribute the 2015 SBP Contributions, together with actual net interest earned on the respective amounts, to the eligible executive officer SBP participants (and certain other eligible senior executive SBP Participants) as promptly as practicable following March 1, 2017, while the distribution to other eligible participants will be made as promptly as practicable following September 1, 2016.

•

2014 SBP Contributions and Related Distributions in March 2016.    In February 2015, the Compensation Committee approved the contribution, made in March 2015, to the Supplemental Bonus Trust of SBP Contributions for 2014 (which we refer to as the 2014 SBP Contributions), including: a $187,500 contribution for Mr. Schlanger; a $187,500 contribution for Dr. Zatz; a $127,500 contribution for Mr. Anevski; a $60,000 contribution for Mr. Glick; a $60,000 contribution for Mr. Wamsley; and a $150,000 contribution for Mr. Wygod. For these executive officers, the 2014 SBP Contributions represented 30% of their total bonuses for 2014. The Supplemental Bonus Trust distributed the 2014 SBP Contributions, together with actual net interest earned on the respective amounts, to the Named Executive Officers and to other eligible SBP participants in March 2016.

•

2013 SBP Contributions and Related Distributions in March 2015.    In February 2014, the Compensation Committee approved the contribution, made in March 2014, to the Supplemental Bonus Trust of SBP Contributions for 2013 (which we refer to as the 2013 SBP Contributions), including: a $165,300 contribution for Mr. Schlanger; a $156,600 contribution for Dr. Zatz; a $147,900 contribution for Mr. Anevski; a $69,600 contribution for Mr. Glick; a $69,600 contribution for Mr. Wamsley; and a $170,000 contribution for Mr. Wygod. For these executive officers, the 2013 SBP Contributions represented between 26% and 28% of their total bonuses for 2013. The Supplemental Bonus Trust distributed the 2013 SBP Contributions, together with actual net interest earned on the respective amounts, to the Named Executive Officers and to other eligible SBP participants in March 2015.

•

2012 SBP Contributions and Related Distributions in March 2014.    In February 2013, the Compensation Committee approved the contribution, made in March 2013, to the Supplemental Bonus Trust of SBP Contributions for 2012 (which we refer to as the 2012 SBP Contributions), including: a $180,000 contribution for Mr. Schlanger; a $221,000 contribution for Dr. Zatz; a $160,000 contribution for Mr. Anevski; a $160,000 contribution for Mr. Glick; a $160,000 contribution for Mr. Wamsley; and a $392,000 contribution for Mr. Wygod. For these individuals, the 2012 SBP Contributions represented 80% of their total bonuses for 2012, except for Mr. Schlanger, whose 2102 SBP Contribution represented 75% of his total bonus for 2012. At the time the 2012 SBP Contributions were made, Messrs. Schlanger and Anevski were not yet executive officers of WebMD. The Supplemental Bonus Trust distributed the 2012 SBP Contributions, together with actual net interest earned on the respective amounts, to the Named Executive Officers and to other eligible SBP participants in March 2014.

Any SBP Contributions that are forfeited for failure to meet the employment condition by an SBP participant are shared by the remaining SBP participants for that year, other than SBP participants who are executive officers at the time of the distribution; provided, however, that: (a) with respect to 2014 SBP Contributions, only the Chief Executive Officer and the Chairman of the Board were not eligible to receive any portion of such forfeitures; and (b) with respect to 2015 SBP Contributions, all executive officers and certain other senior management employees are not eligible to receive any portion of such forfeitures.

Compensation Following Termination of Employment or a Change of Control

Overview. WebMD does not offer any retirement plans to our executive officers, other than a 401(k) plan generally available to our other employees. Accordingly, the payment and benefit levels for WebMD’s Named Executive Officers applicable upon a termination or a change of control result primarily from provisions in the employment agreements or specific equity award agreements between WebMD and the individual Named Executive Officers. The employment agreements with our Named Executive Officers are described under the heading “Employment Agreements with Named Executive Officers” below and summaries of the types of provisions relating to post-termination compensation contained in those agreements are included in this section under the headings “– Employment Agreement Provisions Regarding Termination Benefits” and “– Employment Agreement Provisions Regarding Change of Control Benefits” below. The Compensation Committee has generally been willing to include provisions relating to potential terminations and changes of control in connection with the renewal of or extensions to an employment agreement with an existing executive officer that are similar to those in the existing employment agreement with that executive officer.

In determining whether to approve executive officer employment agreements (or amendments of or extensions to those agreements), the Compensation Committee considers our need for the services of the specific individual and the alternatives available to us, as well as potential alternative employment opportunities available to the individual from other companies. In considering whether to approve employment agreement terms that may result in payments and other benefits for executives that could become payable following a termination or change of control, the Compensation Committee considers both the costs that could be incurred by our company, as well as the benefits to our company, including benefits to our company from post-termination confidentiality, non-solicit and non-compete obligations imposed on the executive and provisions relating to post-termination services that may be required of the executive. In the case of potential payments and other benefits that could become payable following a change of control, the Compensation Committee considers whether those provisions would provide appropriate benefit to an acquirer and to WebMD, in light of the potential cost to be incurred, given that such provisions encourage our executives to remain employed while a change of control transaction is pending and provide for a transition period following consummation of a change of control.

Employment Agreement Provisions Regarding Termination Benefits.    Certain of the employment agreements with our Named Executive Officers provide, or have provided, for some or all of the following to be paid or provided to the executive officer if he or she is terminated without cause or resigns for good reason (the definitions of which are typically set forth in the applicable employment agreement), dies or ceases to be employed as a result of disability:

•

continuation of cash compensation (including salary and, in some cases, an amount based on past bonuses) for a period following termination and, if the termination follows a Change of Control, payment of amounts previously contributed by WebMD on his or her behalf to WebMD’s Supplemental Bonus Plan;

•	continuation or acceleration of vesting and/or exercisability of some or all options or restricted stock; and

•	continued participation in certain of our health and welfare insurance plans or payments in respect of COBRA premiums.

The amount and nature of these benefits vary by individual, with the most senior of executive officers typically receiving more of these benefits and receiving them for longer periods. These benefits also vary depending on the reason for the termination and whether the termination follows a Change of Control (as more fully described under “– Employment Agreement Provisions Regarding Change of Control Benefits” below). See “Employment Agreements with Named Executive Officers” below for a description of the specific provisions that apply to specific Named Executive Officers and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below for a sample calculation, based on applicable SEC rules, of the amounts that would have been payable if termination for specified reasons had occurred on December 31, 2015. No such post-termination benefits apply if a Named Executive Officer is terminated for cause. The Compensation Committee believes that the protections provided to executive officers by the types of employment agreement provisions described above are appropriate for the attraction and retention of qualified and talented executives and consistent with good corporate governance.

Employment Agreement Provisions Regarding Change of Control Benefits.    The Compensation Committee believes that executives should generally not be entitled to severance benefits solely as a result of the occurrence of a change of control, but that it is appropriate to provide for such benefits if a change of control is followed by a termination of employment or other appropriate triggering event. See “– Employment Agreement Provisions

Regarding Termination Benefits” above. However, the Compensation Committee has approved the following exceptions for certain of the Named Executive Officers:

•

With respect to Mr. Schlanger and Dr. Zatz, under agreements entered into when they became Chief Executive Officer and President, respectively, of WebMD in August 2013, each may resign from employment after the first anniversary of a Change of Control of WebMD and receive the same benefits, under their respective employment agreements, as if they resigned for Good Reason following a Change of Control. Such benefits include the components described above: rights to cash severance, rights to company paid COBRA premiums and rights to continued vesting and exercisability of certain options and to acceleration of certain shares of WebMD Restricted Stock, as described more fully below under “Employment Agreements with Named Executive Officers – David J. Schlanger” and “– Steven Zatz, M.D.” (which also provides descriptions of the defined terms used in their respective employment agreements).

•

With respect to Mr. Wygod, the vesting of all WebMD Restricted Stock and options to purchase WebMD Common Stock outstanding at the time of a Change of Control (as defined in the HLTH 2000 Plan held by Mr. Wygod, which definition is substantially the same as the definition in the 2005 Plan) will accelerate on the date of the Change of Control. If Mr. Wygod’s employment terminates for any reason (other than for Cause) thereafter, such options will remain outstanding through the remainder of their terms. For additional information, including regarding his rights to cash severance and benefits on termination, see “Employment Agreements with Named Executive Officers – Martin J. Wygod” below (which also provides descriptions of the defined terms used in his employment agreement).

In the negotiations with those Named Executive Officers regarding their employment agreements, the Compensation Committee recognized that, for those individuals, a change of control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the Compensation Committee approved the specific Named Executive Officers having, following a change of control, the rights described above. The Compensation Committee believed that the rights provided were likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committee sought to balance the rights given to the Named Executive Officers with certain requirements to remain employed for a transition period or to provide transitional services in types and amounts likely to be viewed as reasonable by a potential acquiror. However, in making grants of options and WebMD Restricted Stock to Mr. Schlanger and Dr. Zatz in March 2015, the Compensation Committee determined that they would be entitled to acceleration of vesting and continued exercisability of those options and acceleration of vesting of those shares of WebMD Restricted Stock only if a termination by WebMD without Cause or by the executive for Good Reason follows a Change of Control.

Our employment agreements with Messrs. Anevski, Glick and Wamsley do not provide rights to receive any compensation as a result of a change of control, unless the change of control is followed by a termination of employment (including a termination by the executive for “Good Reason” under the terms of his employment agreement). However, as more fully described under “Employment Agreements with Named Executive Officers” below, a change of control followed by such a termination would result in enhanced compensation for the executive beyond what would apply in the case of a similar termination that was not preceded by a change of control. Such enhancements include continuation of vesting and exercisability of certain options and acceleration of vesting of certain shares of WebMD Restricted Stock. Similar provisions are contained in employment agreements with other key employees of WebMD who are not executive officers.

If the benefits payable to either Mr. Wygod in connection with a change of control would be considered an excess parachute payment under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”) and subject to the excise tax imposed under Section 4999 of the Code, WebMD has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due. No other Named Executive Officer has the right to receive any tax gross-up payments from WebMD.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, WebMD’s equity plans under which awards are made to officers and directors are generally designed with the intent that compensation attributable to stock options granted will be tax deductible by WebMD. However, cash bonuses for WebMD’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of WebMD’s executive officers for 2015 was appropriate under the circumstances and in the best interests of WebMD and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to WebMD to offset income for Federal income tax purposes. See Note 11 to the Consolidated Financial Statements included in Annex A this Proxy Statement.

Consideration of the Advisory Vote on Executive Compensation at the 2015 Annual Meeting of Stockholders.    At our 2015 Annual Meeting of Stockholders, the ballot included an advisory vote on executive compensation, commonly known as “Say-on-Pay.” Approximately 61% of the votes cast were “FOR” the compensation of the executive officers as disclosed in the “Executive Compensation” section of the proxy statement for the 2015 Annual Meeting. Although “Say-on-Pay” votes are not binding, the Compensation Committee took this result, and input from stockholders (as described below) into consideration in connection with its implementation of our executive compensation program since the 2015 Annual Meeting and intends to continue to consider the outcome of annual advisory votes and related input from stockholders when making future executive compensation decisions.

WebMD has sought and received input from its stockholders regarding WebMD’s compensation practices as part of the process of soliciting proxies for our past several Annual Meetings of Stockholders, including the 2015 Annual Meeting of Stockholders. In each of the past three years, we have reached out to those we believed held 0.5% or more of our Common Stock (which, in the aggregate, generally represented at least 50% of our outstanding Common Stock) and spoke to all holders who indicated a willingness to provide their views. We also have regular contact with our stockholders at other points in the year, including at investor conferences and in meetings and telephone calls, at which we address areas of interest to them, including corporate governance and executive compensation, and seek their views on those and other matters. The Compensation Committee took such input from stockholders into account in its decisions in recent years, including in:

•

determining not to make any grants of options or restricted stock to executive officers in 2014 and determining the size of grants of options and restricted stock made to executive officers in 2015 and the fact the initial vesting would be on the second anniversary of the date of grant;

•

determining that the grants made to executive officers in 2015 have a “double-trigger” change of control provision (other than in the case of Mr. Wygod, whose existing agreement continued to apply to the grant of restricted stock made to him in 2015);

•

making a commitment that none of the 1,700,000 shares added to the 2005 Plan at the 2015 Annual Meeting will be available for future grants to members of WebMD’s Board of Directors or to WebMD’s executive officers, except in the case of a new hire who joins WebMD as an executive officer;

•

implementing a new annual cash bonus plan structure applicable to WebMD’s executive officers for the 2016 fiscal year, which relies primarily on pre-set financial targets as the primary basis for determining bonuses to be paid in early 2017, as more fully described under “2016 Bonus Program” below, and which reflects an overall pay-for-performance approach that the Compensation Committee expects to continue to use in future years for annual bonus programs for executive officers; and

•

retaining an independent compensation consultant to assist in implementing the new bonus plan structure and other matters relating to the compensation of WebMD’s executive officers, as more fully described in “Corporate Governance – Committees of the Board of Directors – Compensation Committee” above.

2016 Bonus Program. For 2016, the Compensation Committee has implemented a bonus program (which we refer to as the 2016 Bonus Program) for WebMD’s executive officers that relies primarily on pre-set financial goals for determining the amount of their bonuses for 2016, which will be determined and paid in early 2017.

The maximum such bonus under the 2016 Bonus Program for each executive officer will be the following percentages of their salary: 150% for Mr. Schlanger and Dr. Zatz; 100% for Mr. Anevski; 70% for Messrs. Glick and Wamsley; and 147% for Mr. Wygod. Up to 40% (or 35% in the case of Mr. Wygod) of each executive officer’s total potential bonus for 2016 will be payable based on the extent to which revenue for 2016 exceeds a specified minimum goal. Up to 30% (or 25% in the case of Mr. Wygod) of the total potential bonus will be payable based on the extent to which Adjusted EBITDA for 2016 exceeds a specified minimum goal. In addition, if both of those minimum targets are met, the remaining 30% of the total potential bonus (or 40% in the case of Mr. Wygod) will be eligible for payment, but will be subject to reduction by the Compensation Committee to the extent that certain operational and individual performance goals for 2016 have not been met, as determined by the Compensation Committee in its discretion.

The Compensation Committee expects to continue to implement, for future years, annual bonus programs that rely primarily on pre-set financial goals for determining the amounts of the bonuses for WebMD’s executive officers.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to our Named Executive Officers and related information. See “Compensation Discussion and Analysis – Introduction” above for an explanation regarding the determination, under applicable SEC rules, of who is a “Named Executive Officer” of WebMD for 2015. The tables included are:

•	the Summary Compensation Table, which presents information regarding the total compensation of each of our Named Executive Officers and the types and values of the components; and

•

three tables providing additional information regarding our equity compensation, entitled: Grants of Plan-Based Awards in 2015; Outstanding Equity Awards at End of 2015; and Option Exercises and Stock Vested in 2015.

As permitted by the SEC rules relating to the executive compensation tables, the following tables reflect only the types of compensation paid to our Named Executive Officers. For example, since our only retirement plan is a 401(k) plan, we do not include tables applicable to other types of retirement plans.

Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the decisions made by the Compensation Committee relating to 2015 compensation, see “Compensation Discussion and Analysis” above.

Summary Compensation Table

Table.    The following table presents information regarding the amount of the total compensation of our Named Executive Officers for services rendered during the years covered, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers from our company and any of our subsidiaries.

(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
David J. Schlanger	2015	525,000	655,331	(3)	1,719,600	1,378,880	26,993	(4)	4,305,804
Chief Executive Officer	2014	525,000	617,518	(3)	—	—	24,950	(4)	1,167,468
	2013	438,635	419,700	(3)	2,508,200	4,594,600	23,078	(4)	7,984,213

Peter Anevski	2015	425,000	445,427	(5)	1,719,600	1,378,880	21,980	(6)	3,990,887
Executive Vice President and Chief Financial Officer	2014	425,000	457,516	(5)	—	—	20,780	(6)	903,296
	2013	382,538	407,100	(5)	1,718,300	2,640,098	19,881	(6)	5,167,917

Michael B. Glick	2015	350,000	227,113	(7)	687,840	732,530	19,405	(8)	2,016,888
Executive Vice President and Co-General Counsel	2014	350,000	300,016	(7)	—	—	19,229	(8)	669,245

Douglas W. Wamsley	2015	350,000	227,113	(9)	687,840	732,530	6,041	(10)	2,003,524
Executive Vice President and Co-General Counsel	2014	350,000	300,016	(9)	—	—	6,015	(10)	656,031

Martin J. Wygod	2015	490,000	590,031	(11)	2,579,400	—	13,998	(12)	3,673,429
Chairman of the Board	2014	490,000	742,040	(11)	—	—	16,832	(12)	1,248,872
	2013	490,000	430,000	(11)	4,028,000	824,820	18,241	(12)	5,791,061

Steven Zatz, M.D.	2015	500,000	646,629	(13)	1,719,600	1,378,880	24,995	(14)	4,270,104
President	2014	500,000	658,523	(13)	—	—	24,845	(14)	1,183,368
	2013	453,846	413,400	(13)	2,119,200	4,152,900	24,695	(14)	7,164,041

(1)	The amounts reported in Column (d) include, to the extent applicable to the individual Named Executive Officers, with respect to the years listed: annual cash bonuses for that year (which were paid in February or March of the following year); and amounts released from the Supplemental Bonus Trust during that year based on contributions made in March of the prior year, with respect to the bonus process for the fiscal year prior to that contribution. For additional information, see “– Background Information Regarding the Summary Compensation Table – Bonuses” below and “Compensation Discussion and Analysis – Background Information Regarding the Supplemental Bonus Plan (SBP)” above. Where amounts listed for an individual in a specific year include anything other than just the annual cash bonus for that year, we have included the breakdown in the applicable footnote to this table below.

(2)	The amounts reported in Columns (e) and (f) above reflect the grant date fair value, in the year of grant, for the WebMD Restricted Stock and options to purchase WebMD Common Stock awarded, if any, to the respective Named Executive Officers, computed in accordance with FASB ASC Topic 718. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of WebMD Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

(3)	For 2015, consists of: (a) an annual bonus for 2015 of $490,000; and (b) a Supplemental Bonus Plan distribution of $165,331, released in March 2015 based on a contribution to the Plan made in connection with his 2013 bonus. For 2014, consists of: (a) an annual bonus for 2014 of $437,500; and (b) a Supplemental Bonus Plan distribution of $180,018, released in March 2014 based on a contribution to the Plan made in connection with his 2012 bonus. For 2013, reflects only the annual cash bonus for 2013; no Supplemental Bonus Plan distribution occurred in 2013 because no contribution was made to the Supplemental Bonus Trust in connection with the 2011 annual bonus process.

(4)	For 2015, consists of: (a) $2,322 for company-paid group term life insurance; (b) $4,721 for company-paid supplemental disability; (c) an automobile allowance of $12,000; and (d) $7,950 in company matching contributions under the 401(k) Plan. For 2014, consists of: (a) $2,322 for company-paid group term life insurance; (b) $4,128 for company-paid supplemental disability insurance; (c) an automobile allowance of $12,000; and (d) $6,500 in company matching contributions under the 401(k) Plan. For 2013, consists of: (a) $1,242 for company-paid group term life insurance; (b) $3,461 for company-paid supplemental disability insurance; (c) an automobile allowance of $12,000; and (d) $6,375 in company matching contributions under the 401(k) Plan.

(5)	For 2015, consists of: (a) an annual bonus for 2015 of $297,500; and (b) a Supplemental Bonus Plan distribution of $147,927, released in March 2015 based on a contribution to the Plan made in connection with his 2013 bonus. For 2014, consists of: (a) an annual bonus for 2014 of $297,500; and (b) a Supplemental Bonus Plan distribution of $160,016, released in March 2014 based on a contribution to the Plan made in connection with his 2012 bonus. For 2013, reflects only the annual cash bonus for 2013; no Supplemental Bonus Plan distribution occurred in 2013 because no contribution was made to the Supplemental Bonus Trust in connection with the 2011 annual bonus process.

(6)	For 2015, consists of: (a) $810 for company-paid group term life insurance; (b) $2,820 for company-paid supplemental disability; (c) an automobile allowance of $10,400; and (d) $7,950 in company matching contributions under the 401(k) Plan. For 2014, consists of: (a) $810 for company-paid group term life insurance; (b) $1,770 for company-paid supplemental disability insurance; (c) an automobile allowance of $10,400; and (d) $7,800 in company matching contributions under the 401(k) Plan. For 2013, consists of: (a) $810 for company-paid group term life insurance; (b) $1,021 for company-paid supplemental disability insurance; (c) an automobile allowance of $10,400; and (d) $7,650 in company matching contributions under the 401(k) Plan.

(7)	For 2015, consists of: (a) an annual bonus for 2015 of $157,500; and (b) a Supplemental Bonus Plan distribution of $69,613, released in March 2015 based on a contribution to the Plan made in connection with his 2013 bonus. For 2014, consists of: (a) an annual bonus for 2014 of $140,000; and (b) a Supplemental Bonus Plan distribution of $160,016, released in March 2014 based on a contribution to the Plan made in connection with his 2012 bonus.

(8)	For 2015, consists of: (a) $2,322 for company-paid group term life insurance; (b) $3,933 for company-paid supplemental disability; (c) an automobile allowance of $5,200; and (d) $7,950 in company matching contributions under the 401(k) Plan. For 2014, consists of: (a) $2,322 for company-paid group term life insurance; (b) $3,907 for company-paid supplemental disability insurance; (c) an automobile allowance of $5,200; and (d) $7,800 in company matching contributions under the 401(k) Plan.

(9)	For 2015, consists of: (a) an annual bonus for 2015 of $157,500; and (b) a Supplemental Bonus Plan distribution of $69,613, released in March 2015 based on a contribution to the Plan made in connection with his 2013 bonus. For 2014, consists of: (a) an annual bonus for 2014 of $140,000; and (b) a Supplemental Bonus Plan distribution of $160,016, released in March 2014 based on a contribution to the Plan made in connection with his 2012 bonus.

(10)	For 2015, consists of: (a) $2,322 for company-paid group term life insurance; and (b) $3,719 for company-paid supplemental disability. For 2014, consists of: (a) $2,322 for company-paid group term life insurance; and (b) $3,693 for company-paid supplemental disability insurance.

(11)	For 2015, consists of: (a) an annual bonus for 2015 of $420,000; and (b) a Supplemental Bonus Plan distribution of $170,031, released in March 2015 based on a contribution to the Plan made in connection with his 2013 bonus. For 2014, consists of: (a) an annual bonus for 2014 of $350,000; and (b) a Supplemental Bonus Plan distribution of $392,040, released in March 2014 based on a contribution to the Plan made in connection with his 2012 bonus. For 2013, reflects only the annual cash bonus for 2013; no Supplemental Bonus Plan distribution occurred in 2013 because no contribution was made to the Supplemental Bonus Trust in connection with the 2011 annual bonus process.

(12)	For 2015, consists of: (a) $9,461 for company-paid group term life insurance; and (b) $4,537 for company-paid supplemental disability. For 2014, consists of: (a) $5,707 for company-paid supplemental disability insurance; and (b) $11,125 for company-paid group term life insurance. For 2013, consists of: (a) $7,116 for company-paid supplemental disability insurance; and (b) $11,125 for company-paid group term life insurance.

(13)	For 2015, consists of: (a) an annual bonus for 2015 of $490,000; and (b) a Supplemental Bonus Plan distribution of $156,629, released in March 2015 based on a contribution to the Plan made in connection with his 2013 bonus. For 2014, consists of: (a) an annual bonus for 2014 of $437,500; and (b) a Supplemental Bonus Plan distribution of $221,023, released in March 2014 based on a contribution to the Plan made in connection with his 2012 bonus. For 2013, reflects only the annual cash bonus for 2013; no Supplemental Bonus Plan distribution occurred in 2013 because no contribution was made to the Supplemental Bonus Trust in connection with the 2011 annual bonus process.

(14)	For 2015, consists of: (a) $2,322 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability; (c) an automobile allowance of $12,000; and (d) $7,950 in company matching contributions under the 401(k) Plan. For 2014, consists of: (a) $2,322 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; (c) $7,800 in company matching contributions under the 401(k) Plan; and (d) an automobile allowance of $12,000. For 2013, consists of: (a) $2,322 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; (c) $7,650 in company matching contributions under the 401(k) Plan; and (d) an automobile allowance of $12,000.

Background Information Regarding the Summary Compensation Table

General.    The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers by WebMD and provides a dollar amount for total compensation for each year covered. As contemplated by applicable SEC rules, the Summary Compensation Table does not include information for 2013 for Messrs. Glick and Wamsley, the individuals who were not Named Executive Officers for that year.

Bonuses.    As described in “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Contributions” above, WebMD has paid annual cash bonuses to its executive officers, the amounts of which were determined by the Compensation

Committee in its discretion. From time to time, WebMD has paid additional or special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion. No such additional or special bonuses were paid to any of the Named Executive Officers for any of the years covered in the Summary Compensation Table.

Supplemental Bonus Plan (SBP) contributions are cash amounts contributed by WebMD for specified Named Executive Officers (and certain other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date. For example, amounts contributed in March 2016 (in connection with 2015 bonuses) will be distributed in March 2017 in accordance with the terms of the SBP. Because those amounts will be forfeitable until March 1, 2017, they would be reflected in future Summary Compensation Tables as compensation in 2017 if the recipient is a Named Executive Officer for that year. In Column (d) of the Summary Compensation Table above:

•	SBP distributions based on SBP contributions made in March 2014 (approved in connection with 2013 bonuses) are included in amounts for 2015 since they ceased to be forfeitable on March 1, 2015; and

•	SBP distributions based on SBP contributions made in March 2013 (approved in connection with 2012 bonuses) are included in amounts for 2014 since they ceased to be forfeitable on March 1, 2014.

The footnotes to the Summary Compensation Table identify the amounts of those SBP distributions in March 2014 and March 2015 for individual Named Executive Officers included in Column (d). No SBP contributions were made in 2012, so the annual bonuses for 2011 represented all amounts approved with respect to that year and, accordingly, no SBP distributions were made in March 2013. The SBP contributions made in March 2015 (in connection with 2014 bonuses) were distributed in March 2016 and would be reflected in future Summary Compensation Tables as compensation in 2016 if the recipient is a Named Executive Officer for that year. For additional information, see “Compensation Discussion and Analysis – Background Information Regarding the Supplemental Bonus Plan (SBP)” above.

In considering the annual decisions made by the Compensation Committee regarding bonuses, the amount authorized for a particular year includes the bonus payable for that year plus the amount, if any, of the SBP contribution made at the same time to the Supplemental Bonus Trust (but not the amount released as a result of decisions made in prior years). Accordingly, amounts reported in the Summary Compensation Table for a particular year will not correspond to the amounts authorized by the Compensation Committee for that same year because, under applicable SEC rules, we include SBP distributions but not SBP contributions in Column (d) for that year.

Stock Options and Restricted Stock.    Under applicable SEC rules, the Summary Compensation Table reflects the full amount of the grant date fair value of option grants and restricted stock grants in the year in which the grant is made and no amount of compensation in any other year, regardless of the vesting schedule of the grant. As a result, the compensation of our executive officers reported in the Summary Compensation Table may vary greatly from year to year, depending on which years grants were made to specific WebMD executive officers and the size of the grants made. In addition, grants made to an executive officer at the time he or she joins WebMD or at the time he or she is first promoted to an executive officer position may be larger than grants made in that year to existing executive officers with comparable responsibilities and may not be indicative of the compensation for such individual in future years. The Compensation Committee considers the vesting schedule of grants made under equity compensation plans to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be compensation provided over a period of time as the options vest, rather than assigned solely to the year of grant.

The amounts reported in the Summary Compensation Table for stock awards and option awards reflect a specific method of valuation of those awards, as more fully described in Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement, and do not reflect income or cash received by our Named Executive Officers. The actual amounts, if any, ultimately realized by our Named Executive Officers from equity grants will depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Grants of Plan-Based Awards in 2015

Table.    The following table presents information regarding the equity incentive awards granted by WebMD to our Named Executive Officers during 2015. The material terms of each grant are described under “–Additional Information Regarding Awards” below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Approval Date	Grant Date	All Stock Awards: Number of Shares of Stock (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
David J. Schlanger	3/25/15	3/25/15	40,000	80,000	42.99	3,098,480
Peter Anevski	3/25/15	3/25/15	40,000	80,000	42.99	3,098,480
Michael B. Glick	3/25/15	3/25/15	16,000	42,500	42.99	1,420,370
Douglas W. Wamsley	3/25/15	3/25/15	16,000	42,500	42.99	1,420,370
Martin J. Wygod	3/25/15	3/25/15	60,000	—	—	2,579,400
Steven Zatz, M.D.	3/25/15	3/25/15	40,000	80,000	42.99	3,098,480

(1)	The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718 and reflect the fair value of each equity award based on the grant date fair market value of WebMD Common Stock. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Additional Information Regarding Awards.    Each option to purchase WebMD Common Stock granted to a Named Executive Officer in 2015 was granted under the 2005 Plan. All option grants to Named Executive Officers were made with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s option grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the grant date. See “Outstanding Equity Awards at End of 2015” below for information regarding the vesting schedule for the grants. Each such stock option granted to our Named Executive Officers in 2015 has a term of 10 years. For information regarding the effect on the vesting and exercisability of these stock options as a result of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below. If a Named Executive Officer’s employment were terminated for cause, outstanding stock options (whether vested or unvested) would immediately terminate.

Each share of WebMD Restricted Stock granted to a Named Executive Officer in 2015 was granted under the 2005 Plan. Grants of shares of WebMD Restricted Stock are subject to certain restrictions, including restrictions on transferability, until they vest. See “Outstanding Equity Awards at End of 2015” below for information regarding the vesting schedule for the grants. For information regarding the effect on the vesting of these shares of WebMD Restricted Stock as a result of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below. If a Named Executive Officer’s employment were terminated for cause, unvested shares of WebMD Restricted Stock would be forfeited. Prior to vesting, holders of shares of WebMD Restricted Stock have voting power with respect to those shares, but do not have the right to receive dividends, if any, that are declared on those shares.

The 2005 Plan is administered by the Compensation Committee of the WebMD Board. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the 2005 Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2005 Plan are generally transferable only to a beneficiary of a plan participant upon his or her death or to certain family members or family trusts. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Outstanding Equity Awards at End of 2015

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2015, including the vesting dates for the portions of these awards that had not vested as of that date.

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)
	Option Awards(1)						Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Stock Award Grant Date	Market Value of Shares of Stock That Have Not Vested ($)(3)
David J. Schlanger	—	80,000	(4)	42.99	3/25/15	3/25/25	40,000	(4)	3/25/15	1,932,000
	150,000	150,000	(5)	33.40	8/11/13	8/11/23	25,000	(5)	8/11/13	1,207,500
	40,000	—		27.94	5/08/13	5/08/23	10,000	(6)	5/08/13	483,000
	20,000	—		13.15	11/14/12	11/14/22	—		—	—
	6,250	6,250	(5)	22.40	5/21/12	5/21/22	1,250	(5)	5/21/12	60,375
	30,000	—		30.26	10/11/11	10/11/21	—		—	—
	10,000	—		23.61	12/10/08	12/10/18	—		—	—

Peter Anevski	—	80,000	(4)	42.99	3/25/15	3/25/25	40,000	(4)	3/25/15	1,932,000
	50,000	100,000	(7)	38.65	12/18/13	12/18/23	20,000	(7)	12/18/13	966,000
	15,000	—		27.94	5/08/13	5/08/23	10,000	(8)	5/08/13	483,000
	32,500	—		13.15	11/14/12	11/14/22	—		—	—
	11,250	11,250	(5)	22.40	5/21/12	5/21/22	2,500	(5)	5/21/12	120,750
	32,000	—		30.00	9/21/11	9/21/21	—		—	—
	25,000	—		46.81	6/28/10	6/28/20	—		—	—
	3,000	—		23.61	12/10/08	12/10/18	—		—	—

Michael B. Glick	—	42,500	(4)	42.99	3/25/15	3/25/25	16,000	(4)	3/25/15	772,800
	25,000	50,000	(7)	38.65	12/18/13	12/18/23	10,000	(7)	12/18/13	483,000
	—	—		—	—	—	5,000	(9)	3/01/13	241,500
	25,000	—		13.15	11/14/12	11/14/22	—		—	—
	—	—		—	—	—	2,000	(5)	5/16/12	96,600
	20,000	—		30.00	9/21/11	9/21/21	—		—	—
	25,000	—		46.81	6/28/10	6/28/20	—		—	—

Douglas W. Wamsley	—	42,500	(4)	42.99	3/25/15	3/25/25	16,000	(4)	3/25/15	772,800
	25,000	50,000	(7)	38.65	12/18/13	12/18/23	10,000	(7)	12/18/13	483,000
	—	—		—	—	—	5,000	(9)	3/01/13	241,500
	25,000	—		13.15	11/14/12	11/14/22	—		—	—
	75,000	—		36.62	7/23/11	7/23/21	—		—	—

Martin J. Wygod	—	—		—	—	—	60,000	(4)	3/25/15	2,898,000
	16,666	33,334	(7)	38.65	12/18/13	12/18/23	33,334	(7)	12/18/13	1,610,032
	—	—		—	—	—	25,000	(6)	5/08/13	1,207,500
	175,000	—		29.44	9/25/11	9/25/21	—		—	—

Steven Zatz, M.D.	—	80,000	(4)	42.99	3/25/15	3/25/25	40,000	(4)	3/25/15	1,932,000
	150,000	150,000	(5)	33.40	8/11/13	8/11/23	25,000	(5)	8/11/13	1,207,500
	—	—		—	—	—	10,000	(9)	3/01/13	483,000
	40,000	—		13.15	11/14/12	11/14/22	—		—	—
	75,000	—		36.62	7/23/11	7/23/21	—		—	—

(1)	Each grant reported in the table above was granted under, and is subject to, the 2005 Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested options are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options as a result of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Compensation Discussion and Analysis – Compensation Following Termination of Employment or a Change of Control” above and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	Unvested shares of restricted stock are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our Named Executive Officers are subject to accelerated or continued vesting in connection with a change of control of WebMD and upon certain terminations of employment, as discussed above under “Compensation Discussion and Analysis – Compensation Following Termination of Employment or a Change of Control” and described below under “Employment Agreements with Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of WebMD Restricted Stock reported in Column (g) by $48.30, the closing market price of WebMD Common Stock on December 31, 2015.

(4)	Vesting schedule: 50% of the original amount granted on each of the second and third anniversaries of the date of the grant.

(5)	Vesting schedule: 25% of the original amount granted on each of the first, second, third and fourth anniversaries of the date of the grant.

(6)	Vesting schedule: 1/3 of the original amount granted on each of the first, second and third anniversaries of the date of the grant.

(7)	Vesting schedule: 1/3 of the original amount granted on each of the second, third and fourth anniversaries of the date of grant.

(8)	All shares outstanding vested on May 8, 2016.

(9)	Vested on March 1, 2016.

Option Exercises and Stock Vested in 2015

As indicated in the table below, no options to purchase WebMD Common Stock were exercised by our Named Executive Officers during 2015. The table presents information regarding the vesting during 2015 of WebMD Restricted Stock. The amounts reported for “Value Realized” in Column (e) represent value realized over the applicable vesting period; we do not consider all such value to be 2015 compensation and, under applicable SEC rules, none of such value is included in 2015 compensation in the Summary Compensation Table (which, instead, requires that we report the fair value, as of the grant date, of the grants made in 2015).

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David J. Schlanger	—	—	25,250	1,114,445
Peter Anevski	—	—	15,000	681,665
Michael B. Glick	—	—	9,000	404,965
Douglas W. Wamsley	—	—	8,000	366,810
Martin J. Wygod	—	—	64,882	2,786,929
Steven Zatz, M.D.	—	—	15,500	683,135

(1)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common Stock on the vesting date.

Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control

Background and Assumptions.    In this section, we provide tables containing estimates (rounded to the nearest $1,000) of (a) amounts that may become payable to our Named Executive Officers as a result of a termination of employment under specific circumstances or as a result of a change of control and (b) the value of other benefits they may become entitled to receive as a result of such termination or change of control under employment agreements and equity grant agreements. For a general discussion of matters relating to compensation that may become payable by WebMD after termination of employment or a change of control, see “Compensation Discussion and Analysis – Compensation Following Termination of Employment or a Change of Control” above, and for a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation with or without good reason and/or is in connection with a change of control. The terms used in the tables have the meanings given to them in each Named Executive Officer’s employment agreement, as described under “Employment Agreements with Named Executive Officers” below. In estimating, solely for purposes of the tables below, the amount of any potential payments to Named Executive Officers and the value of other benefits they may become entitled to receive:

•

We have assumed, as prescribed by applicable SEC rules, that the applicable triggering event (i.e., termination of employment or change of control) occurred on December 31, 2015 and, accordingly, we have used

–

a price per share of WebMD Common Stock of $48.30 (the closing price per share on that date), including for calculating the value of WebMD Restricted Stock and the amount realizable from exercise of options to purchase WebMD Common Stock, and

–	the employment agreement terms and annual salary rate in effect, for the respective Named Executive Officers, on that date.

•	We have treated the right to continue to vest in options after termination as if the vesting had accelerated to December 31, 2015.

•

We have assumed that, as of December 31, 2015, any required transition periods, following a Change of Control, before a Named Executive Officer can resign for Good Reason (or otherwise unilaterally resign) have been met and that the Named Executive Officer is entitled, as of December 31, 2015, to any cash payments, any continuation of vesting and exercisability of options, any acceleration of vesting of restricted stock and any other benefits as if the transition period had already been completed.

•

The amount of the bonus for 2015 to be included in or otherwise used to determine “Cash Severance” for purposes of these tables is the larger of: (a) the actual amount for 2015 (including both the cash bonus and the SBP Contribution), even though it was not determined until March 2016; and (b) the bonus amount that would have been payable for 2015 under the applicable employment agreement upon a termination as of December 31, 2015.

•

In the column entitled “Permanent Disability or Death,” the amounts reflect provisions contained in certain employment agreements and the fact that WebMD’s equity plans generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability. In addition, the Supplemental Bonus Plan provides that any award thereunder will be paid in the event of a termination as a result of death or disability.

•

In the row entitled “Health and Welfare Benefits Continuation” in each of the tables in this section, the amounts are based upon the current cost to our company of these benefits per employee (with an estimate for individual coverage after expiration of the applicable COBRA period for Mr. Wygod) and are net of amounts that the executives would continue to be responsible for. Under his employment agreement, Mr. Wygod is eligible to continue to participate in our health and welfare plans (or comparable plans) for three years. For Messrs. Schlanger, Anevski, Wamsley and Glick and Dr. Zatz, we include only the COBRA premium that would have applied upon a termination on December 31, 2015. In addition, we have not made any reduction in the applicable amounts included in the tables below to reflect the fact that the obligation to continue benefits or reimbursement ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

•

For purposes of calculating amounts payable upon termination without cause following a change of control of WebMD, we have treated Supplemental Bonus Plan awards held in the Supplemental Bonus Trust as of December 31, 2015 as payable to participants as of that date, in accordance with the terms of their respective employment agreements and the Supplemental Bonus Plan.

•	We have assumed that the Named Executive Officers had no accrued and unused vacation on December 31, 2015.

If the benefits payable to Mr. Wygod in connection with a change of control would be considered an excess parachute payment under Section 280G and subject to the excise tax imposed under Section 4999 of the Code (which we refer to as the Section 280G Excise Tax), WebMD has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the Section 280G Excise Tax due. We note that the determination of whether a payment is a “parachute payment” is a facts and circumstances test. For purposes of the tables below, we have calculated the Section 280G Excise Tax (and related gross-up payment, if any) on the basis of IRS regulations and Rev. Proc. 2003-68 and have assumed that Mr. Wygod’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change of control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G Excise Tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change of control to be the amount Mr. Wygod can realize from such award as of December 31, 2015: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest. No other Named Executive Officer has the right to receive any tax gross-up payments from WebMD.

Tables.    Assuming employment was terminated on December 31, 2015 for the respective Named Executive Officers, the following tables provide information regarding the estimated value, using the methodologies and assumptions described above, of the payments and benefits they would be entitled to receive.

David J. Schlanger

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	1,225,000	1,225,000	-0-	188,000	-0-	1,225,000	1,413,000
Stock Options	-0-	2,397,000	-0-	2,822,000	-0-	-0-	2,822,000
Restricted Stock	-0-	1,691,000	-0-	3,683,000	-0-	-0-	3,623,000
Health and Welfare Benefits Continuation	17,000	17,000	-0-	-0-	-0-	17,000	17,000
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	1,242,000	5,330,000	-0-	6,693,000	-0-	1,242,000	7,875,000

Peter Anevski

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	850,000	-0-	-0-	128,000	-0-	850,000	978,000
Stock Options	-0-	-0-	-0-	1,681,000	-0-	-0-	1,199,000
Restricted Stock	-0-	-0-	-0-	3,502,000	-0-	-0-	2,898,000
Health and Welfare Benefits Continuation	23,000	-0-	-0-	-0-	-0-	23,000	23,000
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	873,000	-0-	-0-	5,311,000	-0-	873,000	5,098,000

Michael B. Glick

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	575,000	-0-	-0-	60,000	-0-	575,000	635,000
Stock Options	-0-	-0-	-0-	708,000	-0-	-0-	467,000
Restricted Stock	-0-	-0-	-0-	1,594,000	-0-	-0-	1,256,000
Health and Welfare Benefits Continuation	1,000	-0-	-0-	-0-	-0-	1,000	1,000
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	576,000	-0-	-0-	2,362,000	-0-	576,000	2,359,000

Douglas W. Wamsley

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	575,000	-0-	-0-	60,000	-0-	575,000	635,000
Stock Options	-0-	-0-	-0-	708,000	-0-	-0-	467,000
Restricted Stock	-0-	-0-	-0-	1,497,000	-0-	-0-	1,256,000
Health and Welfare Benefits Continuation	25,000	-0-	-0-	-0-	-0-	25,000	25,000
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	600,000	-0-	-0-	2,265,000	-0-	600,000	2,383,000

Martin J. Wygod

Executive Benefits and Payments(1)	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance(2)	5,725,000	5,905,000	5,725,000	5,905,000	-0-	5,725,000	5,905,000
Stock Options	322,000	322,000	-0-	322,000	-0-	322,000	322,000
Restricted Stock	5,716,000	5,716,000	-0-	5,716,000	-0-	5,716,000	5,716,000
Health and Welfare Benefits Continuation	52,000	52,000	52,000	52,000	-0-	52,000	52,000
280G Tax Gross-Up(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	11,815,000	11,995,000	5,777,000	11,995,000	-0-	11,815,000	11,995,000

(1)	As more fully described under “Employment Agreements with Named Executive Officers – Martin J. Wygod” below, in connection with the Merger of HLTH and WebMD in 2009, Mr. Wygod agreed to remain executive Chairman of the Board following the consummation of the Merger, notwithstanding the terms of his employment agreement at the time. Accordingly, his agreement was amended to provide that he may resign with or without Good Reason and receive his cash severance.

(2)	Such cash severance consists of salary and bonus for three years, with (a) the annual salary amount being $975,000, the salary in effect immediately prior to the Merger and (b) the annual bonus amount being $933,333, determined by averaging the bonus amounts received by Mr. Wygod for the three years prior to the Merger.

(3)	We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance is the only portion of the benefits that constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change of control.

Steven Zatz, M.D.

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	1,200,000	1,200,000	-0-	188,000	-0-	1,200,000	1,388,000
Stock Options	-0-	2,235,000	-0-	2,660,000	-0-	-0-	2,660,000
Restricted Stock	-0-	1,691,000	-0-	3,623,000	-0-	-0-	3,623,000
Health and Welfare Benefits Continuation	25,000	25,000	-0-	-0-	-0-	25,000	25,000
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	1,225,000	5,151,000	-0-	6,471,000	-0-	1,225,000	7,696,000

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or any amendments to those agreements. However, some of the decisions relating to the compensation of our Named Executive Officers for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. Those decisions in 2015 and their implementation are noted below and are more fully discussed earlier in this “Executive Compensation” section.

Some of the employment agreement summaries below refer to the definition of “Change of Control” used in the 2005 Plan. That definition is described above under the heading “Non-Employee Director Compensation – Option Grants.”

David J. Schlanger

WebMD entered into an employment agreement with Mr. Schlanger, effective in May 2013 when Mr. Schlanger became Interim Chief Executive Officer of WebMD, and it was amended on August 11, 2013 when he became Chief Executive Officer. The following is a description of Mr. Schlanger’s employment agreement with WebMD, as amended, along with a summary of compensation decisions made with respect to Mr. Schlanger for 2015:

•	Mr. Schlanger’s base salary rate is $525,000 per year. No change has been made to this rate since it was set in August 2013.

•

Mr. Schlanger’s target bonus for 2015 was 150% of his base salary, with the actual amount of any such bonus being determined by the Compensation Committee in its discretion. In March 2016, the Compensation Committee approved a 2015 annual bonus of $490,000 for Mr. Schlanger, which was paid to him in March 2016. In addition, the Compensation Committee approved a 2015 SBP Contribution of $210,000 for Mr. Schlanger. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Plan Contributions” above.

•

On March 25, 2015, the Compensation Committee granted to Mr. Schlanger 40,000 shares of WebMD Restricted Stock and options to purchase 80,000 shares of WebMD Common Stock with an exercise price of $42.99 per share, the closing price of WebMD Common Stock on March 25, 2015, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. For the grants of both the WebMD Restricted Stock and the options, one-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. For information regarding prior grants to Mr. Schlanger, see “Executive Compensation Tables” above.

•

Under the employment agreement, in the event of a termination of Mr. Schlanger’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to: continue to receive his base salary for one year from the date of termination; receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and if the date of termination is on or after July 1 of any year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives. In addition, if the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD or if Mr. Schlanger resigns after one year following a Change of Control, any unvested WebMD Restricted Stock granted to him in 2013 and all outstanding options to purchase WebMD Common Stock granted to him prior to 2015 would be deemed fully vested as of the date of termination and the options would remain outstanding for one year from the date of termination.

•	With respect to the grants of WebMD Restricted Stock and of options to purchase WebMD Common Stock made to Mr. Schlanger on March 25, 2015, those grants would be deemed fully vested on the date of termination and the options would remain outstanding for the remainder of their term, but only if there was a termination by WebMD without Cause or by Mr. Schlanger for Good Reason after a Change of Control. Accelerated vesting of the March 25, 2015 grants will not occur upon a resignation by Mr. Schlanger following a Change in Control unless that resignation is for “Good Reason” (as defined in his employment agreement and described below).

•

In addition, if the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD, Mr. Schlanger shall be entitled to receive the Supplemental Bonus Plan contribution made by WebMD on his behalf for the most recent year, if not previously distributed to him.

•	For purposes of the employment agreement:

–	“Change of Control” has the same definition used in the 2005 Plan;

–

“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and

–

“Good Reason” means resignation of employment within one year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) WebMD removing Mr. Schlanger from the position of Chief Executive Officer (except on or following a Change of Control, so long as he is working on the transition or in a senior capacity), or (iii) any material breach of the employment agreement by WebMD; provided that Mr. Schlanger has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

Mr. Schlanger is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. Schlanger’s compliance with the restrictive covenants applicable to him under the employment agreement and the Trade Secret and Proprietary Information Agreement.

Peter Anevski

In connection with Mr. Anevski becoming Chief Financial Officer of WebMD in May 2013, the Compensation Committee approved the terms of a new employment agreement between WebMD and Mr. Anevski. The following is a description of Mr. Anevski’s employment agreement with WebMD, along with a summary of compensation decisions made with respect to Mr. Anevski for 2015:

•	Mr. Anevski’s base salary rate is $425,000 per year. No change has been made to this rate since it was set in May 2013.

•

Mr. Anevski’s target bonus for 2015 was 100% of his base salary, with the actual amount of any such bonus being determined by the Compensation Committee in its discretion. In March 2016, the Compensation Committee approved a 2015 annual bonus of $297,500 for Mr. Anevski, which was paid to him in March 2016. In addition, the Compensation Committee approved a 2015 SBP Contribution of $127,500 for Mr. Anevski. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Plan Contributions” above.

•

On March 25, 2015, the Compensation Committee granted to Mr. Anevski 40,000 shares of WebMD Restricted Stock and options to purchase 80,000 shares of WebMD Common Stock with an exercise price of $42.99 per share, the closing price of WebMD Common Stock on March 25, 2015, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. For the grants of both the WebMD Restricted Stock and the options, one-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. For information regarding prior grants to Mr. Anevski, see “Executive Compensation Tables” above.

•

Under the employment agreement, in the event of a termination of Mr. Anevski’s employment by WebMD without Cause or by him for Good Reason, Mr. Anevski would be entitled to: continue to receive his base salary for one year from the date of termination; receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and if the date of termination is on or after December 31 but prior to bonuses being paid for the completed year, to receive any earned but unpaid bonus at the time bonuses for that year are paid to other executives. If such termination occurs following a Change of Control (as defined in the 2005 Plan) of WebMD, he would also be entitled to the following:

–

the remaining unvested portion, as of the date of termination, of the WebMD Restricted Stock granted to him on May 8, 2013 and March 25, 2015 would vest in full upon such termination and the WebMD options granted to him on March 25, 2015 will also vest in full upon such termination and remain outstanding through the original 10 year term;

–

the option grant made to him on May 8, 2013 and any other options held at the date of termination (other than the options granted in 2015) would continue to vest as scheduled through the next vesting date of such grant following the termination of his employment so long as such termination occurred within 12 months following the Change of Control;

–

the next scheduled vesting of the WebMD Restricted Stock granted to him on December 18, 2013 would be accelerated to the date of termination and the options subject to the next scheduled vesting of the grant made to him on that date would remain outstanding and continue to vest until the scheduled vesting date; and

–	the Supplemental Bonus Plan contribution made by WebMD on his behalf for the most recent year, if not previously distributed to him.

•	For purposes of the employment agreement:

–	a “Change of Control” has the same definition used in the 2005 Plan.

–

“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

–

“Good Reason” means his resignation of employment within one year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WebMD; provided that he has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

Mr. Anevski is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. Anevski’s compliance with the restrictive covenants applicable to him under the employment agreement and the Trade Secret and Proprietary Information Agreement.

Michael B. Glick

We are party to an employment agreement with Michael Glick, which was entered into on February 11, 2011, and amended on March 5, 2013. Mr. Glick began serving as Executive Vice President and Co-General Counsel in May 2012. The following is a description of Mr. Glick’s employment agreement with us, as amended, along with a summary of compensation decisions made with respect to Mr. Glick for 2015:

•	Mr. Glick’s base salary rate is $350,000 per year. No change has been made to this rate since March 2013.

•

Mr. Glick’s target bonus for 2015 was 43% of his base salary, with the actual amount of any such bonus being determined by the Compensation Committee in its discretion. In March 2016, the Compensation Committee approved a 2015 annual bonus of $157,500 for Mr. Glick, which was paid to him in March 2016. In addition, the Compensation Committee approved a 2015 SBP Contribution of $67,500 for Mr. Glick. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Plan Contributions” above.

•

On March 25, 2015, the Compensation Committee granted to Mr. Glick 16,000 shares of WebMD Restricted Stock and options to purchase 42,500 shares of WebMD Common Stock with an exercise price of $42.99 per share, the closing price of WebMD Common Stock on March 25, 2015, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. For the grants of both the WebMD Restricted Stock and the options, one-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. For information regarding prior grants to Mr. Glick, see “Executive Compensation Tables” above.

•

Under the employment agreement, in the event of a termination of Mr. Glick’s employment by WebMD without Cause or by him for Good Reason, Mr. Glick would be entitled to: continue to receive his base salary for one year from the date of termination; receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and if the date of termination is on or after July 1 of that year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives. If such termination occurs following a Change of Control (as defined in the 2005 Plan) of WebMD:

–

the remaining unvested portion, as of the date of the termination, of the WebMD Restricted Stock granted to him on March 25, 2015 would vest in full upon such termination and the WebMD options granted to him on March 25, 2015 will also vest in full upon such termination and remain outstanding through the original 10 year term;

–

the next scheduled vesting of the WebMD Restricted Stock granted to him on December 18, 2013 would be accelerated to the date of termination and the options subject to the next scheduled vesting of the grant made to him on that date would remain outstanding and continue to vest until the scheduled vesting date; and

–	he would be entitled to receive the Supplemental Bonus Plan contribution made by WebMD on his behalf for the most recent year, if not previously distributed to him.

•

For purposes of the employment agreement, the definitions of “Change of Control,” “Cause” and “Good Reason” are substantially the same as those contained in Mr. Anevski’s agreement described above, except that they reference Mr. Glick’s position and responsibilities where applicable.

Mr. Glick is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. Glick’s compliance with the restrictive covenants applicable to him under the employment agreement and the Trade Secret and Proprietary Information Agreement.

Douglas W. Wamsley

We are party to an employment agreement with Douglas Wamsley, which was entered into on July 14, 2005, and amended on each of December 14, 2008 and March 5, 2013. The following is a description of Mr. Wamsley’s employment agreement with us, as amended, along with a summary of compensation decisions made with respect to Mr. Wamsley for 2015:

•	Mr. Wamsley’s base salary rate is $350,000 per year. No change has been made to this rate since March 2013.

•

Mr. Wamsley’s target bonus for 2015 was 43% of his base salary, with the actual amount of any such bonus being determined by the Compensation Committee in its discretion. In March 2016, the Compensation Committee approved a 2015 annual bonus of $157,500 for Mr. Wamsley, which was paid to him in March 2016. In addition, the Compensation Committee approved a 2015 SBP Contribution of $67,500 for Mr. Wamsley. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Plan Contributions” above.

•

On March 25, 2015, the Compensation Committee granted to Mr. Wamsley 16,000 shares of WebMD Restricted Stock and options to purchase 42,500 shares of WebMD Common Stock with an exercise price of $42.99 per share, the closing price of WebMD Common Stock on March 25, 2015, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. For the grants of both the WebMD Restricted Stock and the options, one-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. For information regarding prior grants to Mr. Wamsley, see “Executive Compensation Tables” above.

•

Under the employment agreement, in the event of a termination of Mr. Wamsley’s employment by WebMD without Cause or by him for Good Reason, Mr. Wamsley would be entitled to: continue to receive his base salary for one year from the date of termination; receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and if the date of termination is on or after July 1 of that year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives. If such termination occurs following a Change of Control (as defined in the 2005 Plan) of WebMD:

–	the WebMD options granted to him on July 23, 2011 would continue to vest as scheduled through the next vesting date of such grant following the termination of employment;

–

the remaining unvested portion, as of the date of the termination, of the WebMD Restricted Stock granted to him on March 25, 2015 would vest in full upon such termination and the WebMD options granted to him on March 25, 2015 will also vest in full upon such termination and remain outstanding through the original 10 year term;

–

the next scheduled vesting of the WebMD Restricted Stock granted to him on December 18, 2013 would be accelerated to the date of termination and the options subject to the next scheduled vesting of the grant made to him on that date would remain outstanding and continue to vest until the scheduled vesting date; and

–	he would be entitled to receive the Supplemental Bonus Plan contribution made by WebMD on his behalf for the most recent year, if not previously distributed to him.

•

For purposes of the employment agreement, the definitions of “Change of Control,” “Cause” and “Good Reason” are substantially the same as those contained in Mr. Anevski’s agreement described above, except that they reference Mr. Wamsley’s position and responsibilities where applicable.

Mr. Wamsley is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. Wamsley’s compliance with the restrictive covenants applicable to him under the employment agreement and the Trade Secret and Proprietary Information Agreement.

Martin J. Wygod

Mr. Wygod entered into an employment agreement with HLTH dated as of August 3, 2005, which was amended on each of February 1, 2006, December 1, 2008 (the “2008 Amendment”), December 29, 2008 and July 9, 2009 (the “2009 Amendment”). WebMD assumed the employment agreement upon the closing of the Merger in October 2009 and it has been further amended, since then, on September 21, 2011 and September 25, 2011. The following is a description of the employment agreement, as amended, along with a summary of compensation decisions made with respect to Mr. Wygod for 2015:

•	Mr. Wygod’s base salary rate is $490,000 per year. No change has been made to this rate since September 2011.

•

Mr. Wygod’s target bonus for 2015 was 147% of his base salary, with the actual amount of any such bonus being determined by the Compensation Committee in its discretion. In March 2016, the Compensation Committee approved a 2015 annual bonus of $420,000 for Mr. Wygod, which was paid to him in March 2016. In addition, the Compensation Committee approved a 2015 SBP Contribution of $180,000 for Mr. Wygod. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Plan Contributions” above.

•

On March 25, 2015, the Compensation Committee granted to Mr. Wygod 60,000 shares of WebMD Restricted Stock. One-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. For information regarding prior grants of WebMD Restricted Stock and options to purchase WebMD Common Stock made to Mr. Wygod, see “Executive Compensation Tables” above.

•

The 2008 Amendment extended the employment period, under the employment agreement, through December 31, 2012 and thereafter on a month-to-month basis. A non-renewal by WebMD would be treated as a termination without “Cause” (as that term is described below) and have the consequences described below. Pursuant to the 2008 Amendment, upon the closing of the Merger, (i) Mr. Wygod’s employment would have terminated, (ii) Mr. Wygod would have become a non-executive Chairman of the Board of WebMD and (iii) Mr. Wygod would have been entitled to receive the cash severance and benefits provided in the employment agreement (described below). However, HLTH, WebMD and Mr. Wygod agreed, in the 2009 Amendment, that Mr. Wygod would continue to serve as executive Chairman of the Board of WebMD following the Merger. The 2009 Amendment also provided that Mr. Wygod would continue to have the right, if his employment were to terminate for any reason, to receive the severance he would have received under the 2008 Amendment had he become a non-employee Chairman of the Board of WebMD upon the closing of the Merger, as had originally been contemplated. Accordingly, upon any such termination, Mr. Wygod would be entitled to the following severance benefits:

–

a severance payment of $975,000 (Mr. Wygod’s base salary prior to the Merger), per year payable for three years following the date of termination in equal installments at the same time as WebMD’s payroll practices (for an aggregate of $2,925,000); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code;

–

a bonus payment in the amount of $933,333.34 (the average of the three annual bonuses prior to the closing date of the Merger) for each of the three calendar years following the date of termination (for an aggregate of $2.8 million), with the payments to be made at such time as bonuses are paid to executive officers generally for each such year; and

–

continued participation in WebMD’s health, dental, vision and life insurance plans in which he participates on the date of termination (or reasonably equivalent plans) for three years from the date of termination (or, if earlier, until eligible for comparable coverage with a subsequent employer).

•

If Mr. Wygod’s employment is terminated by WebMD without Cause, by Mr. Wygod for Good Reason or as a result of death or disability, the vesting of all of his options and restricted stock would accelerate and his options would remain outstanding for three years (but in no event longer than the expiration of the original term). In the event of a Change in Control, Mr. Wygod’s equity would fully vest and, if his employment terminates after that, his options would remain outstanding through the expiration of the original term. In addition, all cash amounts payable to Mr. Wygod in connection with his termination on or following a Change in Control are required to be placed in a rabbi trust.

•

In addition, if the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD, Mr. Wygod shall be entitled to receive the Supplemental Bonus Plan contribution made by WebMD on his behalf for the most recent year, if not previously distributed to him.

•

For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against WebMD or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that WebMD materially breached any material provisions of the employment agreement, (iii) failure to serve on WebMD’s Board or Executive Committee of WebMD’s Board, or (iv) the occurrence of a Change in Control (as defined in the HLTH 2000 Plan, which definition is substantially the same as the definition in the 2005 Plan) of WebMD.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the third anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Wygod under the employment agreement are subject to his continued compliance with these covenants.

•

The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible by WebMD for federal income tax purposes.

Steven Zatz, M.D.

We are party to an employment agreement with Steven Zatz, M.D., who serves as our President, which was entered into on July 14, 2005 and amended on December 14, 2008, July 23, 2011, November 14, 2012, March 5,

2013 (as used in the summary below, the “March 2013 Amendment”) and in August 2013 in connection with Dr. Zatz’s appointment as WebMD’s President below (as used in the summary below, the “August 2013 Amendment” and, together with the March 2013 Amendment, the “2013 Amendments”). The following is a description of Dr. Zatz’s employment agreement with us, as amended, along with a summary of compensation decisions made with respect to Dr. Zatz for 2015:

•	Dr. Zatz’s base salary rate is $500,000 per year. No change has been made to this rate since it was set in August 2013.

•

Dr. Zatz’s target bonus for 2015 was 150% of his base salary, with the actual amount of any such bonus being determined by the Compensation Committee in its discretion. In March 2016, the Compensation Committee approved a 2015 annual bonus of $490,000 for Dr. Zatz, which was paid to him in March 2016. In addition, the Compensation Committee approved a 2015 SBP Contribution of $210,000 for Dr. Zatz. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2015 – 2015 Bonuses and Supplemental Bonus Plan Contributions” above.

•

On March 25, 2015, the Compensation Committee granted to Dr. Zatz 40,000 shares of WebMD Restricted Stock and options to purchase 80,000 shares of WebMD Common Stock with an exercise price of $42.99 per share, the closing price of WebMD Common Stock on March 25, 2015, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. For the grants of both the WebMD Restricted Stock and the options, one-half of the amount granted is scheduled to vest on each of the second and third anniversaries of the date of grant. For information regarding prior grants to Dr. Zatz, see “Executive Compensation Tables” above.

•	In the event of the termination of Dr. Zatz’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to the following under the 2013 Amendments:

–	to continue to receive his base salary for one year from the date of termination;

–	to receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

–

if the date of termination is on or after July 1 and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

In addition, if the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD or if Dr. Zatz resigns after one year following a Change of Control, the WebMD Restricted Stock granted to him in 2013 and all options to purchase WebMD Common Stock granted to him that were outstanding as of August 11, 2013 (including the grant made to him on that date, as described above) would be deemed fully vested and the options would remain outstanding for one year from the date of termination.

•

With respect to the grants of WebMD Restricted Stock and of options to purchase WebMD Common Stock made to Dr. Zatz on March 25, 2015, those grants would be deemed fully vested on the date of termination and the options would remain outstanding for the remainder of their term, but only if there was a termination by WebMD without Cause or by Dr. Zatz for Good Reason after a Change of Control. Accelerated vesting of the March 25, 2015 grants will not occur upon a resignation by Dr. Zatz following a Change in Control unless that resignation is for “Good Reason” (as defined in his employment agreement).

•

In addition, if the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD, Dr. Zatz shall be entitled to receive the Supplemental Bonus Plan contribution made by WebMD on his behalf for the most recent year, if not previously distributed to him.

•

The definitions of “Change of Control,” “Cause” and “Good Reason” are identical to those contained in Mr. Schlanger’s agreement described above, except that they reference Dr. Zatz’s position and responsibilities where applicable.

Dr. Zatz is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation and non-competition provisions that end on the first anniversary of the date his employment ceases. The post-employment payments and benefits due to Dr. Zatz are subject to his continued compliance with these covenants.

Compensation of Kevin M. Cameron

Kevin M. Cameron, who formerly served as Chief Executive Officer of HLTH and as a member of its Board of Directors, became a member of the Board of Directors of WebMD upon completion of the Merger in October 2009 and resigned from the Board on August 5, 2016 and also ceased to be an employee of WebMD on that date. Shortly after the Merger, Mr. Cameron returned from medical leave to active employment with WebMD on a part-time basis as a Special Advisor to the Chairman. His annual salary rate for that position was $100,000 per year. The amount of any bonus payable to Mr. Cameron was in the discretion of the WebMD Compensation Committee and no bonus was paid to him for 2015. During 2015, a total of 5,625 shares of WebMD Restricted Stock held by Mr. Cameron vested, resulting in a realized value of $218,138 (determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common Stock on the applicable vesting date). During 2015, Mr. Cameron did not receive any grants of WebMD Restricted Stock or options to purchase WebMD Common Stock. Mr. Cameron did not receive any compensation for his service as a member of WebMD’s Board of Directors.

As of August 8, 2016, Mr. Cameron held through a family trust: (a) non-qualified options (originally granted by HLTH prior to the Merger) to purchase 332,736 shares of WebMD Common Stock with an exercise price of $26.69 per share (all of which are vested and will expire on October 21, 2016); (b) non-qualified options (originally granted by HLTH prior to the Merger) to purchase 17,776 shares of WebMD Common Stock with an exercise price of $21.29 per share (all of which are vested and will expire on August 4, 2017); and (c) non-qualified options to purchase 60,000 shares of WebMD Common Stock granted, under the 2005 Plan, on September 25, 2011 with an exercise price of $29.44 (all of which are vested and will expire on August 4, 2017).

Upon the completion of the Merger, Mr. Cameron was entitled to resign for good reason under his employment agreement with HLTH and to receive certain severance benefits. WebMD and Mr. Cameron entered into an agreement, in connection with Mr. Cameron’s resuming part-time employment, that delayed Mr. Cameron receiving those severance benefits until his employment terminated. The severance benefits include:

•

as a result of his serving as HLTH’s Chief Executive Officer for over three years, he is entitled to continuation of his base salary for three years from his termination date at the rate in effect when he served as CEO of HLTH, which was $660,000 per year (an aggregate of $1.98 million); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code; and

•

continued participation for three years, on the same terms and conditions that would have applied had he remained employed by WebMD during such period, in all health, medical, dental, life and disability plans provided to him at the time of such termination and which are provided to employees generally following the date of termination (or comparable plans).

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information, as of December 31, 2015, about our equity compensation plans.

	(a)	(b)	(c)
Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	7,377,577	$36.50	2,320,338
Equity compensation plans not approved by security holders(2)	1,000	$40.60	—

Total	7,378,577	$36.51	2,320,338	(3)

(1)	This table does not include outstanding options to acquire 491,858 shares of WebMD Common Stock at a weighted-average exercise price of $25.45 per share, as of December 31, 2015, that were assumed by WebMD in the Merger. We cannot grant additional awards under equity compensation plans assumed in the Merger. For additional information regarding the assumed options, see Note 8 to the Consolidated Financial Statements included in Annex A to this Proxy Statement. The 2005 Plan is the only equity compensation plan under which we could make grants as of December 31, 2015.

(2)	As of December 31, 2015, the only plan included in this category is the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC (which we refer to as the Subimo Plan), which did not require approval of our stockholders under applicable law and Nasdaq rules. The grants under the Subimo Plan were all made in connection with the acquisition of Subimo by WebMD in December 2006 and no further grants may be made under that plan. The options that remain outstanding under the Subimo Plan are all vested and expire on December 15, 2016, the tenth anniversary of the date of grant.

(3)	In 2010, the Compensation Committee implemented a sublimit on the number of shares available for grants of restricted stock and similar types of awards for which no exercise or purchase price is payable (often referred to as “full value awards”) so that only 20% of the shares available for grant could be used for full value awards. The same 20% sublimit applies to the shares added to the 2005 Plan since then. As of December 31, 2015, 545,709 shares were available for grant as full value awards under the 2005 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

WebMD was reimbursed approximately $367,800 and $356,800 for 2015 and 2014, respectively, by Martin J. Wygod, our Chairman of the Board, and a corporation that he controls, for personal use of certain company staff and office facilities and for the personal portion of certain travel expenses. In 2015, WebMD leased certain office space from The Rose Foundation, Inc. and the WebMD Health Foundation, Inc., two charitable foundations for which Mr. Wygod serves as a trustee, for a total of $12,000.

Mr. Wygod’s son is employed by WebMD as Vice President – Business Development. His annual salary rate is $190,000, and he has a bonus target of 25% of annual salary. On May 27, 2014, he received a grant of options to purchase 5,000 shares under the 2005 Plan, with an exercise price of $43.05 per share, with 25% of the grant scheduled to vest on each of the first four anniversaries of the date of grant. On December 11, 2014, he received a grant of 4,000 shares of WebMD Restricted Stock and a grant of options to purchase 20,000 shares under the 2005 Plan, with an exercise price of $36.73 per share, with 25% of each of the grants scheduled to vest on each of the first four anniversaries of the date of grant. On December 21, 2015, he received a grant of 4,000 shares of WebMD Restricted Stock and a grant of options to purchase 20,000 shares under the 2005 Plan, with an exercise price of $46.75 per share, with 25% of each of the grants scheduled to vest on each of the first four anniversaries of the date of grant.

Audit Committee Review of Related Party Transactions

Under our company’s Code of Business Conduct, directors and executive officers are required to disclose to either of our Co-General Counsel or to our Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with our company, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under our Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of our company. The Audit Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and our company may violate our Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and, if not, whether they are otherwise reasonable and fair to WebMD. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a Non-Employee Director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

PROPOSAL 2:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules, we are providing WebMD stockholders with the opportunity to cast an advisory vote regarding the compensation of WebMD’s Named Executive Officers, as described in this Proxy Statement. The Dodd-Frank Act requires public companies to hold advisory votes on executive compensation at least once every three years and the Compensation Committee of our Board has determined to hold such advisory votes annually. Accordingly, the following resolution will be submitted for a stockholder vote at the 2016 Annual Meeting:

“RESOLVED, that the stockholders of WebMD Health Corp. (“WebMD”) approve, on an advisory basis, the compensation of WebMD’s Named Executive Officers, as disclosed in the Proxy Statement for WebMD’s 2016 Annual Meeting, including in the Compensation Discussion and Analysis section, the compensation tables and the narrative disclosures.”

This proposal is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement. The Say-on-Pay Vote at our 2016 Annual Meeting is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate to the Compensation Committee their views on overall compensation practices relating to WebMD’s Named Executive Officers, as described in this Proxy Statement. In determining how to vote on Proposal 2, we encourage you to review “Executive Compensation — Compensation Discussion and Analysis” above, which discusses in detail how our compensation policies and procedures implement our compensation philosophy and how WebMD’s 2015 performance relates to the Compensation Committee’s decisions regarding 2015 executive compensation.

Background

The Say-on-Pay Vote is advisory in nature and is not binding. However, the Board and the Compensation Committee value the opinions of WebMD’s stockholders as expressed through their votes and other communications and the Compensation Committee intends to consider the results of the stockholder vote on this Proposal 2 when making future determinations relating to executive compensation. WebMD has sought and received input from its stockholders regarding WebMD’s compensation practices as part of the process of soliciting proxies for our past several Annual Meetings of Stockholders. In each of the past three years, we have reached out to those we believed held 0.5% or more of our Common Stock (which, in the aggregate, generally represented at least 50% of our outstanding Common Stock) and spoke to all holders who indicated a willingness to provide their views. We also have regular contact with our stockholders at other points in the year, including at investor conferences and in meetings and telephone calls, at which we address areas of interest to them, including corporate governance and executive compensation, and seek their views on those and other matters.

In response to input from stockholders in 2015, the Compensation Committee implemented a new annual cash bonus program applicable to WebMD’s executive officers for the 2016 fiscal year. As more fully described under “Executive Compensation – Compensation Discussion and Analysis – 2016 Bonus Program” above, the new bonus program relies on pre-set financial targets as the primary basis for determining the annual cash bonuses to be paid. In addition, in late 2015, the Compensation Committee engaged the Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice to provide information, analysis and advice to assist the Compensation Committee in the performance of its duties, including with respect to the structuring of the new bonus program. See “Corporate Governance – Committees of the Board of Directors – Compensation Committee” above for additional background. For a discussion of how the Compensation Committee took input from stockholders into account in its other decisions in recent years, see “Executive Compensation – Compensation Discussion and Analysis – Consideration of the Advisory Vote on Executive Compensation at the 2015 Annual Meeting of Stockholders” above.

As discussed in “Executive Compensation – Compensation Discussion and Analysis” above, the various elements of WebMD’s executive compensation program are intended to work together to provide total compensation that is reasonable and competitive and that reflects both our company’s performance and the individual performance of our executive officers. In addition, the Compensation Committee believes it is important that compensation be well understood by the executives and other employees who receive it and by our stockholders, and has implemented a compensation program that it believes meets that goal. Generally, for our

Named Executive Officers, the most significant form of compensation is the options to purchase WebMD Common Stock granted to them under the 2005 Plan. Our employees (including our Named Executive Officers) receive value from stock options only if the price of WebMD Common Stock increases over the price on the grant date, which rewards employees for increasing stockholder value and aligns their interests with the long-term interests of our stockholders. These options vest over time (generally over a period of 3 to 4 years) and the vesting schedules applicable to these option grants are intended to promote retention of employees during the vesting period. However, as required under applicable SEC rules, in the disclosures contained in this Proxy Statement, WebMD includes the full grant date fair value of option grants (estimated using the Black-Scholes Option Pricing Model) as compensation in the year in which the grant is made and no compensation for such grants in any other year, regardless of the vesting schedule of the grant. The Compensation Committee considers the vesting schedule of option grants to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be compensation provided over a period of time as the options vest, rather than assigned solely to the year of grant.

On behalf of the Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

PROPOSAL 3:    RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 is a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2016.

The Audit Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board, recommends to stockholders that they ratify that appointment. Ernst & Young LLP has served as WebMD’s independent auditors since WebMD’s initial public offering in 2005 and served as HLTH’s independent auditors from 1995 until completion of the Merger in October 2009.

Although stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law, the Board believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If Proposal 3 is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but is not obligated to appoint another independent registered public accounting firm. If the selection of Ernst & Young LLP is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

The Board of Directors recommends a vote “FOR” the approval of Proposal 3.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders.

Services and Fees of Ernst & Young LLP

In addition to retaining Ernst & Young LLP to audit WebMD’s Consolidated Financial Statements for 2015 and 2014 and to review quarterly financial statements during those years, WebMD retained Ernst & Young LLP to provide certain related services. The fees for Ernst & Young LLP’s services were:

Type of Fees	2015	2014
Audit Fees	$1,114,691	$1,047,469
Audit-Related Fees	90,200	30,390
Tax Fees	64,222	147,620
All Other Fees	2,036	2,172

Total Fees	$1,271,149	$1,227,651

In the above table, in accordance with applicable SEC rules:

•

“audit fees” include: (a) fees for professional services (i) for the audit of Consolidated Financial Statements of WebMD for each year, (ii) for review of the Consolidated Financial Statements included in WebMD’s Quarterly Reports on Form 10-Q filed during each year, and (iii) for the audits of internal control over financial reporting with respect to WebMD for each year; and (b) fees for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for each year;

•

“audit-related fees” are fees in each year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees related to employee benefit plan and other audits during each year;

•	“tax fees” are fees in the year for professional services for tax compliance, tax advice, and tax planning and analysis; and

•	“all other fees” are fees in the year for any products and services not included in the first three categories and consist of a subscription to Ernst & Young’s online research tool.

None of these services were provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committee. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to WebMD in 2015 is compatible with Ernst & Young maintaining its independence.

The Audit Committee considers whether to pre-approve audit services and fees and certain recurring non-audit services and fees on an annual basis and considers other permissible non-audit services on a case-by-case basis. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee are Neil F. Dimick, James V. Manning and William J. Marino and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as WebMD’s independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted services provided by WebMD’s registered public accounting firm;

•	approving the fees to be paid to WebMD’s registered public accounting firm;

•	reviewing the adequacy and effectiveness of WebMD’s internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving WebMD’s internal audit plan and reviewing reports of WebMD’s internal auditors;

•	determining whether to approve related party transactions (see “Certain Relationships and Related Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of WebMD’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by WebMD’s Board of Directors, a copy of which is included as Annex H to this Proxy Statement.

This report reviews the actions taken by the Audit Committee with regard to WebMD’s financial reporting process for 2015 and particularly with regard to WebMD’s audited consolidated financial statements and the related schedule included in Annex A to this Proxy Statement.

WebMD’s management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. WebMD’s independent auditors are responsible for performing an independent audit of WebMD’s consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in Annex A to this Proxy Statement. In addition, the Audit Committee reviewed with WebMD’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of WebMD’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in Annex A to this Proxy Statement. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and WebMD, including the matters in the written disclosures required of Ernst & Young LLP by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit

Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services (see “Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm — Services and Fees of Ernst & Young LLP” above) during 2015 by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.

Additionally, the Audit Committee discussed with WebMD’s independent auditors the overall scope and plan for their audit of WebMD’s financial statements and their audits of its internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to WebMD’s Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of WebMD’s internal control over financial reporting be included in WebMD’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young LLP as WebMD’s independent auditors for 2016.

Neil F. Dimick

James V. Manning

William J. Marino

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

WebMD plans to hold its 2017 Annual Meeting on September 27, 2017.

Submission of Proposals for Inclusion in WebMD’s Proxy Materials. Proposals that stockholders intend to present at the 2017 Annual Meeting must be received by WebMD’s Corporate Secretary (at the address provided below under “— Advance Notice Provisions under WebMD’s Bylaws”) not later than April 17, 2017 if they are to be eligible for consideration for possible inclusion in WebMD’s proxy statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case WebMD will announce any change in that deadline when WebMD first announces the change in meeting date.

Advance Notice Provisions under WebMD’s Bylaws. WebMD’s Amended and Restated By-laws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in WebMD’s proxy statement. For these nominations or other business to be properly brought before the 2017 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 90 days and not more than 120 days in advance of the anniversary of the 2016 Annual Meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. Accordingly, if a stockholder intends to submit a director nomination or a proposal at the 2017 Annual Meeting that is not intended for inclusion in WebMD’s proxy statement relating to that meeting, notice from the stockholder in accordance with the requirements in the WebMD Amended and Restated By-laws must be received by WebMD no later than July 1, 2017, unless the date of the meeting is changed, in which case WebMD will announce any change in the date by which the notice must be received by WebMD when WebMD first announces the change in meeting date. All notices of proposals by stockholders, whether or not intended to be included in WebMD’s proxy materials, should be sent to: Corporate Secretary, WebMD Health Corp., 395 Hudson Street, New York, New York 10014.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

We make available free of charge at www.wbmd.com (in the “Investor Relations” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of WebMD Common Stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. A stockholder who wishes to receive a separate copy of this Proxy Statement, now or in the future, should submit this request by writing to Investor Relations, WebMD Health Corp., 395 Hudson Street, New York, NY 10014, or by calling (212) 624-3817. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

MISCELLANEOUS

Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements and Supplemental Data

Page
Historical Financial Statements:
Report of Management on Internal Control Over Financial Reporting	2
Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	3
Report of Independent Registered Public Accounting Firm	4
Consolidated Balance Sheets as of December 31, 2015 and 2014	5
Consolidated Statements of Operations for the Years Ended December 31, 2015, 2014 and 2013	6
Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2015, 2014 and 2013	7
Consolidated Statements of Equity for the Years Ended December 31, 2015, 2014 and 2013	8
Consolidated Statements of Cash Flows for the Years Ended December 31, 2015, 2014 and 2013	9
Notes to Consolidated Financial Statements	10
Supplemental Financial Data:
The following supplemental financial data of the Registrant and its subsidiaries required to be included in Item 15(a)(2) on Form 10-K are listed below:
Schedule II – Valuation and Qualifying Accounts	S-1

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 1

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of WebMD Health Corp. is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

WebMD management assessed the effectiveness of WebMD’s internal control over financial reporting as of December 31, 2015. In making this assessment, WebMD management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on that assessment and those criteria, WebMD management concluded that WebMD maintained effective internal control over financial reporting as of December 31, 2015.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, has audited the Company’s internal control over financial reporting as of December 31, 2015, as stated in their report which appears on page 3.

February 29, 2016

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited WebMD Health Corp.’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). WebMD Health Corp.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, WebMD Health Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of WebMD Health Corp. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2015 of WebMD Health Corp. and our report dated February 29, 2016 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

February 29, 2016

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited the accompanying consolidated balance sheets of WebMD Health Corp. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WebMD Health Corp. at December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), WebMD Health Corp.’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 29, 2016 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

February 29, 2016

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 4

WEBMD HEALTH CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$641,165	$706,776
Accounts receivable, net of allowance for doubtful accounts of $1,040 at December 31, 2015 and $631 at December 31, 2014	174,313	136,806
Prepaid expenses and other current assets	18,998	13,877
Deferred tax assets	16,126	18,147

Total current assets	850,602	875,606
Property and equipment, net	81,027	59,573
Goodwill	202,980	202,980
Intangible assets, net	10,894	14,215
Deferred tax assets	—	18,947
Other assets	20,464	26,236

TOTAL ASSETS	$1,165,967	$1,197,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$80,664	$72,658
Deferred revenue	102,715	89,785
2.25% convertible notes due 2016	102,682	—

Total current liabilities	286,061	162,443
2.25% convertible notes due 2016…	—	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	23,678	21,293
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 650,000,000 shares authorized; 57,437,992 shares issued at December 31, 2015 and December 31, 2014	574	574
Additional paid-in capital	9,238,444	9,214,800
Treasury stock, at cost; 20,621,216 shares at December 31, 2015 and 21,084,995 shares at December 31, 2014	(678,069)	(685,659)
Accumulated other comprehensive income	357	976
Accumulated deficit	(8,405,078)	(8,469,102)

Stockholders’ equity	156,228	61,589

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,165,967	$1,197,557

See accompanying notes.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 5

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
Revenue	$636,399	$580,449	$515,293
Cost of operations	247,311	224,094	209,740
Sales and marketing	138,025	136,160	127,997
General and administrative	91,580	94,119	93,220
Depreciation and amortization	30,521	29,811	26,606
Interest income	51	69	76
Interest expense	23,123	24,686	22,826
Loss on convertible notes	2,058	—	4,871
Gain on investments	139	—	—
Other expense	4,100	—	1,353

Income from continuing operations before income tax provision	99,871	71,648	28,756
Income tax provision	35,847	30,707	13,640

Income from continuing operations	64,024	40,941	15,116
Income from discontinued operations, net of tax	—	1,122	—

Net income	$64,024	$42,063	$15,116

Basic income per common share:
Income from continuing operations	$1.75	$1.08	$0.32
Income from discontinued operations	—	0.03	—

Net income	$1.75	$1.11	$0.32

Diluted income per common share:
Income from continuing operations	$1.48	$0.97	$0.31
Income from discontinued operations	—	0.03	—

Net income	$1.48	$1.00	$0.31

Weighted-average shares outstanding used in
computing per share amounts:
Basic	36,600	37,869	46,830

Diluted	52,653	45,614	48,398

See accompanying notes.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 6

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

	Years Ended December 31,
	2015	2014	2013
Net income	$64,024	$42,063	$15,116
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(619)	976	—

Total other comprehensive (loss) income, net of tax	(619)	976	—

Comprehensive income	$63,405	$43,039	$15,116

See accompanying notes.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 7

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF EQUITY

(In thousands, except share data)

`	Stockholders’ Equity
			Additional Paid-In Capital			Accumulated Other Comprehensive Income		Total Stockholders’ Equity
	Common Stock			Treasury Stock			Accumulated Deficit
	Shares	Amount		Shares	Amount
Balances at December 31, 2012	62,437,992	$624	$9,489,099	13,425,144	$(453,453)	$—	$(8,526,281)	$509,989
Net income	—	—	—	—	—	—	15,116	15,116
Issuance of stock for option exercises and other issuances	—	—	(83,165)	(1,938,041)	100,961	—	—	17,796
Tax benefit realized from issuances of common stock	—	—	58	—	—	—	—	58
Stock-based compensation expense	—	—	38,186	—	—	—	—	38,186
Repurchase of shares through tender offers	(5,000,000)	(50)	(170,466)	—	—	—	—	(170,516)
Purchases of treasury stock	—	—	—	6,794,395	(219,729)	—	—	(219,729)

Balances at December 31, 2013	57,437,992	574	9,273,712	18,281,498	(572,221)	—	(8,511,165)	190,900
Net income	—	—	—	—	—	—	42,063	42,063
Other comprehensive income, net of tax	—	—	—	—	—	976	—	976
Issuance of stock for option exercises and other issuances	—	—	(105,382)	(2,356,573)	112,898	—	—	7,516
Tax benefit realized from issuances of common stock	—	—	14,239	—	—	—	—	14,239
Stock-based compensation expense	—	—	32,231	—	—	—	—	32,231
Repurchase of shares through tender offers	—	—	—	2,000,000	(97,588)	—	—	(97,588)
Purchases of treasury stock	—	—	—	3,160,070	(128,748)	—	—	(128,748)

Balances at December 31, 2014	57,437,992	574	9,214,800	21,084,995	(685,659)	976	(8,469,102)	61,589
Net income	—	—	—	—	—	—	64,024	64,024
Other comprehensive loss, net of tax	—	—	—	—	—	(619)	—	(619)
Issuance of stock for option exercises and other issuances	—	—	(19,135)	(1,152,246)	35,996	—	—	16,861
Tax benefit realized from issuances of common stock	—	—	39,002	—	—	—	—	39,002
Correcting adjustment to prior years’ tax benefits realized from issuances of common stock	—	—	(29,499)	—	—	—	—	(29,499)
Stock-based compensation expense	—	—	33,276	—	—	—	—	33,276
Purchases of treasury stock	—	—	—	688,467	(28,406)	—	—	(28,406)

Balances at December 31, 2015	57,437,992	$574	$9,238,444	20,621,216	$(678,069)	$357	$(8,405,078)	$156,228

See accompanying notes.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 8

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income	$64,024	$42,063	$15,116
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(1,122)	—
Depreciation and amortization	30,521	29,811	26,606
Non-cash interest, net	4,172	4,511	4,192
Non-cash stock-based compensation	33,743	32,546	38,550
Deferred income taxes	(7,713)	14,717	13,070
Loss on convertible notes	2,058	—	4,871
Gain on investments	(139)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(37,507)	(12,574)	(17,610)
Prepaid expenses and other, net	(4,132)	(673)	266
Accrued expenses and other long-term liabilities	9,606	(380)	8,061
Deferred revenue	12,930	4,637	(7,028)

Net cash provided by continuing operations	107,563	113,536	86,094
Net cash used in discontinued operations	—	(384)	—

Net cash provided by operating activities	107,563	113,152	86,094
Cash flows from investing activities:
Cash paid in business combination	—	(3,182)	—
Proceeds from sale of investments	139	—	—
Purchases of property and equipment	(48,372)	(23,194)	(22,341)
Proceeds from sale of property and equipment	—	—	1,381

Net cash used in investing activities	(48,233)	(26,376)	(20,960)
Cash flows from financing activities:
Proceeds from exercise of stock options	21,939	40,602	29,724
Cash used for withholding taxes due on stock-based awards	(6,438)	(33,385)	(12,526)
Net proceeds from issuance of convertible notes	—	—	291,823
Repurchase of convertible notes	(151,038)	—	(150,354)
Repurchase of shares through tender offers	—	(97,588)	(170,516)
Purchases of treasury stock	(28,406)	(128,748)	(220,298)
Excess tax benefit on stock-based awards	39,002	14,239	58

Net cash used in financing activities	(124,941)	(204,880)	(232,089)

Net decrease in cash and cash equivalents	(65,611)	(118,104)	(166,955)
Cash and cash equivalents at beginning of period	706,776	824,880	991,835

Cash and cash equivalents at end of period	$641,165	$706,776	$824,880

See accompanying notes.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 9

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1.    Background and Basis of Presentation

Background

WebMD Health Corp. (the “Company” or “WebMD”) is a Delaware corporation that was incorporated on May 3, 2005. The Company completed an initial public offering on September 28, 2005. The Company’s Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market. The Company generates revenue from the advertising and sponsorship services of The WebMD Health Network and related operations, from the private portal services it markets under the WebMD Health Services brand and from certain information services, each of which is described below and discussed further under “Presentation of Segment Information” in Note 2.

Advertising and Sponsorship. The WebMD Health Network includes: www.WebMD.com, the Company’s primary public portal for consumers and related mobile-optimized sites and mobile apps; www.Medscape.com, the Company’s primary public portal for physicians and other healthcare professionals and related mobile services; and other sites and apps through which the Company provides branded health and wellness content, tools and services. The Company’s services for consumers enable them to obtain information on health and wellness topics or on a particular disease or condition, to assess their personal health status, to use online trackers, tools and quizzes, to locate physicians, to receive periodic e-mailed newsletters and alerts on topics of individual interest, and to participate in online communities with peers and experts. The Company’s services for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. The Company does not charge any usage, membership or download fees for access to its public portals or mobile platforms. The Company generates revenue from its public portals and mobile platforms primarily through the sale of various types of advertising and sponsorship programs to its clients, which include: pharmaceutical, biotechnology and medical device companies; hospitals, clinics and other healthcare services companies; health insurance providers; consumer products companies whose products or services relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention; and various other businesses, organizations and governmental entities. Advertisers and sponsors use the Company’s services to reach, educate and inform target audiences of consumers, physicians and other healthcare professionals. The Company also generates revenue from advertising sold in WebMD Magazine, a consumer magazine distributed to physician office waiting rooms.

Private Portal Services. The Company’s private portals platform and related services help employers and health plans improve the health of their employee and plan participant population and, as a result, manage their healthcare costs. The Company markets these private portals and related services under the WebMD Health Services brand. The Company hosts its WebMD Health Services platform for private and public sector employers and health plans and its cloud-based online services can be accessed by their employees and plan participants using a computer, a tablet or a smartphone. The WebMD Health Services platform provides an online personal health record application and personalized content, tools and other resources relevant to the specific individual’s eligibility, coverage and wellness profile, including decision-support applications that help users make informed decisions about health risks, lifestyle choices, healthcare providers, treatment options, and healthcare benefits options. The Company’s flexible architecture allows it to integrate with the client’s existing programs, Websites and intranets for their employees and plan participants. The Company also offers clients the ability to design team-based and individual wellness challenges that help foster a culture of wellness in the workplace. In addition, the Company offers telephonic, online and onsite health coaching and targeted condition management programs that help employees and plan participants make healthier lifestyle choices to achieve their health and wellness goals. The Company generates revenue from subscriptions to its WebMD Health Services platform by employers and health plans, either directly or through its distributors. WebMD offers its health coaching services and its condition management programs on a per-participant basis.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 10

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Information Services. The Company also generates revenue from the sale of certain information products and services on a standalone basis using de-identified data that it licenses from a small number of third party data sources, of which the principal source is a license retained by HLTH Corporation (“HLTH”), the Company’s former parent company, in connection with the sale of its Emdeon Business Services (“EBS”) business. As the successor to HLTH, the Company received this license which provides the Company the rights to certain de-identified data from the operation of the EBS business (which is now known as Change Healthcare) through early February 2018 for use in the development and commercialization of various information products and services. Customers include data services, informatics and consulting companies.

Basis of Presentation

The accompanying Consolidated Financial Statements include the consolidated accounts of the Company and its wholly-owned subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The results of operations for companies acquired or disposed of are included in the Consolidated Financial Statements from the effective date of acquisition or up to the date of disposal. All material intercompany balances and transactions have been eliminated in consolidation.

2.    Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the Consolidated Financial Statements. Significant estimates and assumptions by management affect the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite-lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued liabilities, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. The Company’s public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of the Company’s public portals. This portion of the Company’s revenue is usually the lowest in the first quarter of each calendar year, and generally increases during each consecutive quarter

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 11

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

throughout the year. The timing of revenue in relation to the Company’s expenses, many of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing, and general and administrative expenses as a percentage of revenue in each calendar quarter.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

Fair Value

The carrying amount of cash and cash equivalents, accounts receivable, accrued expenses and deferred revenue is deemed to approximate fair value due to the immediate or short-term maturity of these financial instruments. See Note 12 for further information on the fair value of the Company’s investments.

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture and fixtures	4 to 7 years
Software	3 years
Building and improvements	Up to 40 years
Website development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major improvements are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets result from business combinations accounted for under the acquisition method. Goodwill and other intangible assets with indefinite lives are not amortized and are subjected to impairment review by applying fair value based tests. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	3 to 5 years
Customer relationships	5 to 12 years
Acquired technology and patents	3 years
Trade names	Up to 10 years

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ANNEX A – PAGE 12

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Recoverability

The Company reviews the carrying value of goodwill and indefinite-lived intangible assets annually and whenever indicators of impairment are present. The Company has one reporting unit and tests goodwill for impairment at the reporting unit level only when, after completing a qualitative analysis, it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value. Fair value is determined using an income approach valuation. A reporting unit is defined as an operating segment or one level below an operating segment.

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Based on the Company’s analysis, there was no impairment of goodwill or indefinite-lived intangible assets during the years ended December 31, 2015, 2014 and 2013.

Internal Use Software

Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria have been met, direct costs incurred in developing or obtaining computer software are capitalized. The Company capitalized $6,441 and $5,369 during the years ended December 31, 2015 and 2014, respectively. Capitalized internal use software development costs are included in property and equipment in the accompanying consolidated balance sheets. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. Depreciation expense related to internal use software was $6,403, $6,449 and $5,070 for the years ended December 31, 2015, 2014 and 2013, respectively. The remaining balance of internal use software, net of accumulated depreciation, was $11,630 and $11,597 as of December 31, 2015 and 2014, respectively.

Website Development Costs

Costs related to the planning and post-implementation phases of WebMD’s Website development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $4,861 and $5,539 during the years ended December 31, 2015 and 2014, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation expense related to Website development costs was $6,580, $6,421 and $5,696 during the years ended December 31, 2015, 2014 and 2013, respectively. The remaining balance of Website development costs, net of accumulated depreciation, was $9,624 and $11,343 as of December 31, 2015 and 2014, respectively.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. Total restricted cash was $3,547 and $1,765 as of December 31, 2015 and 2014, respectively, and is included in other assets in the accompanying consolidated balance sheets.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Deferred Charges

Other assets includes costs associated with the issuance of the Company’s convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. During the year ended December 31, 2011, the Company capitalized issuance costs of $12,655 and $12,595, related to the issuance of its 2.50% Convertible Notes due 2018 (the “2.50% Notes”) and its 2.25% Convertible Notes due 2016 (the “2.25% Notes”), respectively. Additionally, during the year ended December 31, 2013, the Company capitalized $8,177 of issuance costs in connection with the 2013 issuance of its 1.50% Convertible Notes due 2020 (the “1.50% Notes”). The aggregate amortization of these issuance costs, which is included within interest expense in the accompanying consolidated statements of operations, was $4,172, $4,511 and $4,192 for the years ended December 31, 2015, 2014 and 2013, respectively. During the years ended December 31, 2015 and 2013, the Company wrote off issuance costs of $571 and $2,285, respectively, in connection with the repurchase of a portion of its 2.25% Notes. As of December 31, 2015 and 2014, there were $9,612 and $14,355, respectively, of unamortized issuance costs included in other assets within the accompanying consolidated balance sheets.

Deferred Revenue

Deferred revenue consists of invoices sent to customers or payments received from customers, in advance of revenue recognition and is recognized as the revenue recognition criteria are met. Deferred revenue is influenced by several factors, including the timing of invoices to our customers and the timing of payments received from our customers in relation to the timing of the revenue recognition for the related customer contract. Deferred revenue at each balance sheet date is expected to be recognized during the succeeding twelve month period and is therefore classified as a current liability within the accompanying consolidated balance sheets.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Presentation of Segment Information

The Company generates revenue in four groups, as set forth in the table below. The first group is “Advertising and Sponsorship – Biopharma and Medical Device” and consists of advertising and sponsorship revenue from pharmaceutical, biotechnology and medical device clients relating to ethical pharmaceutical products or other regulated devices or products or for sponsoring educational programs. The second category is “Advertising and Sponsorship – OTC, CPG and Other” and consists of advertising and sponsorship revenue relating to non-Rx or over-the-counter medications and other healthcare products, food and beverages, beauty products and other consumer products, as well as revenue from clients such as retailers, pharmacies, hospitals, health insurance companies and government agencies. The combined revenue of the first two groups is sometimes referred to as “Advertising and Sponsorship” revenue. The third group is “Private Portal Services” and consists of revenue from employers and health plans for subscriptions to the Company’s private portals solution and related services, including health coaching and condition management services. The fourth group is

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

“Information Services” and consists of revenue from the sale of stand-alone information and data products. Discrete financial information related to a measure of profit or loss for these four revenue groups is not available as they leverage many common expenses, and the Company does not separately allocate these common expenses in assessing the performance of its business. Accordingly, the Company views its business as one reportable segment.

The following table presents the revenues recognized from the four revenue groups described above:

	Years Ended December 31,
	2015	2014	2013
Advertising and sponsorship
Biopharma and medical device	$371,220	$329,329	$304,018
OTC, CPG and other	127,805	124,636	113,009

	499,025	453,965	417,027
Private portal services	110,441	103,182	82,111
Information services	26,933	23,302	16,155

	$636,399	$580,449	$515,293

The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. The Company recorded revenue from its international operations of $56,979, $46,095 and $31,340 during the years ended December 31, 2015, 2014 and 2013, respectively.

Sales, Use and Value Added Tax

The Company excludes sales, use and value-added tax from revenue in the accompanying consolidated statements of operations.

Advertising Costs

Advertising costs are generally expensed as incurred and totaled $4,359, $4,196 and $5,174 in 2015, 2014 and 2013, respectively.

Foreign Currency

The functional currency of the Company’s foreign operations is the U.S. dollar. Fluctuations in foreign currency monetary assets and liabilities result in gains or losses which are credited or charged to income. Foreign currency transactional gains or losses are also credited or charged to income.

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2015, 2014 or 2013 or more than 10% of the Company’s accounts receivable as of December 31, 2015 or 2014.

Loss Contingencies

The Company accounts for loss contingencies in accordance with Financial Accounting Standards Board (“FASB”) ASC No. 450, “Contingencies.” Under ASC No. 450, accruals for loss contingencies are recorded when

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

both (i) the information available indicates that it is probable that a liability has been incurred and (ii) the amount of the loss can be reasonably estimated. The Company records adjustments to these accruals to reflect the status of negotiations, settlements, advice of counsel and other information and events related to an individual matter.

Income Taxes

Deferred income taxes are recognized for the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized.

Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions. The Company reflects interest and penalties related to uncertain tax positions as part of the income tax provision in the accompanying consolidated statements of operations.

Accounting for Stock-Based Compensation

Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant-date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. The Company recognizes these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment award.

Revenue Recognition

Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements and subscriptions to healthcare management tools and private portals as well as related health coaching services is recognized ratably over the term of the applicable agreement. Revenue from information services is recognized as the underlying data is delivered. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements.

Contracts that contain multiple deliverables are subject to Accounting Standards Update (“ASU”) No. 2009-13 Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 requires the allocation of revenue to each deliverable of multiple-deliverable revenue arrangements, based on the relative selling price of each deliverable. It also defines the level of evidence of selling price required to separate deliverables and allows a company to make its best estimate of the selling price of deliverables when more objective evidence of selling price is not available.

Pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple deliverables, the Company allocates revenue to each deliverable based on relative selling price. The selling price for a deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price if neither VSOE nor TPE is available. The Company then recognizes revenue on each deliverable in accordance with its revenue recognition policies over the period that delivery occurs. VSOE of selling price is based on the price charged when the deliverable is sold separately. In determining VSOE, GAAP requires that a substantial majority of the selling prices fall within a reasonable range

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

based on historical pricing trends for specific products and services. TPE is based on competitor prices of similar deliverables when sold separately. The Company is not able to determine TPE of selling price as it is unable to reliably determine what competitors’ selling prices are for comparable services, combined with the fact that its services often contain unique features and customizations such that comparable services do not exist. The determination of best estimate of selling price is a judgmental process that considers multiple factors including, but not limited to, recent selling prices and related discounting practices for each service, market conditions, customer classes, sales channels and other factors.

Net Income Per Common Share

Basic income per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the periods presented. Diluted income per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the periods, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive (shares in thousands):

	Years Ended December 31,
	2015	2014	2013
Numerator:
Income from continuing operations – Basic	$64,024	$40,941	$15,116
Interest expense on 1.50% Notes, net of tax	3,456	3,456	—
Interest expense on 2.50% Notes, net of tax	7,189	—	—
Interest expense on 2.25% Notes, net of tax	3,460	—	—

Income from continuing operations – Diluted	$78,129	$44,397	$15,116

Income from discontinued operations, net of tax – Basic and Diluted	$—	$1,122	$—

Denominator:
Weighted-average shares – Basic	36,600	37,869	46,830
Stock options and restricted stock	1,412	2,060	1,568
1.50% Notes	5,694	5,685	—
2.50% Notes	6,205	—	—
2.25% Notes	2,742	—	—

Adjusted weighted-average shares after assumed conversions – Diluted	52,653	45,614	48,398

Basic income per common share:
Income from continuing operations	$1.75	$1.08	$0.32
Income from discontinued operations	—	0.03	—

Net income	$1.75	$1.11	$0.32

Diluted income per common share:
Income from continuing operations	$1.48	$0.97	$0.31
Income from discontinued operations	—	0.03	—

Net income	$1.48	$1.00	$0.31

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ANNEX A – PAGE 17

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

The Company has excluded certain of its convertible notes, as well as certain outstanding stock options and restricted stock, from the calculation of diluted income per common share during the periods in which such securities were anti-dilutive. The following table presents the total weighted-average number of potentially dilutive common shares that were excluded from the computation of diluted income per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2015	2014	2013
Options and restricted stock	3,678	2,594	5,744
1.50% Notes	—	—	556
2.25% Notes	—	3,506	5,020
2.50% Notes	—	6,195	6,148

	3,678	12,295	17,468

Discontinued Operations

A business unit is reported as a discontinued operation if its disposal represents a strategic shift that has, or will have, a major effect on the Company’s operations and financial results. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Recent Accounting Pronouncements

Accounting Pronouncement Adopted During 2015

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the criteria for determining which disposals can be presented as discontinued operations and modifies the related disclosure requirements. Under the revised guidance, a discontinued operation is defined as a disposal of a component or group of components that represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. The revised guidance was effective for the Company, on a prospective basis, beginning in the quarter ended March 31, 2015. The adoption of the revised guidance did not have an impact on the Company’s consolidated financial statements.

Accounting Pronouncements to be Adopted in the Future

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), to achieve a consistent application of revenue recognition within the U.S., resulting in a single revenue model to be applied by reporting companies under GAAP. Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the revised guidance requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU No. 2014-09 by one year. As a result, the revised guidance is effective for the Company beginning in the quarter ending March 31, 2018. Early adoption is permitted, but not before the original effective date of the guidance. The revised guidance is required to be applied retrospectively to each prior reporting period presented or

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ANNEX A – PAGE 18

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. The Company has not yet determined the impact the revised guidance will have on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2016; early adoption is permitted. The Company does not expect that the adoption of this guidance will have any impact on its consolidated financial statements as it does not have any share-based awards with performance targets currently outstanding.

In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2016 and is required to be applied retrospectively. Early adoption is permitted. The Company expects that the adoption of this guidance will only affect the balance sheet classification of its debt issuance costs.

In April 2015, the FASB issued ASU No. 2015-05, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement, which provides guidance in determining whether a cloud computing arrangement includes a software license. If it is determined that a cloud computing arrangement does include a software license, the software element should be accounted for consistent with the acquisition of other software licenses. If the arrangement does not include a software license, it should be accounted for as a service contract. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2016 and can be applied prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Early adoption is permitted. The Company does not expect the adoption of this guidance to have an impact on its consolidated financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which requires that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, rather than retrospectively adjusting previously reported amounts. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2016 and should be applied prospectively. Early adoption is permitted. The Company does not expect the adoption of this guidance to have an impact on its historical consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent in the consolidated balance sheet instead of separating deferred taxes into current and noncurrent. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2017 and should be applied either prospectively to all deferred tax assets and liabilities or retrospectively to all periods presented. Early adoption is permitted. The Company has not yet determined the impact the revised guidance will have on its consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which revises the classification and

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ANNEX A – PAGE 19

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

measurement of investments in certain equity investments and the presentation of certain fair value changes for certain financial liabilities measured at fair value. ASU No. 2016-01 also requires the change in fair value of many equity investments to be recognized in net income. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2018. The Company expects that the adoption of this guidance will only affect the balance sheet classification of its deferred tax assets.

In February 2016, the FASB issued ASU No. 2016-01, Leases (Topic 842), which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The revised guidance must be applied on a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The revised guidance is effective for the Company beginning in the quarter ending March 31, 2019. The Company has not yet determined the impact the revised guidance will have on its consolidated financial statements.

3.    Discontinued Operations

On October 19, 2009, the Company completed the sale of its Porex business. In connection with the sale of Porex, the Company agreed to indemnify Porex for certain tax matters. As of December 31, 2013, the remaining estimate of the Company’s tax indemnification liability related to Porex was $1,506. During the year ended December 31, 2014, the Company paid $384 in connection with the completion of the remaining tax audits for all periods covered under the indemnity agreement. The remaining indemnity liability of $1,122 was adjusted through income from discontinued operations during the year ended December 31, 2014. The Company has no further obligations related to this matter.

4.    Convertible Notes

2.50% Convertible Notes due 2018

On January 11, 2011, the Company issued $400,000 aggregate principal amount of its 2.50% Notes in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,345, after deducting the related offering expenses, of which approximately $100,000 was used to repurchase 1,920,490 shares of the Company’s Common Stock at a price of $52.07 per share, the last reported sale price of the Company’s Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, holders were able to surrender their 2.50% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 15.1220 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This was equivalent to an initial conversion price of approximately $66.13 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,048,800 shares of the Company’s Common Stock.

Effective April 4, 2012, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on April 3, 2012, the conversion rate was adjusted to 15.3223 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This was equivalent to an adjusted conversion price of approximately $65.26 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,128,920 shares of Common Stock following the April 4, 2012 adjustment. Effective September 11, 2013, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 10, 2013 (see Note 10 for additional

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ANNEX A – PAGE 20

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

discussion), the conversion rate was adjusted to 15.4764 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This was equivalent to an adjusted conversion price of approximately $64.61 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,190,560 shares of Common Stock following the September 11, 2013 adjustment.

Effective September 10, 2014, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 9, 2014 (see Note 10 for additional discussion), the conversion rate was adjusted to 15.5118 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This is equivalent to an adjusted conversion price of approximately $64.47 per share of Common Stock. In the aggregate, the 2.50% Notes are convertible into 6,204,720 shares of Common Stock following the September 10, 2014 adjustment.

Under the terms of the 2.50% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.50% Notes, holders of the 2.50% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.50% Notes at a repurchase price equal to 100% of the principal amount of the 2.50% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock. However, in the case of certain change of control transactions in which the Company is acquired by a public company, the Company may elect to provide for conversion of the 2.50% Notes into acquirer common stock, in which case the repurchase option would not apply.

2.25% Convertible Notes due 2016

On March 14, 2011, the Company issued $400,000 aggregate principal amount of its 2.25% Notes in a private offering. Unless previously converted, the 2.25% Notes will mature on March 31, 2016. Net proceeds from the sale of the 2.25% Notes were approximately $387,400, after deducting the related offering expenses, of which approximately $50,000 was used to repurchase 868,507 shares of the Company’s Common Stock at a price of $57.57 per share, the last reported sale price of the Company’s Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. Interest on the 2.25% Notes is payable semi-annually on March 31 and September 30 of each year, commencing September 30, 2011. Under the terms of the 2.25% Notes, holders were able to surrender their 2.25% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 13.5704 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This was equivalent to an initial conversion price of approximately $73.69 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 5,428,160 shares of the Company’s Common Stock.

Effective April 4, 2012, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on April 3, 2012, the conversion rate was adjusted to 13.7502 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This was equivalent to an adjusted conversion price of approximately $72.73 per share of Common Stock. In the aggregate, the 2.25% Notes are convertible into 5,500,080 shares of Common Stock following the April 4, 2012 adjustment. Effective September 11, 2013, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 10, 2013 (see Note 10 for additional discussion), the conversion rate was adjusted to 13.8884 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This was equivalent to an adjusted conversion price of approximately $72.00 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 5,555,360 shares of Common Stock following the September 11, 2013 adjustment.

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ANNEX A – PAGE 21

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

During the year ended December 31, 2013, the Company repurchased $100,000 principal amount of its 2.25% Notes for $101,750 in cash in a privately negotiated transaction. Also during the year ended December 31, 2013, the Company repurchased $47,768 principal amount of its 2.25% Notes for $48,604 in cash in the open market. The Company recognized a pre-tax loss of $4,871 in 2013 related to these repurchases, which is reflected within loss on convertible notes in the accompanying consolidated statement of operations. The loss included the expensing of the remaining deferred issuance costs outstanding related to the repurchased notes. After these repurchases in 2013, the remaining principal amount of the 2.25% Notes outstanding was $252,232, which, in the aggregate, was convertible into 3,503,099 shares of Common Stock.

Effective September 10, 2014, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 9, 2014 (see Note 10 for additional discussion), the conversion rate was adjusted to 13.9202 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This is equivalent to an adjusted conversion price of approximately $71.84 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 3,511,120 shares of Common Stock following the September 10, 2014 adjustment.

During the year ended December 31, 2015, the Company repurchased $149,550 principal amount of its 2.25% Notes for $151,038 in cash in privately negotiated transactions. The Company recognized a pre-tax loss of $2,058 in 2015 related to these repurchases, which is reflected within loss on convertible notes in the accompanying consolidated statement of operations. The loss included the expensing of the remaining deferred issuance costs outstanding related to the repurchased notes. After these repurchases, the remaining principal amount of the 2.25% Notes outstanding was $102,682, which, in the aggregate, is convertible into 1,429,354 shares of Common Stock.

Under the terms of the 2.25% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.25% Notes, holders of the 2.25% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.25% Notes at a repurchase price equal to 100% of the principal amount of the 2.25% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock. However, in the case of certain change of control transactions in which the Company is acquired by a public company, the Company may elect to provide for conversion of the 2.25% Notes into acquirer common stock, in which case the repurchase option would not apply.

1.50% Convertible Notes due 2020

On November 26, 2013, the Company issued $300,000 aggregate principal amount of its 1.50% Notes in a private offering. Unless previously converted, the 1.50% Notes will mature on December 1, 2020. Net proceeds from the sale of the 1.50% Notes were approximately $291,823, after deducting the related offering expenses. Interest on the 1.50% Notes is payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2014. Under the terms of the 1.50% Notes, holders were able to surrender their 1.50% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 18.9362 shares of Common Stock per thousand dollars principal amount of the 1.50% Notes. This was equivalent to an initial conversion price of approximately $52.81 per share of Common Stock. In the aggregate, the 1.50% Notes were convertible into 5,680,860 shares of the Company’s Common Stock. The conversion rate may be adjusted under certain circumstances.

Effective September 10, 2014, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 9, 2014 (see Note 10 for additional

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 22

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

discussion), the conversion rate was adjusted to 18.9795 shares of Common Stock per thousand dollars principal amount of the 1.50% Notes. This is equivalent to an adjusted conversion price of approximately $52.69 per share of Common Stock. In the aggregate, the 1.50% Notes are convertible into 5,693,850 shares of Common Stock following the September 10, 2014 adjustment.

Under the terms of the 1.50% Notes, if the Company undergoes certain change of control or other fundamental change transactions prior to the maturity date of the 1.50% Notes, holders of the 1.50% Notes will have the right, at their option, to require the Company to repurchase some or all of their 1.50% Notes at a repurchase price equal to 100% of the principal amount of the 1.50% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. However, the repurchase option will not apply in the case of certain change of control or other fundamental change transactions in which the Company is acquired by a public company, and (a) not less than 90% of the consideration received or to be received by holders of WebMD Common Stock, excluding cash payments for fractional shares, consists of acquirer common stock and (b) as a result of the transaction, the 1.50% Notes become convertible into the same consideration.

5.    Long-Lived Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2015	2014
Software	$66,708	$60,341
Computer equipment	69,973	63,541
Web site development costs	62,784	57,922
Leasehold improvements	72,679	44,000
Office equipment, furniture and fixtures	17,398	15,154
Land and buildings	291	291

	289,833	241,249
Less: accumulated depreciation	(208,806)	(181,676)

Property and equipment, net	$81,027	$59,573

Depreciation expense was $27,200, $27,010 and $24,335 in 2015, 2014 and 2013, respectively.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 23

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Goodwill and Intangible Assets

The balance of goodwill was $202,980 as of December 31, 2015 and 2014. Intangible assets consist of the following:

	December 31, 2015				December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Remaining Useful Life(a)	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Remaining Useful Life(a)
Content	$15,954	$(15,954)	$—	—	$15,954	$(15,954)	$—	—
Customer relationships	34,057	(29,218)	4,839	2.7	34,057	(27,126)	6,931	3.6
Technology and patents	17,882	(16,291)	1,591	1.5	17,882	(15,231)	2,651	2.5
Trade names-definite lives	2,530	(2,530)	—	—	2,530	(2,361)	169	1.0
Trade names-indefinite lives	4,464	—	4,464	n/a	4,464	—	4,464	n/a

Total	$74,887	$(63,993)	$10,894		$74,887	$(60,672)	$14,215

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period of each respective intangible asset.

In July 2014, the Company acquired the assets of TheraSim, Inc. for $3,182 in cash. TheraSim’s technology provides the content and programming for certain of the Company’s sponsorship services. The purchase price was allocated to an intangible asset, “Technology,” is being amortized over a 3-year term and is included within “Technology and Patents” in the above table.

Amortization expense was $3,321, $2,801 and $2,271 in 2015, 2014 and 2013, respectively. Future amortization expense for intangible assets is estimated to be:

Year Ending December 31:
2016	$3,120
2017	$2,044
2018	$1,266

6.    Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2015	2014
Accrued compensation	$45,715	$38,856
Accrued outside services	10,775	11,089
Accrued marketing and distribution	5,383	4,442
Accrued interest	5,119	5,960
Other accrued liabilities	13,672	12,311

	$80,664	$72,658

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 24

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

7.    Commitments and Contingencies

Legal Proceedings and Claims

Dual Diagnosis Treatment Center, et al. v. Blue Cross of California, et al.

On May 8, 2015, six providers of substance abuse and/or mental health treatment services located in the States of California, Arizona and Florida filed an action in the United States District Court for the Central District of California initially against twenty-eight (28) Blue Cross and Blue Shield companies (collectively “Blue Cross”), as well as at least forty-one (41) health and benefit plans, including the WebMD Health and Welfare Plan (the “Health Plan”). Additional defendants have since been added. Horizon Blue Cross Blue Shield of New Jersey, one of the Blue Cross companies named as a defendant, serves as third-party claims administrator for the Health Plan, a welfare plan sponsored by the Company under the applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company self-insures (up to the deductible amount under the Company’s stop loss insurance policy) the group health plan component of the Health Plan. The Company serves as “plan administrator” for the Health Plan under ERISA. The plaintiffs, “out-of-network” providers to Blue Cross, claim that Blue Cross improperly ignored assignments of benefits received by the plaintiffs from the individual plan participants and sent payments directly to such individual participants who then failed to remit those payments to the providers. Plaintiffs claim that defendants’ failures to honor the assignments violate ERISA and state law and they seek recovery for benefit claims in unspecified amounts that they claim have been paid to the wrong party together with attorney fees, as well as removal of all fiduciaries who are found to have breached ERISA-imposed duties under the relevant health and benefit plans on account of such conduct, and injunctive relief to enjoin Blue Cross from alleged unlawful practices regarding assignments of benefits. The Company has not yet filed an answer to the complaint. On September 14, 2015, the defendants in the case, including the Company, filed a motion to dismiss the complaint for failure to state a claim. Thereafter, the plaintiffs amended the complaint and added new parties. The Company received an extension of its time to respond to the amended complaint and on January 25, 2016, renewed its motion to dismiss after all new parties were served and appeared in the case. The Company is unable to predict the outcome of this action or to reasonably estimate the possible loss or range of loss, if any, arising from the claims asserted therein.

Other Legal Proceedings and Claims

In the normal course of business, the Company and its subsidiaries are involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2024. Total rent expense for all operating leases was approximately $6,506, $9,194 and $8,805 in 2015, 2014 and 2013, respectively. Included in other long-term liabilities as of December 31, 2015 and 2014 were $12,071 and $10,605, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 25

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Future minimum lease commitments under non-cancelable lease agreements at December 31, 2015 were as follows:

Year Ending December 31:
2016	$14,773
2017	15,122
2018	14,826
2019	14,035
2020	14,414
Thereafter	33,697

Total minimum lease payments	$106,867

Other Contingencies

The Company provides certain indemnification provisions within its customer agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

8.    Stock-Based Compensation

The Company has various stock-based compensation plans (collectively, the “Plans”) that provide for the grant of stock options, restricted stock, and other awards based on WebMD Common Stock.

The 2005 Long-Term Incentive Plan (as amended, the “2005 Plan”) is the only existing plan under which future grants can be made. The maximum number of shares of the Company’s Common Stock that may be subject to awards under the 2005 Plan was 24,975,000 as of December 31, 2015, subject to adjustment in accordance with the terms of the 2005 Plan. The Company had an aggregate of 2,320,338 shares of Common Stock available for future grants under the 2005 Plan at December 31, 2015.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 26

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Stock Options

Generally, options under the Plans vest and become exercisable ratably over periods ranging from two to five years based on their individual grant dates, subject to continued employment on the applicable vesting dates, and generally expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of the Company’s Common Stock on the date of grant. The following table summarizes stock option activity for the Plans:

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)	Aggregate Intrinsic Value (a)
Outstanding at January 1, 2013	13,300,688	$26.24
Granted	2,844,500	33.64
Exercised	(2,695,600)	20.90
Cancelled	(2,020,309)	27.50

Outstanding at December 31, 2013	11,429,279	29.12
Granted	899,200	43.03
Exercised	(3,875,410)	24.40
Cancelled	(905,543)	33.42

Outstanding at December 31, 2014	7,547,526	32.69
Granted	2,134,900	42.75
Exercised	(989,993)	24.53
Cancelled	(821,998)	38.68

Outstanding at December 31, 2015	7,870,435	$35.81	6.7	$99,384

Vested and exercisable at the end of the period	4,101,045	$32.22	5.1	$67,010

(a)	The aggregate intrinsic value is based on the market price of the Company’s Common Stock on December 31, 2015, which was $48.30, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all the option holders had exercised their options on December 31, 2015.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 27

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2015:

	Outstanding			Exercisable
Exercise Prices	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)	Shares	Weighted Average Exercise Price Per Share
$13.15 - $19.95	532,595	$13.50	6.9	465,720	$13.31
$20.21 - $25.99	636,867	22.78	4.4	497,217	22.80
$26.03 - $29.92	838,411	28.08	4.0	791,961	28.07
$30.00 - $33.40	1,037,794	32.15	6.8	703,044	31.64
$33.55 - $38.60	658,575	36.73	5.9	465,187	36.85
$38.65 - $39.50	1,019,918	39.07	7.9	326,258	39.05
$39.51 - $42.98	531,500	40.56	6.8	170,500	40.84
$42.99	1,336,000	42.99	9.2	—	—
$43.05 - $46.46	637,000	44.72	8.3	134,200	45.46
$46.50 - $58.96	641,775	49.46	4.7	546,958	49.70

	7,870,435	$35.81	6.7	4,101,045	$32.22

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model considering the weighted-average assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of the Company’s Common Stock combined with historical volatility of the Company’s Common Stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data combined with assumptions for future exercise activity. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2015	2014	2013
Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	0.41 - 0.48	0.47 - 0.49	0.43 - 0.48
Risk-free interest rate	1.01% - 1.56%	1.16% - 1.72%	0.55% - 1.62%
Expected term (years)	4.1 - 4.7	4.2 - 5.0	4.5 - 5.1
Weighted-average fair value of options granted during the period	$16.26	$17.58	$13.95

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 28

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Restricted Stock

The Company’s Restricted Stock consists of shares of the Company’s Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, the Company’s Restricted Stock grants vest ratably over periods ranging from three to four years from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of the Company’s Restricted Stock:

	Years Ended December 31,
	2015		2014		2013
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Balance at beginning of the year	904,083	$35.58	1,184,961	$33.07	932,386	$31.69
Granted	441,920	42.96	177,200	43.84	812,000	32.65
Vested	(331,558)	35.72	(324,453)	32.70	(401,825)	32.57
Forfeited	(159,600)	36.57	(133,625)	31.29	(157,600)	24.02

Balance at the end of the year	854,845	$39.17	904,083	$35.58	1,184,961	$33.07

Proceeds received from the exercise of options to purchase shares of the Company’s Common Stock were $21,939, $40,602 and $29,724 for the years ended December 31, 2015, 2014 and 2013, respectively. Additionally, in connection with the exercise of certain stock options and the vesting of restricted stock, the Company made payments of $6,438, $33,385 and $12,526 during the years ended December 31, 2015, 2014 and 2013, respectively, related to employee statutory withholding taxes that were satisfied by withholding shares of Common Stock of equal value from the respective employees. The proceeds and payments described above are reflected within cash flows from financing activities within the accompanying consolidated statements of cash flows.

The intrinsic value related to stock options that were exercised, combined with the fair value of shares of restricted stock that vested, aggregated $34,670, $100,232 and $45,882 for the years ended December 31, 2015, 2014 and 2013, respectively.

Other

Each year the Company issues shares of its Common Stock to WebMD non-employee directors with a value equal to their annual board and committee retainers. The Company recorded $467, $315 and $364 of stock-based compensation expense for the years ended December 31, 2015, 2014 and 2013, respectively, in connection with these issuances.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 29

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2015	2014	2013
Stock options	$21,336	$21,117	$24,483
Restricted stock	11,940	11,114	13,703
Other	467	315	364

Total stock-based compensation expense	$33,743	$32,546	$38,550

Included in:
Cost of operations	$5,217	$5,940	$6,762
Sales and marketing	7,290	7,221	8,395
General and administrative	21,236	19,385	23,393

Total stock-based compensation expense	$33,743	$32,546	$38,550

As of December 31, 2015, approximately $56,930 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 2.3 years, related to the Plans.

Tax benefits attributable to stock-based compensation represented approximately 38% of stock-based compensation expense during the year ended December 31, 2015 and 39% of stock-based compensation expense during each of the years ended December 31, 2014 and 2013.

9.    Retirement Plans

The Company maintains certain defined contribution retirement plans covering substantially all of its employees, which provide for matching and discretionary contributions. The Company has recorded expenses related to these plans of $4,495, $3,971 and $3,903 for 2015, 2014 and 2013, respectively, related to these matching and discretionary contributions.

10.    Equity

Treasury Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets, unless the shares are cancelled and retired.

Tender Offers

On September 9, 2014, the Company completed a tender offer (the “2014 Tender Offer”) through which it repurchased 2,000,000 shares of its Common Stock at a price of $48.50 per share for total consideration of $97,588, which includes $588 of costs directly attributable to the purchase. The shares repurchased through the 2014 Tender Offer are reflected as treasury stock in the accompanying consolidated balance sheets.

On September 10, 2013, the Company completed a tender offer (the “2013 Tender Offer”) through which it repurchased 5,000,000 shares of its Common Stock at a price of $34.00 per share for total consideration of $170,516, which includes $516 of costs directly attributable to the purchase. The shares repurchased through the 2013 Tender Offer were cancelled and retired.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 30

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Stock Repurchase Program

In August 2011, the Board of Directors established a stock repurchase program (the “Program”) through which the Company was authorized to use up to $75,000 to purchase shares of WebMD Common Stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. In October 2011, February 2014, March 2014, April 2014, November 2014 and September 2015, the Company’s Board of Directors authorized increases to the Program of $75,000, $50,000, $40,000, $30,000, $23,895 and $27,451, respectively. During 2013, the Company repurchased 1,266,962 shares at an aggregate cost of $42,309 under the Program. During 2014, the Company repurchased 3,160,070 shares at an aggregate cost of $128,748 under the Program. During 2015, the Company repurchased 688,467 shares at an aggregate cost of $28,406 under the Program. The Company paid cash of $569 in 2013 related to the repurchase of 39,857 shares in 2012, that settled in 2013. As of December 31, 2015, $34,056 remained available for repurchases under the Program.

Other Repurchase Activity

On October 21, 2013, the Company repurchased 5,527,433 shares of its Common Stock that were beneficially owned by Carl C. Icahn and certain of his affiliates, at a purchase price of $32.08 per share, the NASDAQ official closing price of WebMD Common Stock on October 18, 2013. The total purchase price was $177,420, which includes $100 of costs directly attributable to the purchase. This share repurchase was not made under the Program.

Shareholder Rights Agreement

The Board of Directors of the Company adopted, and the Company entered into, a Stockholder Rights Agreement, dated as of November 2, 2011 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Pursuant to the terms of the Rights Agreement, which had a one-year term until amended (as described below), one preferred stock purchase right (a “Right”) was attached to each outstanding share of the Company’s Common Stock held by holders of record as of the close of business on November 14, 2011. The Company issued one Right with each new share of Common Stock issued after that date until the Rights expired. The Rights initially traded with and were inseparable from the Company’s Common Stock and were not evidenced by separate certificates unless they became exercisable. The Rights would, if they had become exercisable, have caused substantial dilution to a person or group that attempted to acquire the Company on terms not approved by the Company’s Board of Directors. However, the Rights would not have interfered with a merger or other business combination approved by the Company’s Board of Directors. Until amended (as described below), each Right entitled its holder to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at an exercise price of $153.00 per Unit, subject to adjustment in accordance with the terms of the Rights Agreement, once the Rights become exercisable. On October 18, 2012, the Board of Directors of the Company adopted, and the Company entered into, an Amendment to Rights Agreement (the “First Amendment”). The First Amendment: extended the expiration date of the Rights Agreement from October 31, 2012 to October 31, 2014; provided that equity compensation awards to directors would not be included in determining whether a stockholder became an “Acquiring Person” under the Rights Agreement; and decreased the purchase price payable by holders of Rights upon exercise of such Rights from $153.00 per Unit to $66.29 per Unit. On August 1, 2013 the Company entered into a Second Amendment to the Rights Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the final expiration date of the Rights Agreement occurred on August 1, 2013, which terminated the Rights Agreement and caused the Rights issued to WebMD stockholders pursuant to the Rights Agreement to expire at the close of business on that date.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 31

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

Accumulated Other Comprehensive Income

Accumulated other comprehensive income in the accompanying consolidated balance sheets as of December 31, 2015 and 2014 represents the unrealized gain on available-for-sale securities, net of taxes, related to an equity investment in a publicly traded company that completed its initial public offering in December 2014.

11.    Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2015	2014
Deferred tax assets:
Federal net operating loss carryforwards	$83,071	$91,000
State net operating loss carryforwards	33,320	35,488
Capital losses	292	458
Federal tax credits	28,555	56,096
Accrued expenses	19,086	17,919
Stock-based compensation	24,294	21,031
Intangible assets	3,610	3,570
Other	3,808	3,841

Total deferred tax assets	196,036	229,403
Valuation allowance	(142,604)	(157,644)

Net deferred tax assets	53,432	71,759

Deferred tax liabilities:
Property and equipment	(1,466)	(3,063)
Goodwill and indefinite-lived intangible asset	(33,465)	(30,975)
Other	(2,807)	(627)

Total deferred tax liabilities	(37,738)	(34,665)

Net deferred tax assets	$15,694	$37,094

	December 31,
	2015	2014
Current deferred tax assets, net:
Current deferred tax assets, net of deferred tax liabilities	$66,665	$59,371
Valuation allowance	(50,539)	(41,224)

Current deferred tax assets, net	16,126	18,147

Non-current deferred tax (liabilities) assets, net:
Non-current deferred tax assets, net of deferred tax liabilities	91,633	135,367
Valuation allowance	(92,065)	(116,420)

Non-current deferred tax (liabilities) assets, net	(432)	18,947

Net deferred tax assets	$15,694	$37,094

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 32

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

The income tax provision was as follows:

	Years Ended December 31,
	2015	2014	2013
Current:
Federal	$1,076	$(622)	$(73)
State	4,773	3,047	502
Foreign	268	369	141

Current income tax provision	6,117	2,794	570

Deferred:
Federal	(8,456)	12,570	10,683
State	743	2,147	2,387

Deferred income tax (benefit) provision	(7,713)	14,717	13,070
Reversal of valuation allowance applied to additional paid-in capital	37,443	13,196	—

Total income tax provision	$35,847	$30,707	$13,640

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2015	2014	2013
United States federal statutory rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	5.7	7.4	12.5
Valuation allowance	(7.1)	(3.3)	(6.4)
Non-deductible officer compensation	1.4	2.2	3.6
Other	0.9	1.6	2.7

Effective income tax rate	35.9%	42.9%	47.4%

During 2015 and 2014, the Company reversed $37,443 and $13,196, respectively, of its valuation allowance through additional paid-in capital as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of share-based payments. In the quarter ended June 30, 2015, the Company increased its valuation allowance by $24,775 for a correcting adjustment related to the realization of excess tax benefits of share-based payments during the years ended December 31, 2011 and 2010, offset by a reversal of a valuation allowance originally recorded during the year ended December 31, 2012. During 2015, 2014 and 2013, the Company reversed $1,455, $1,311 and $1,351, respectively, of its deferred tax asset and related valuation allowance through the tax provision as a result of the expiration of state net operating loss carryforwards, and during 2014, the Company also reversed $1,359 of its deferred tax asset and related valuation allowance through additional paid-in capital as a result of the expiration of state net operating loss carryforwards generated by excess tax benefits of share-based payments. The valuation allowance for deferred tax assets decreased by $15,040 and $16,948 in 2015 and 2014, respectively.

At December 31, 2015, the Company had net operating loss carryforwards for federal income tax purposes of approximately $615,000, of which primarily all expire in 2021 through 2034, and federal tax credits of $66,767, which excludes the impact of any unrecognized tax benefits, of which $44,128 expire in 2017 through 2031 and $22,639 can be carried forward indefinitely.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 33

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

The Company uses the “with-and-without” approach in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from share-based payments in additional paid-in capital if an incremental tax benefit is realized after all other tax attributes currently available to the Company have been utilized. As a result of these ordering rules, the composition of tax attributes on a tax return and financial statement basis will differ.

The net operating loss carryforwards that are presented on a tax effected basis within the deferred tax assets include approximately $230,000 of gross excess tax benefits related to share-based payments. Since this amount was recorded through additional paid-in capital, the related valuation allowance on these net operating loss carryforwards will be reversed through additional paid-in capital when these excess tax benefits are realized. The net operating loss carryforwards also include gross excess tax benefits related to share-based payments of approximately $460,000 that are not recognized as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable if all other tax attributes currently available to the Company were utilized. The benefit of these deductions will be recognized through additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

The tender offer completed on November 25, 2008 resulted in a cumulative change of more than 50% of the ownership of the Company’s capital, as determined under rules prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations. As a result of the ownership change, there is an annual limitation imposed on the Company’s net operating loss carryforwards and federal tax credits. The Company experienced another cumulative change on February 25, 2011. Despite this second ownership change, the Company’s net operating loss carryforwards and federal tax credits continue to be limited by the November 25, 2008 annual limitation.

As of December 31, 2015 and 2014, the Company had unrecognized income tax benefits of $14,815 and $13,553, respectively, of which $14,815 and $8,828, respectively, would result in an income tax benefit if realized. Included in the unrecognized income tax benefits as of December 31, 2015 and 2014 are accrued interest and penalties of $738 and $581, respectively. The Company recognizes interest and penalties related to unrecognized tax benefits as part of the income tax provision.

The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the years ended December 31, 2015, 2014 and 2013:

	Years Ended December 31,
	2015	2014	2013
Balance at the beginning of the year	$12,972	$13,392	$13,949
Increases related to prior year tax positions	776	15	—
Increases related to current year tax positions	394	—	—
Decreases related to prior year tax positions	—	(379)	(532)
Settlements	(15)	—	—
Expiration of the statute of limitations for the assessment of taxes	(50)	(56)	(25)

Balance at the end of the year	$14,077	$12,972	$13,392

Although the Company files U.S. federal and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that there may be a reduction in the unrecognized income tax benefits, prior to

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 34

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

any annual increase, in the range of $100 to $200 within the next twelve months. With the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer subject to federal income tax examinations for tax years before 2012 and for state and local income tax examinations for tax years before 2011.

12.    Fair Value of Financial Instruments

The Company accounts for certain assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 or Level 3 assets during the years ended December 31, 2015, 2014 and 2013. The following table sets forth the Company’s Level 1 financial assets that were measured and recorded at fair value on a recurring basis as of December 31, 2015 and 2014:

	Fair Value Estimate Using:	December 31, 2015			December 31, 2014
		Amortized Cost Basis	Fair Value	Gross Unrealized Gains	Amortized Cost Basis	Fair Value	Gross Unrealized Gains
Cash and cash equivalents	Level 1	$641,165	$641,165	$—	$706,776	$706,776	$—
Available-for-sale security	Level 1	—	598	598	—	1,603	1,603

The Company’s available-for-sale security consists of an equity investment in a publicly traded company that completed its initial public offering in December 2014. The following table reconciles the beginning and ending balances of the Company’s available-for-sale security during the year ended December 31, 2015:

Year Ended December 31, 2015
Fair value as of the beginning of the period	$1,603
Cash proceeds received	(139)
Gain included in earnings	139
Change in unrealized gains included in other comprehensive income	(1,005)

Fair value as of the end of the period	$598

During 2015, the Company recorded a gain on investments of $139, which represents the proceeds received by the Company when it sold a portion of its available-for-sale security. The unrealized gain related to this investment, net of tax, is included within accumulated other comprehensive income in the accompanying consolidated balance sheets as of December 31, 2015 and 2014.

The Company also holds an investment in a privately held company which is carried at cost, and not subject to fair value measurements. However, if events or circumstances indicate that its carrying amount may not be

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 35

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

recoverable, it would be reviewed for impairment. The Company made this investment in November 2008 by acquiring preferred stock. During November 2014, this investment was converted into a combination of preferred stock and debt securities of another privately held company through an acquisition. The total amount of the Company’s investment in this privately held company is $6,471. Since the Company does not have the ability to exercise significant influence over this company, the investment is accounted for under the cost method and it is included in other assets on the accompanying consolidated balance sheets as of December 31, 2015 and 2014.

For disclosure purposes, the Company is required to measure the outstanding value of its debt on a recurring basis. The following table presents the carrying value and estimated fair value (based on Level 1 market price data) of the Company’s convertible notes that were carried at historical cost as of December 31, 2015 and 2014:

	December 31, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
2.25% Notes	$102,682	$102,618	$252,232	$254,754
2.50% Notes	$400,000	$416,000	$400,000	$399,000
1.50% Notes	$300,000	$340,566	$300,000	$299,250

13.    Other expense

For 2015, other expense represents a charge related to the resolution of a patent infringement claim made by International Business Machines Corporation against the Company. For 2013, other expense consisted of cash severance and related expenses due to the May 2013 departure of a Chief Executive Officer of the Company.

14.    Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2015	2014	2013
Supplemental Disclosure of Cash Flow Information:
Interest paid	$19,792	$20,225	$19,038

Taxes paid, net(a)	$2,850	$277	$274

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 36

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

15.    Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2015 and 2014. The per common share calculations for each of the quarters are based on the weighted-average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$143,343	$148,320	$152,607	$192,129
Cost of operations	57,877	60,407	59,552	69,475
Sales and marketing	32,476	32,570	32,850	40,129
General and administrative	21,453	23,002	22,942	24,183
Depreciation and amortization	8,245	7,592	7,266	7,418
Interest income	17	9	10	15
Interest expense	6,172	6,171	5,681	5,099
Loss on convertible notes	—	—	2,058	—
Gain on investments	—	139	—	—
Other expense	—	4,100	—	—

Income before income tax provision	17,137	14,626	22,268	45,840
Income tax provision	7,133	1,255	9,080	18,379

Net income	$10,004	$13,371	$13,188	$27,461

Net income per common share – Basic	$0.27	$0.36	$0.36	$0.75

Net income per common share – Diluted	$0.25	$0.32	$0.32	$0.60

Net Income per Common Share:
Numerator:
Net income – Basic	$10,004	$13,371	$13,188	$27,461
Interest expense on 1.50% Notes, net of tax	864	864	864	864
Interest expense on 2.50% Notes, net of tax	—	1,797	1,797	1,797
Interest expense on 2.25% Notes, net of tax	—	1,103	—	449

Net income – Diluted	$10,868	$17,135	$15,849	$30,571

Denominator:
Weighted-average shares – Basic	36,393	36,705	36,721	36,583
Stock options and restricted stock	1,378	1,503	1,338	1,427
1.50% Notes	5,694	5,694	5,694	5,694
2.50% Notes	—	6,205	6,205	6,205
2.25% Notes	—	3,511	—	1,429

Adjusted weighted-average shares after assumed conversions – Diluted	43,465	53,618	49,958	51,338

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 37

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

	2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$133,832	$140,400	$143,490	$162,727
Cost of operations	52,564	54,456	56,398	60,676
Sales and marketing	32,911	33,321	32,950	36,978
General and administrative	23,781	22,339	23,243	24,756
Depreciation and amortization	7,328	7,042	7,667	7,774
Interest income	15	17	19	18
Interest expense	6,172	6,172	6,171	6,171

Income from continuing operations before income tax provision	11,091	17,087	17,080	26,390
Income tax provision	4,825	7,371	7,275	11,236

Income from continuing operations	6,266	9,716	9,805	15,154
Income from discontinued operations, net of tax	—	—	—	1,122

Net income	$6,266	$9,716	$9,805	$16,276

Basic income per common share:
Income from continuing operations	$0.16	$0.26	$0.26	$0.42
Income from discontinued operations	—	—	—	0.03

Net income	$0.16	$0.26	$0.26	$0.45

Diluted income per common share:
Income from continuing operations	$0.15	$0.23	$0.23	$0.36
Income from discontinued operations	—	—	—	0.02

Net income	$0.15	$0.23	$0.23	$0.38

Net Income per Common Share:
Numerator:
Income from continuing operations – Basic	$6,266	$9,716	$9,805	$15,154
Interest expense on 1.50% Notes, net of tax	—	864	864	864
Interest expense on 2.50% Notes, net of tax	—	—	—	1,797
Interest expense on 2.25% Notes, net of tax	—	—	—	1,103

Income from continuing operations – Diluted	$6,266	$10,580	$10,669	$18,918

Income from discontinued operations, net of tax – Basic and Diluted	$—	$—	$—	$1,122

Denominator:
Weighted-average shares – Basic	39,268	37,819	37,960	36,427
Stock options and restricted stock	2,584	2,301	2,113	1,245
1.50% Notes	—	5,681	5,684	5,694
2.50% Notes	—	—	—	6,205
2.25% Notes	—	—	—	3,511

Adjusted weighted-average shares after assumed conversions – Diluted	41,852	45,801	45,757	53,082

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 38

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2015, 2014 and 2013
	Balance at	Charged to
	Beginning	Costs and				Balance at
	of Year	Expenses	Write-offs	Other		End of Year
	(in thousands)
December 31, 2015
Allowance for Doubtful Accounts	$631	$874	$(465)	$—		$1,040
Valuation Allowance for Deferred Tax Assets	157,644	(7,061)	—	(7,979	)(a)	142,604
December 31, 2014
Allowance for Doubtful Accounts	793	577	(739)	—		631
Valuation Allowance for Deferred Tax Assets	174,592	(2,350)	—	(14,598	)(b)	157,644
December 31, 2013
Allowance for Doubtful Accounts	1,304	283	(794)	—		793
Valuation Allowance for Deferred Tax Assets	176,403	(1,831)	—	20		174,592

(a)	Primarily represents the valuation allowance released as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of share-based payments, offset by a correcting adjustment, made in the quarter ended June 30, 2015, related to the realization of excess tax benefits of share-based payments during the years ended December 31, 2011 and 2010.

(b)	Primarily represents the valuation allowance released as a result of the utilization and expiration of net operating loss carryforwards generated by excess tax benefits of share-based payments.

WEBMD 2015 ANNUAL REPORT – FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE S-1

ANNEX B

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Annex C below and with the Consolidated Financial Statements and notes thereto, which are included in Annex A above.

	Years Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue	$636,399	$580,449	$515,293	$469,866	$558,775
Cost of operations	247,311	224,094	209,740	216,361	201,677
Sales and marketing	138,025	136,160	127,997	127,659	124,326
General and administrative	91,580	94,119	93,220	97,618	91,271
Depreciation and amortization	30,521	29,811	26,606	28,399	26,801
Interest income	51	69	76	86	112
Interest expense	23,123	24,686	22,826	23,334	20,645
Loss on convertible notes	2,058	—	4,871	—	—
Gain on investments	139	—	—	8,074	18,516
Restructuring	—	—	—	7,579	—
Transaction, severance and other expense	4,100	—	1,353	2,297	2,328

Income (loss) from continuing operations before income tax provision (benefit)	99,871	71,648	28,756	(25,221)	110,355
Income tax provision (benefit)	35,847	30,707	13,640	(2,134)	46,167

Income (loss) from continuing operations	64,024	40,941	15,116	(23,087)	64,188
Income from discontinued operations, net of tax	—	1,122	—	2,743	10,388

Net income (loss)	$64,024	$42,063	$15,116	$(20,344)	$74,576

Basic income (loss) per common share:
Income (loss) from continuing operations	$1.75	$1.08	$0.32	$(0.45)	$1.11
Income from discontinued operations	—	0.03	—	0.05	0.18

Net income (loss)	$1.75	$1.11	$0.32	$(0.40)	$1.29

Diluted income (loss) per common share:
Income (loss) from continuing operations	$1.48	$0.97	$0.31	$(0.45)	$1.08
Income from discontinued operations	—	0.03	—	0.05	0.17

Net income (loss)	$1.48	$1.00	$0.31	$(0.40)	$1.25

Weighted-average shares outstanding used in computing per share amounts:
Basic	36,600	37,869	46,830	50,862	57,356

Diluted	52,653	45,614	48,398	50,862	59,124

	As of December 31,
	2015	2014	2013	2012	2011
	(In thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and investments	$641,165	$706,776	$824,880	$991,835	$1,121,217
Working capital (excluding assets and liabilities of discontinued operations)	564,541	713,163	817,088	966,235	1,132,431
Total assets	1,165,967	1,197,557	1,325,628	1,490,625	1,641,025
Long-term convertible notes	700,000	952,232	952,232	800,000	800,000
Stockholders' equity	156,228	61,589	190,900	509,989	674,436

ANNEX C

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Annex C contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” on page ii of the Proxy Statement for a discussion of the uncertainties, risks and assumptions associated with these statements. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in our forward-looking statements as a result of various factors, including but not limited to those listed as “Risk Factors” in Annex F below. In this Annex C, dollar amounts (other than per share amounts) are stated in thousands, unless otherwise noted.

Except for adjustments to references to where to find our Consolidated Financial Statements, the text of this Annex C is taken directly from Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on February 29, 2016, and does not reflect any events occurring after that filing date.

Overview

Management’s discussion and analysis of financial condition and results of operations, or MD&A, is provided as a supplement to the Consolidated Financial Statements and notes thereto included in Annex A above Annual Report and is intended to provide an understanding of our results of operations, financial condition and changes in our results of operations and financial condition. Our MD&A is organized as follows:

•

Introduction.    This section provides: a general description of our company and its business; background information on certain trends, transactions and other developments affecting our company; and a discussion of how seasonal factors may impact the timing of our revenue.

•

Critical Accounting Estimates and Policies.    This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective and often complex judgments in making estimates and assumptions. In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2 to the Consolidated Financial Statements included in Annex A above.

•

Results of Operations and Supplemental Financial and Operating Information.    These sections provide our analysis and outlook for the significant line items on our statements of operations, as well as other information that we deem meaningful to understand our results of operations on a consolidated basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows, as well as a discussion of our commitments that existed as of December 31, 2015.

•

Recent Accounting Pronouncements.    This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by our company or may be adopted in the future.

Introduction

Our Company.    WebMD Health Corp. is a Delaware corporation that was incorporated on May 3, 2005. We completed an initial public offering on September 28, 2005. Our Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market.

Our Business.    We generate revenue from the advertising and sponsorship services of The WebMD Health Network and related operations, from the private portal services we market under the WebMD Health Services brand and from certain information services, each of which is described below and discussed further under “Supplemental Financial and Operating Information” below.

WEBMD 2015 ANNUAL REPORT – MD&A ANNEX

ANNEX C – PAGE 1

Advertising and Sponsorship.    The WebMD Health Network includes: www.WebMD.com, our primary public portal for consumers and related mobile-optimized sites and mobile apps; www.Medscape.com, our primary public portal for physicians and other healthcare professionals and related mobile services; and other sites and apps through which we provide our branded health and wellness content, tools and services. Our services for consumers enable them to obtain information on health and wellness topics or on a particular disease or condition, to assess their personal health status, to use online trackers, tools and quizzes, to locate physicians, to receive periodic e-mailed newsletters and alerts on topics of individual interest, and to participate in online communities with peers and experts. Our services for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (which we refer to as CME) credit and communicate with peers. We do not charge any usage, membership or download fees for access to our public portals or mobile platforms. We generate revenue from our public portals and mobile platforms primarily through the sale of various types of advertising and sponsorship programs to our clients, which include: pharmaceutical, biotechnology and medical device companies; hospitals, clinics and other healthcare services companies; health insurance providers; consumer products companies whose products or services relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention; and various other businesses, organizations and governmental entities. Advertisers and sponsors use our services to reach, educate and inform target audiences of consumers, physicians and other healthcare professionals. We also generate revenue from advertising sold in WebMD Magazine, a consumer magazine distributed to physician office waiting rooms.

Private Portal Services.    Our private portals platform and related services help employers and health plans improve the health of their employee and plan participant populations and, as a result, manage their healthcare costs. We market these private portals and related services under the WebMD Health Services brand. We host our WebMD Health Services platform for private and public sector employers and health plans and our cloud-based online services can be accessed by their employees and plan participants using a computer, a tablet or a smartphone. The WebMD Health Services platform provides an online personal health record application and personalized content, tools and other resources relevant to the specific individual’s eligibility, coverage and wellness profile, including decision-support applications that help users make informed decisions about health risks, lifestyle choices, healthcare providers, treatment options, and healthcare benefits options. Our flexible architecture allows us to integrate with the client’s existing programs, Websites and intranets for their employees and plan participants. We also offer clients the ability to design team-based and individual wellness challenges that help foster a culture of wellness in the workplace. In addition, we offer telephonic, online and onsite health coaching and targeted condition management programs that help employees and plan participants make healthier lifestyle choices to achieve their health and wellness goals. We generate revenue from subscriptions to our WebMD Health Services platform by employers and health plans, either directly or through distributors. In addition, we offer our health coaching services and our condition management programs on a per participant basis.

Information Services.    We generate revenue from the sale of certain information products and services on a stand-alone basis using de-identified data that we license from a small number of third party data sources, of which the principal source is a license retained by HLTH Corporation, our former parent company, in connection with the sale of its Emdeon Business Services (EBS) business. As the successor to HLTH, we received this license which provides us the rights to certain de-identified data from the operation of the EBS business (now known as Change Healthcare) through early February 2018 for use in the development and commercialization of various information products and services. Customers include data services, informatics and consulting companies.

Background Information on Certain Trends and Developments Affecting Our Business.    Key trends and developments affecting the use of healthcare information services of the types we provide or are developing and our ability to generate revenue from those services include the following:

•	Use of the Internet by Consumers and Physicians. The Internet has emerged as a major communications medium and has fundamentally changed many sectors of the economy, including the marketing and sales

WEBMD 2015 ANNUAL REPORT – MD&A ANNEX

ANNEX C – PAGE 2

of financial services, travel, and entertainment, among others. The Internet is also changing the healthcare industry and has transformed how consumers and physicians find and utilize healthcare information.

—

Healthcare consumers increasingly seek to educate themselves online about their healthcare-related issues, motivated by the desire to become better informed patients and to become more engaged healthcare consumers because of the larger share of healthcare costs they are being asked to bear due to changes in the benefit designs being offered by health plans and employers. The Internet has fundamentally changed the way consumers obtain health and wellness information, enabling them to have immediate access to searchable information and dynamic interactive content to check symptoms, understand diseases, find providers and evaluate treatment options.

—

The Internet has become a primary source of information for physicians and other healthcare professionals seeking to improve clinical practice and to interact with their peers. The Internet has also become one of the primary means for physicians and other healthcare professionals to obtain CME and CE.

•

Online Marketing and Education Spending for Healthcare Products.    Pharmaceutical, biotechnology and medical device companies spend large amounts each year marketing their products and educating consumers and physicians about them; however, only a small portion is currently spent on online services. We believe that these companies, which represented approximately 74% of our advertising and sponsorship revenue in 2015, are aware of the effectiveness of the Internet relative to traditional media in providing health, clinical and product-related information to consumers and physicians. In addition, in an effort to improve operating efficiencies, some pharmaceutical companies have been reducing their field sales forces in the past several years. For 2016, we believe that we are well-positioned to provide advertising solutions for pharmaceutical products that are currently being marketed as well as those in the pipeline for FDA approval. Many of these pharmaceutical products are expensive therapies that treat complex conditions affecting relatively small patient populations, for which we believe that our online services provide an efficient way to reach target audiences. However, notwithstanding our general expectation for increased future demand, we cannot predict the extent or the pace of any shift by pharmaceutical, biotechnology and medical device companies of their marketing expenditures to online services or to what extent they will choose WebMD to provide such services. Furthermore, our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of other factors, many of which are outside our control, including general economic and regulatory conditions and the following:

—	The majority of our advertising and sponsorship contracts are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship contracts.

—

The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program, as well as the additional time period before our services are delivered, may be longer than expected, especially for medium-sized and larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals, including internal approvals relating to compliance with the laws and regulations applicable to the marketing of healthcare products. We have experienced, from time to time in the past, a lengthening of this internal review process by pharmaceutical and biotechnology companies, which has resulted in delays in contracting, as well as delays in recognizing expected revenue under executed contracts, and we cannot predict whether similar delays may occur in future periods.

Additional factors that may affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include: the timing of Food and Drug Administration (“FDA”) approval for new products or for new approved uses for existing products; the timing of FDA approval of generic products that compete with existing brand name products and any increase in the number or significance of such approvals or of withdrawals of products from the market; consolidation of companies in the pharmaceutical and biotechnology industries; the timing of roll-outs of new or enhanced

WEBMD 2015 ANNUAL REPORT – MD&A ANNEX

ANNEX C – PAGE 3

services on our public portals; seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and the scheduling of conferences for physicians and other healthcare professionals.

•

Other Factors Affecting the Demand for Our Advertising and Sponsorship Services.    Some of our pharmaceutical company customers have experienced patent expirations for certain of their products in the past several years and some are expected to experience patent expirations over the next several years. In the pharmaceutical industry, patent expirations allow for competition from lower-priced generic versions of the patented drugs and generally result in the termination of marketing efforts for the drug and, in certain instances, have resulted in reductions in the overall online advertising budgets for some of our customers. Our public portals advertisers and sponsors include companies that provide over-the-counter drugs and other healthcare products, food and beverages, beauty products and other consumer products, particularly for products and services that relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention, as well as clients such as retailers, pharmacies, hospitals, health insurance companies and government agencies. Revenues from these clients are more likely to reflect trends in general economic conditions than revenues from pharmaceutical, biotechnology and medical device companies. Accordingly, revenues from these clients may be subject to significant quarter-to-quarter variations and we may not be able to forecast those variations accurately. Our advertising and sponsorship services are subject to competition from numerous alternatives, including other Internet sites that focus on health-related content, Internet search engines, social media Internet sites, general interest consumer sites and traditional media. Such competition may result in smaller customer commitments or pressure to reduce prices, both of which could reduce our revenues and profit margins.

•

Traffic Trends.    In 2015, The WebMD Health Network reached an average of approximately 207 million monthly unique visitors and delivered approximately 16.34 billion page views during the year, increases of 13% and 15% over the prior year, respectively. Traffic to The WebMD Health Network was an average of approximately 201 million unique users per month and total traffic of approximately 3.97 billion page views during the fourth quarter of 2015, increases of 6% and 7%, respectively, over the prior year period. Traffic to Medscape properties from physicians and other healthcare professionals averaged approximately 7.1 million physician sessions per month in 2015, an increase of approximately 14% over the prior year, and averaged approximately 7.3 million physician sessions per month during the fourth quarter of 2015, an increase of approximately 9% over the prior year period.

—

Consumers and healthcare professionals are increasingly using smartphones, tablets and other mobile devices to access the Internet, with physicians increasingly using mobile devices during treatment at the point of care. Accordingly, the portion of our page views from mobile devices has increased rapidly in the past several years as usage has increased on mobile devices, and increased utilization of our mobile offerings was the primary driver of our traffic growth in the fourth quarter of 2015, as compared to the prior year period, as well as for the full year 2015 as compared to full year 2014. During the fourth quarter of 2015: approximately 39% of our page views came from a U.S. smartphone; approximately 23% came from a U.S. personal computer (or PC); approximately 7% came from a U.S. tablet device; and approximately 31% came from non-U.S. sources. See “– Efforts to Increase Advertising and Sponsorship Revenue from Mobile” below for discussion of trends in our advertising and sponsorship revenue from mobile.

—

Starting in the third quarter of 2015, we began to experience slower growth in our overall traffic than in the prior several years and this has continued into the first quarter of 2016. We are working to understand the reasons for the slower growth and, based on the information available to us, we believe that the following two factors may have contributed to it: (1) slower growth in the total volume of health-related searches across Internet search engines; and (2) changes that Google has implemented to the presentation of its search results. However, in the fourth quarter of 2015, our advertising and sponsorship revenue grew 25% even though our overall page views grew only 7%. We are able to do this because overall traffic to The WebMD Health Network does not have a direct

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correlation to our advertising and sponsorship revenue, which can continue to grow even if overall traffic were to remain the same or go down. We create content on specific topics and program various parts of The WebMD Health Network to build and maintain traffic in areas most important to both our audience and our advertising and sponsorship clients. For example, the total Medscape audience is small compared to the total audience of The WebMD Health Network, but Medscape Websites and mobile apps contributed approximately 60% of our advertising and sponsorship revenue in 2015 because of the high value our clients place on being able to reach the Medscape audience of physicians and other healthcare professionals or to reach targeted portions of that Medscape audience.

•

Efforts to Increase Advertising and Sponsorship Revenue from Mobile.    We remain focused on delivering a multi-screen platform that engages users on their personal computers, tablet devices and smartphones. As we broaden our mobile offerings for consumers and physicians, we are also expanding our mobile advertising and sponsorship products. We have been seeing increasing customer demand for mobile advertising and sponsorship and have been including mobile components in many of the multi-platform program configurations that we are selling to advertisers and sponsors. While we offer mobile as a stand-alone purchase, our advertising and sponsorship clients are generally interested in reaching a targeted audience, regardless of what device the user is engaging on, and choose multi-platform advertising and sponsorship programs. In 2015, our advertising and sponsorship revenue delivered on a mobile device grew to approximately $189 million, or 38% of our total advertising and sponsorship revenue, from approximately $156 million in 2014 (which was 34% of our total advertising and sponsorship revenue in that year). This includes stand-alone mobile advertising and sponsorship revenue as well as the allocation of multi-platform advertising and sponsorship revenue for the portion delivered on smartphone or tablet. With our significant scale in both desktop and mobile audience engagement and our ability to reach targeted portions of our audience, we believe that The WebMD Health Network is well-positioned to meet the needs of our advertising and sponsorship clients.

•

Social Media and Video Initiatives.    Given the increasing prominence of social networks as important platforms for finding and consuming content, WebMD is working to enable users to more easily discover, share and interact with content from WebMD, not just on our own Websites, but also in other online locations. Some of our initiatives are directed toward the creation of new content offerings that are tailored for specific social networks and platforms. Our strategy to extend our content and brand beyond The WebMD Health Network will, in some cases, allow us to drive people back to WebMD’s sites, where we can monetize that traffic as we do today; in other cases, we expect to use new monetization models as we engage with users outside of WebMD’s sites. Another key aspect of these initiatives is to create new video content that is both highly engaging and easily sharable across social networks. We launched approximately 165 such videos during the fourth quarter of 2015, some on topics relating to specific health conditions and some on healthy living and wellness topics. To continue to build our video content into a scalable library, we are growing our team of video producers and editors, as well as building additional in-house expertise to create video content. We are also continuing to develop longer-form video offerings. We believe that by taking WebMD into new online environments and onto new platforms, we will strengthen our connection to existing users, reach new audiences and diversify our traffic sources. We expect that these efforts will, over time, allow us to create additional monetization opportunities.

•

Trends Affecting Our Services for Employers and Health Plans.    In response to increasing healthcare costs, public and private sector employers and health plans have been changing benefit plan designs to increase deductibles, co-payments and other out-of-pocket costs and taking other steps to motivate employees and plan participants to live healthier lives and use healthcare in a cost-effective manner. In connection with shifting greater responsibility for healthcare costs to employees and plan participants, employers and health plans are making available more health and benefits information and decision-support applications to help their employees and plan participants make informed decisions about treatment options, health risks, lifestyle choices and healthcare providers. Since lifestyle choices,

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including choices regarding nutrition, exercise and tobacco use, are key drivers of health and can dramatically impact risks for acquiring chronic, costly health conditions, employers and health plans seek to reduce demand for healthcare services by focusing on health and wellness initiatives for their employees and plan participants. We believe that, through our WebMD Health Services private portals and related coaching and condition management services, we are well positioned to play a role in this environment. Our services help employees and plan participants make more informed health and benefit decisions, positively change health behaviors, manage health conditions and lead healthier lives. At the beginning of 2014, we launched our WebMD Health Services platform for the Blue Cross Blue Shield Association Federal Employee Program (or FEP). With this program, over 5 million FEP members have access to a broad range of our WebMD Health Services solutions, including our online personal health record application, as well as to our health coaching services, and to around-the-clock access to nurses by phone, secure message, or chat. Our strategy depends, in part, on increasing usage of our services by our employer and health plan clients’ employees and plan participants and being able to demonstrate a sufficient return on investment and other benefits for our clients from those services. Increasing such usage requires us to continue to develop new and updated applications, features and services.

•

International.    Physicians and healthcare professionals from around the world access our content in English through Medscape. In addition, we publish Spanish, French and German language editions of Medscape through which healthcare professionals can access our content in those languages. We have also entered into collaborations with companies having expertise in a specific country or region to extend our reach. We plan to continue to pursue opportunities to expand the reach of our brands outside the United States, particularly with respect to our healthcare professionals audience. In certain markets outside the United States, we expect to accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region, while in other such markets we expect to rely primarily on our own internal resources. Revenue from our international operations was $56,979, $46,095 and $31,340 during the years ended December 31, 2015, 2014 and 2013, respectively.

•

Other Initiatives.    We are pursuing, and intend to continue to identify, new business opportunities where our consumer and physician audiences and our resources can be leveraged to develop additional products and services. We may pursue initiatives to create new or enhanced revenue streams or, alternatively, to increase audience engagement even when we have not identified any potential related revenue stream. New business initiatives present risks and challenges that may be different from the ones we have faced in the past. In addition, later events may alter the risks that were evaluated at the time decisions are made on specific initiatives. Failure to effectively identify and assess new business initiatives and to successfully implement them may adversely affect our company and its prospects.

The healthcare industry in the United States and relationships among healthcare payers, providers and consumers are very complicated. In addition, the Internet and the market for online and mobile services are relatively new and still evolving. Accordingly, there can be no assurance that the trends identified above will continue or that the expected benefits to our business from our responses to those trends will be achieved. In addition, the market for healthcare information services is highly competitive and not only are our existing competitors seeking to benefit from these same trends, but the trends may also attract additional competitors.

Background Information on Certain Significant Developments and Transactions

Tender Offers.    On September 10, 2013, we completed a tender offer (which we refer to as the 2013 Tender Offer) for our Common Stock and repurchased 5,000,000 shares at a price of $34.00 per share for a total cost of $170,516, which includes $516 of costs directly attributable to the purchase. On September 9, 2014, we completed a tender offer (which we refer to as the 2014 Tender Offer and, collectively with the 2013 Tender Offer, as the Tender Offers) for our Common Stock and repurchased 2,000,000 shares at a price of $48.50 per share for a total cost of $97,588, which includes $588 of costs directly attributable to the purchase. Each of the Tender Offers represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who chose not to participate in the Tender Offers automatically increased their relative percentage interest in our company at no additional cost to them.

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Stock Repurchases.    During 2013, we repurchased 1,266,962 shares of our Common Stock at an aggregate cost of $42,309 through our stock repurchase program. On October 18, 2013, we entered into an agreement to repurchase 5,527,433 shares of our Common Stock from Carl C. Icahn and certain of his affiliates, at a purchase price of $32.08 per share (the NASDAQ Official Closing Price of our Common Stock on October 18, 2013) at an aggregate cost of $177,420, which includes $100 of costs directly attributable to the purchase. The repurchase was completed on October 21, 2013. This repurchase was made outside of our stock repurchase program.

During 2014, we repurchased 3,160,070 shares of our Common Stock at an aggregate cost of $128,748 through our stock repurchase program.

During 2015, we repurchased 688,467 shares of our Common Stock at an aggregate cost of $28,406 through our stock repurchase program. On September 12, 2015, our Board of Directors authorized an increase to our stock repurchase program of approximately $27,451. As of December 31, 2015, $34,056 remained available for repurchases under our stock repurchase program.

Convertible Notes.    On January 11, 2011, we issued $400,000 aggregate principal amount of 2.50% Convertible Notes due 2018 (which we refer to as the 2.50% Notes) in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,345, after deducting the related offering expenses, of which approximately $100,000 was used by us to repurchase 1,920,490 shares of WebMD Common Stock at a price of $52.07 per share, the last reported sale price of WebMD Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, as adjusted following completion of tender offers by WebMD for its Common Stock in 2012, 2013 and 2014, holders may surrender their 2.50% Notes for conversion into WebMD Common Stock at a conversion rate of 15.5118 shares of WebMD Common Stock per thousand dollars principal amount of the 2.50% Notes. This is equivalent to a conversion price of approximately $64.47 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,204,720 shares of Common Stock as of December 31, 2015.

On March 14, 2011, we issued $400,000 aggregate principal amount of 2.25% Convertible Notes due 2016 (which we refer to as the 2.25% Notes) in a private offering. Unless previously converted, the 2.25% Notes will mature on March 31, 2016. Net proceeds from the sale of the 2.25% Notes were approximately $387,400, after deducting the related offering expenses, of which approximately $50,000 was used to repurchase 868,507 shares of WebMD Common Stock at a price of $57.57 per share, the last reported sale price of WebMD Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. Interest on the 2.25% Notes is payable semi-annually on March 31 and September 30 of each year, commencing September 30, 2011. During 2013, we repurchased a total of $147,768 principal amount of our 2.25% Notes for $150,354 in cash and we recognized a pre-tax loss of $4,871 related to these repurchases which included the expensing of the remaining deferred issuance costs outstanding related to the repurchased 2.25% Notes. During 2015, we repurchased a total of $149,550 principal amount of our 2.25% Notes for $151,038 in cash and we recognized a pre-tax loss of $2,058 related to these repurchases which included the expensing of the remaining deferred issuance costs outstanding related to the repurchased 2.25% Notes. Under the terms of the 2.25% Notes, as adjusted following completion of tender offers by WebMD for its Common Stock in 2012, 2013 and 2014, holders may surrender their 2.25% Notes for conversion into WebMD Common Stock at a conversion rate of 13.9202 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This is equivalent to a conversion price of approximately $71.84 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 1,429,354 shares of Common Stock as of December 31, 2015, at which time the remaining outstanding principal amount was $102,682.

On November 26, 2013, we issued $300,000 aggregate principal amount of 1.50% Convertible Notes due 2020 (which we refer to as the 1.50% Notes) in a private offering. Unless previously converted, the 1.50% Notes will mature on December 1, 2020. Net proceeds from the sale of the 1.50% Notes were approximately $291,823, after deducting the related offering expenses. Interest on the 1.50% Notes is payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2014. Under the terms of the 1.50% Notes, as adjusted in September 2014 following completion of the 2014 Tender Offer, holders may surrender their 1.50% Notes for

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conversion into WebMD Common Stock at a conversion rate of 18.9795 shares of Common Stock per thousand dollars principal amount of the 1.50% Notes. This is equivalent to a conversion price of approximately $52.69 per share of Common Stock. In the aggregate, the 1.50% Notes were convertible into 5,693,850 shares of Common Stock as of December 31, 2015.

Seasonality

The timing of our revenue is affected by seasonal factors. Our public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of our public portals. This portion of our revenue is usually the lowest in the first quarter of each calendar year, and generally increases during each consecutive quarter throughout the year. The timing of revenue in relation to our expenses, many of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing, and general and administrative expenses as a percentage of revenue in each calendar quarter.

Critical Accounting Estimates and Policies

Critical Accounting Estimates

Our MD&A is based upon our Consolidated Financial Statements and Notes to Consolidated Financial Statements, which were prepared in conformity with U.S. generally accepted accounting principles (GAAP). The preparation of the Consolidated Financial Statements requires us to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. We base our estimates on historical experience, current business factors, and various other assumptions that we believe are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and the disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the Notes to our Consolidated Financial Statements.

We evaluate our estimates on an ongoing basis, including those related to revenue recognition, the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and indefinite-lived intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite-lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued expenses, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Critical Accounting Policies

We believe the following reflects our critical accounting policies and our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements:

•

Revenue Recognition. Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements and subscriptions to our healthcare management tools and private portals as well as related health coaching services is recognized ratably over the term of the applicable agreement. Revenue from information services is recognized as the underlying data is delivered. Revenue from the sponsorship of CME is recognized over the period that we substantially complete our contractual deliverables as determined by the applicable agreements.

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Contracts that contain multiple deliverables are subject to Accounting Standards Update (“ASU”) No. 2009-13 Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 requires the allocation of revenue to each deliverable of multiple-deliverable revenue arrangements, based on the relative selling price of each deliverable. It also defines the level of evidence of selling price required to separate deliverables and allows a company to make its best estimate of the selling price of deliverables when more objective evidence of selling price is not available.

Pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple deliverables, we allocate revenue to each deliverable based on relative selling price. The selling price for a deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price if neither VSOE nor TPE is available. We then recognize revenue on each deliverable in accordance with our revenue recognition policies over the period that delivery occurs. VSOE of selling price is based on the price charged when the deliverable is sold separately. In determining VSOE, GAAP requires that a substantial majority of the selling prices fall within a reasonable range based on historical pricing trends for specific products and services. TPE is based on competitor prices of similar deliverables when sold separately. We are generally not able to determine TPE of selling price as we are unable to reliably determine what competitors’ selling prices are for comparable services, combined with the fact that our services often contain unique features and customizations such that comparable services do not exist. The determination of best estimate of selling price is a judgmental process that considers multiple factors including, but not limited to, recent selling prices and related discounting practices for each service, market conditions, customer classes, sales channels and other factors.

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Long-Lived Assets. Our long-lived assets consist of property and equipment, goodwill and other intangible assets. Goodwill and other intangible assets arise from the acquisitions we have made. The amount assigned to intangible assets is subjective and based on fair value using exit price and market participant view, such as discounted cash flow and replacement cost models. Our long-lived assets, excluding goodwill and indefinite-lived intangible assets, are amortized over their estimated useful lives, which we determine based on the consideration of several factors including the period of time the asset is expected to remain in service. We evaluate the carrying value and remaining useful lives of long-lived assets, excluding goodwill and indefinite-lived intangible assets, whenever indicators of impairment are present. We evaluate the carrying value of goodwill and indefinite-lived intangible assets annually, or whenever indicators of impairment are present. We test goodwill for impairment at the reporting unit level only when, after completing a qualitative analysis, it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value. Long-lived assets held for sale are reported at the lower of cost or fair value less cost to sell. There was no impairment of goodwill or indefinite-lived intangible assets in 2015, 2014 or 2013.

•

Stock-Based Compensation. Stock-based compensation expense for all share-based payment awards granted is determined based on the grant date fair value. The grant date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. We recognize these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards. As of December 31, 2015, there was approximately $56,930 of unrecognized stock-based compensation expense (net of estimated forfeitures) related to unvested stock options and restricted stock held by employees, which is expected to be recognized over a weighted-average period of approximately 2.3 years, related to our stock-based compensation plans.

•	Deferred Taxes. Our deferred tax assets are comprised primarily of net operating loss carryforwards and federal tax credits. These net operating loss carryforwards and federal tax

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credits may be used to offset taxable income in future periods, reducing the amount of taxes we might otherwise be required to pay. A significant portion of our net deferred tax assets, including the portion related to excess tax benefits of stock-based awards, are reserved for by a valuation allowance as required by relevant accounting literature. Management determines the need for a valuation allowance by assessing the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, expectations of future earnings and taxable income. Management will continue to evaluate the need for a valuation allowance in the future.

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Tax Contingencies. Our tax contingencies are recorded to address potential exposures involving tax positions we have taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. Our estimates of tax contingencies reflect assumptions and judgments about potential actions by taxing jurisdictions. We believe that these assumptions and judgments are reasonable. However, our accruals may change in the future due to new developments in each matter and the ultimate resolution of these matters may be greater or less than the amount that we have accrued. Consistent with our historical financial reporting, we have elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision.

Results of Operations

The following table sets forth our consolidated statements of operations data and expresses that data as a percentage of revenue for the periods presented:

	Years Ended December 31,
	2015		2014		2013
	$	% (a)	$	% (a)	$	% (a)
Revenue	$636,399	100.0	$580,449	100.0	$515,293	100.0
Cost of operations	247,311	38.9	224,094	38.6	209,740	40.7
Sales and marketing	138,025	21.7	136,160	23.5	127,997	24.8
General and administrative	91,580	14.4	94,119	16.2	93,220	18.1
Depreciation and amortization	30,521	4.8	29,811	5.1	26,606	5.2
Interest income	51	—	69	—	76	—
Interest expense	23,123	3.6	24,686	4.3	22,826	4.4
Loss on convertible notes	2,058	0.3	—	—	4,871	0.9
Gain on investments	139	—	—	—	—	—
Other expense	4,100	0.6	—	—	1,353	0.3

Income from continuing operations before income tax provision	99,871	15.7	71,648	12.3	28,756	5.6
Income tax provision	35,847	5.6	30,707	5.3	13,640	2.6

Income from continuing operations	64,024	10.1	40,941	7.1	15,116	2.9
Income from discontinued operations, net of tax	—	—	1,122	0.2	—	—

Net income	$64,024	10.1	$42,063	7.2	$15,116	2.9

(a)	Amounts may not add due to rounding.

Revenue is derived from four groups. The first group is “Advertising and Sponsorship – Biopharma and Medical Device” and consists of advertising and sponsorship revenue from pharmaceutical, biotechnology and medical device clients relating to ethical pharmaceutical products or other regulated devices or products or for sponsoring educational programs. The second category is “Advertising and Sponsorship – OTC, CPG and Other” and consists of advertising and sponsorship revenue relating to non-Rx or over-the-counter medications and other

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healthcare products, food and beverages, beauty products and other consumer products, as well as revenue from clients such as retailers, pharmacies, hospitals, health insurance companies and government agencies. The combined revenue of the first two groups is sometimes referred to as “Advertising and Sponsorship” revenue. The third group is “Private Portal Services” and consists of revenue from employers and health plans for subscriptions to our private portals solution and related services, including health coaching and condition management services. The fourth group is “Information Services” and consists of revenue from the sale of stand-alone information and data products.

Cost of operations consists of salaries and related expenses, and non-cash stock-based compensation expense related to providing and distributing services and products we provide to customers and costs associated with the operation and maintenance of our public and private portals. Cost of operations also consists of editorial and production costs, Website operations costs, non-capitalized Website development costs, costs we pay to our distribution partners, costs associated with our health and condition management programs and personalized health coaching services, and costs related to the production and distribution of our publications, including costs related to creating and licensing content, telecommunications, leased properties and printing and distribution.

Sales and marketing expense consists primarily of salaries and related expenses, and non-cash stock-based compensation for account executives, account management and marketing personnel, as well as costs and expenses for marketing programs, and fees for professional marketing and advertising services.

General and administrative expense consists primarily of salaries and related expenses and non-cash stock-based compensation expense for administrative, finance, legal, information technology, human resources and executive personnel. Also included in general and administrative expense are costs of general insurance and professional services expenses.

Our discussions throughout this MD&A make references to certain non-cash expenses. Our principal non-cash expenses are related to the awards of all share-based payments to employees and non-employee directors, such as grants of employee stock options and restricted stock. Non-cash stock-based compensation expense is reflected in the same expense captions as the related salary cost of the respective employee.

The following table is a summary of our non-cash expenses included in the respective statements of operations captions.

	Years Ended December 31,
	2015	2014	2013
Stock-based compensation expense included in:
Cost of operations	$5,217	$5,940	$6,762
Sales and marketing	7,290	7,221	8,395
General and administrative	21,236	19,385	23,393

Total stock-based compensation expense	$33,743	$32,546	$38,550

2015 and 2014

The following discussion is a comparison of our results of operations for the year ended December 31, 2015 to the year ended December 31, 2014.

Revenue. Our total revenue increased 9.6% to $636,399 in 2015 from $580,449 in 2014. The increase was due to an increase in advertising and sponsorship revenue of $45,065, an increase in private portal services revenue of $7,324 and an increase in information services revenue of $3,561. A more detailed discussion regarding changes in these revenue groupings is included below under “– Supplemental Financial and Operating Information.”

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Cost of Operations. Cost of operations was $247,311 in 2015, compared to $224,094 in 2014. Our cost of operations represented 38.9% of revenue in 2015, compared to 38.6% of revenue in 2014. Included in cost of operations were non-cash expenses related to stock-based compensation of $5,217 in 2015, compared to $5,940 in 2014.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $242,094, or 38.0% of revenue in 2015, compared to $218,154, or 37.6% of revenue in 2014. The increase in absolute dollars in 2015, compared to 2014, was primarily attributable to the increased expense associated with the delivery of our advertising and sponsorship programs and the operations of our Websites, as well as the increased expense attributable to the timing of certain discretionary services delivered to our private portal clients during 2015.

Sales and Marketing. Sales and marketing expense was $138,025 in 2015, compared to $136,160 in 2014. Our sales and marketing expense represented 21.7% of revenue in 2015, compared to 23.5% in 2014. Included in sales and marketing expense were non-cash expenses related to stock-based compensation of $7,290 in 2015, compared to $7,221 in 2014.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $130,735, or 20.5% of revenue, in 2015, compared to $128,939, or 22.2% of revenue, in 2014. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2015 compared to 2014, was primarily due to the increase in our revenue of 9.6% without a commensurate increase in our sales and marketing expenses as certain of these expenses are fixed in nature.

General and Administrative. General and administrative expense was $91,580 in 2015, compared to $94,119 in 2014. Our general and administrative expenses represented 14.4% of revenue in 2015, compared to 16.2% of revenue in 2014. Included in general and administrative expense was non-cash stock-based compensation expense of $21,236 in 2015, compared to $19,385 in 2014.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $70,344, or 11.1% of revenue, in 2015, compared to $74,734, or 12.9% of revenue in 2014. The decrease in general and administrative expense as a percentage of revenue, excluding the non-cash expenses discussed above, for 2015 compared to 2014, was primarily due to the increase in our revenue of 9.6% without a commensurate increase in our general and administrative expenses as many of these expenses are fixed in nature.

Depreciation and Amortization. Depreciation and amortization expense was $30,521, or 4.8% of revenue in 2015, compared to $29,811, or 5.1% of revenue in 2014.

Interest Income. Interest income was $51 in 2015, which was relatively consistent when compared to $69 in 2014.

Interest Expense. Interest expense was $23,123 in 2015 compared to $24,686 in 2014. These amounts included non-cash interest expense, related to the amortization of the debt issuance costs for convertible debt, of $4,172 and $4,511 for 2015 and 2014, respectively. The decrease in interest expense for 2015 compared to 2014, was due to the repurchase of $149,550 principal amount of our 2.25% Notes during 2015.

Loss on Convertible Notes. During 2015, we recorded a loss on convertible notes of $2,058 related to the repurchase of $149,550 principal amount of our 2.25% Notes. See “– Introduction – Background Information on Certain Significant Developments and Transactions – Convertible Notes” for additional information.

Gain on Investments. Gain on investments of $139 for 2015 represents the gain from the sale of a portion of our available-for-sale securities.

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Other Expense. Other expense of $4,100 for 2015 represents a charge related to the resolution of a patent infringement claim made against us by International Business Machines Corporation.

Income Tax Provision. The income tax provision of $35,847 in 2015 related to pre-tax income of $99,871, compared to the income tax provision of $30,707 in 2014 which related to pre-tax income of $71,648. The income tax provision represented 35.9% and 42.9% of pre-tax income in 2015 and 2014, respectively. The effective tax rate was lower than our statutory tax rate for 2015 as the income tax provision includes a non-cash income tax benefit of $4,724 due to the reversal of an income tax valuation allowance. This benefit reflects a correcting adjustment, made in the quarter ended June 30, 2015, to the income tax valuation allowance originally recorded during the year ended December 31, 2012, which increased our net loss in that year. The effective tax rate exceeded our statutory tax rate for 2014 as a result of certain expenses that are non-deductible for income tax purposes.

Income from Discontinued Operations, Net of Tax. Income from discontinued operations, net of tax, was $1,122 in 2014. During 2014, we paid $384 in connection with the completion of the remaining tax audits for all periods covered under a tax indemnification agreement related to our Porex business which was sold in 2009. The remaining balance in the indemnity liability of $1,122 was adjusted through income from discontinued operations during 2014.

2014 and 2013

The following discussion is a comparison of our results of operations for the year ended December 31, 2014 to the year ended December 31, 2013.

Revenue. Our total revenue increased 12.6% to $580,449 in 2014 from $515,293 in 2013. The increase was primarily due to an increase of $36,938 of advertising and sponsorship revenue, an increase of $21,071 of revenue from our private portals and an increase of $7,147 from information services. A more detailed discussion regarding changes in these revenue groupings is included below under “– Supplemental Financial and Operating Information.”

Cost of Operations. Cost of operations was $224,094 in 2014, compared to $209,740 in 2013. Our cost of operations represented 38.6% of revenue in 2014, compared to 40.7% of revenue in 2013. Included in cost of operations were non-cash expenses related to stock-based compensation of $5,940 in 2014, compared to $6,762 in 2013.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $218,154, or 37.6% of revenue in 2014, compared to $202,978, or 39.4% of revenue in 2013. The increase in absolute dollars in 2014, compared to 2013, was primarily attributable to the increased expense associated with the delivery of our advertising and sponsorship programs and the operations of our Websites and expenses related to the delivery of services under our contract with the Blue Cross Blue Shield Association Federal Employee Program that launched on January 1, 2014. The decrease as a percentage of revenue in 2014, compared to 2013, was due to the increase in revenue of 12.6% without a commensurate increase in our cost of operations expense as certain of these expenses are fixed in nature.

Sales and Marketing. Sales and marketing expense was $136,160 in 2014, compared to $127,997 in 2013. Our sales and marketing expense represented 23.5% of revenue in 2014, compared to 24.8% in 2013. Included in sales and marketing expense were non-cash expenses related to stock-based compensation of $7,221 in 2014, compared to $8,395 in 2013.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $128,939, or 22.2% of revenue, in 2014, compared to $119,602, or 23.2% of revenue, in 2013. The increase in absolute dollars was primarily attributable to an increase in certain compensation and other personnel related costs due to increased staffing and sales commissions related to the higher revenue in 2014 compared to 2013. The decrease as a

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percentage of revenue, excluding the non-cash expenses discussed above, for 2014 compared to 2013, was primarily due to the increase in our revenue of 12.6% without a commensurate increase in our sales and marketing expenses as certain of these expenses are fixed in nature.

General and Administrative. General and administrative expense was $94,119 in 2014, compared to $93,220 in 2013. Our general and administrative expenses represented 16.2% of revenue in 2014, compared to 18.1% of revenue in 2013. Included in general and administrative expense was non-cash stock-based compensation expense of $19,385 in 2014, compared to $23,393 in 2013. The decrease in non-cash stock-based compensation expense for 2014, compared to 2013, was primarily due to the acceleration of stock-based compensation expense in 2013, related to certain equity awards held by our former Chief Executive Officer in connection with his severance agreement.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $74,734, or 12.9% of revenue, in 2014, compared to $69,827, or 13.6% of revenue in 2013. The decrease in general and administrative expense as a percentage of revenue, excluding the non-cash expenses discussed above, for 2014 compared to 2013, was primarily due to the increase in our revenue of 12.6% without a commensurate increase in our general and administrative expenses as many of these expenses are fixed in nature.

Depreciation and Amortization. Depreciation and amortization expense was $29,811, or 5.1% of revenue in 2014, compared to $26,606, or 5.2% of revenue in 2013.

Interest Income. Interest income was $69 in 2014, which was relatively consistent when compared to $76 in 2013.

Interest Expense. Interest expense was $24,686 in 2014 compared to $22,826 in 2013. Interest expense increased during 2014 compared to 2013, primarily as a result of our 1.50% Notes that were issued on November 26, 2013, as well as the impact of the repurchase of $147,768 principal amount of our 2.25% Notes during 2013. Interest expense in 2014 and 2013 included non-cash interest expense of $4,511 and $4,192, respectively, related to the amortization of the debt issuance costs for the convertible debt outstanding during those periods.

Loss on Convertible Notes. During 2013, we recorded a loss on convertible notes of $4,871 related to the repurchase of $147,768 principal amount of our 2.25% Notes. See “–Introduction – Background Information on Certain Significant Developments and Transactions – Convertible Notes” for additional information.

Other Expense. Other expense of $1,353 during 2013 includes cash severance and related expenses due to the May 2013 departure of a Chief Executive Officer of our company.

Income Tax Provision. The income tax provision of $30,707 in 2014 related to pre-tax income of $71,648, compared to the income tax provision of $13,640 in 2013 which related to pre-tax income of $28,756. During 2014, the income tax provision represented 42.9% of pre-tax income. The effective tax rate exceeded our statutory tax rate as a result of certain expenses that are non-deductible for income tax purposes.

Income from Discontinued Operations, Net of Tax. Income from discontinued operations, net of tax, was $1,122 in 2014. During 2014, we paid $384 in connection with the completion of the remaining tax audits for all periods covered under a tax indemnification agreement related to our Porex business which was sold in 2009. The remaining balance of the indemnity liability of $1,122 was adjusted through income from discontinued operations during 2014.

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Supplemental Financial and Operating Information

The following table and the discussion that follows presents information for groups of revenue based on similar services we provide, as well as information related to a non-GAAP performance measure that we use to monitor the performance of our business and which we refer to as “Earnings before interest, taxes, non-cash and other items” or “Adjusted EBITDA.” Due to the fact that Adjusted EBITDA is a non-GAAP measure, we have also included a reconciliation from Adjusted EBITDA to net income.

	Years Ended December 31,
	2015	2014	2013
Revenue
Advertising and sponsorship
Biopharma and medical device	$371,220	$329,329	$304,018
OTC, CPG and other	127,805	124,636	113,009

	499,025	453,965	417,027
Private portal services	110,441	103,182	82,111
Information services	26,933	23,302	16,155

	$636,399	$580,449	$515,293

Earnings before interest, taxes, non-cash and other items (Adjusted EBITDA)	$193,226	$158,622	$122,886
Interest, taxes, non-cash and other items
Interest income	51	69	76
Interest expense	(23,123)	(24,686)	(22,826)
Income tax provision	(35,847)	(30,707)	(13,640)
Depreciation and amortization	(30,521)	(29,811)	(26,606)
Non-cash stock-based compensation	(33,743)	(32,546)	(38,550)
Loss on convertible notes	(2,058)	—	(4,871)
Gain on investments	139	—	—
Other expense	(4,100)	—	(1,353)

Income from continuing operations	64,024	40,941	15,116
Income from discontinued operations, net of tax	—	1,122	—

Net Income	$64,024	$42,063	$15,116

2015 and 2014

The following discussion is a comparison of the results of operations for our groups of revenue and our Adjusted EBITDA for the year ended December 31, 2015 to the year ended December 31, 2014.

Advertising and Sponsorship. Advertising and sponsorship revenue was $499,025 in 2015, an increase of $45,060, or 9.9%, from 2014. The increase in revenue was primarily attributable to the increased adoption of our advertising and sponsorship offerings by biopharma and medical device companies as well as our OTC, CPG and other customers, which represented increases of $41,891 and $3,169, respectively. In general, pricing remained relatively stable for our public portal advertising and sponsorship offerings and was not a significant source of the revenue increase. For a more detailed discussion, see “– Introduction – Background Information on Certain Trends and Developments Affecting Our Business.”

Private Portal Services. Private portal services revenue was $110,441 in 2015, an increase of $7,259, or 7.0%, from 2014. This increase was primarily attributable to an increase in the services delivered during 2015 for certain client programs. In general, the pricing of our private portal services remained relatively stable and was

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not a significant source of the revenue increase. The number of customers using our private portal platform at December 31, 2015 was 91, compared to 102 customers using our private portal platform at December 31, 2014.

Information Services. Information services revenue was $26,933 in 2015, an increase of $3,631, or 15.6%, from 2014. This increase was attributable to an increase in the rates charged to our customers for our information services and an increase in the number of customers licensing our information services.

Adjusted EBITDA. Adjusted EBITDA increased to $193,226 in 2015 compared to $158,622 in 2014. As a percentage of revenue, Adjusted EBITDA was 30.4% of revenue in 2015, compared to 27.3% in 2014. This increase as a percentage of revenue was primarily due to higher revenue in 2015. Many of our expenses are fixed in nature and do not vary directly with revenue, and accordingly, our Adjusted EBITDA as a percentage of revenue will fluctuate primarily as a result of changes in our revenue.

2014 and 2013

The following discussion is a comparison of the results of operations for our groups of revenue and our Adjusted EBITDA for the year ended December 31, 2014 to the year ended December 31, 2013.

Advertising and Sponsorship. Advertising and sponsorship revenue was $453,965 in 2014, an increase of $36,938, or 8.9%, from 2013. The increase in revenue was primarily attributable to an increased usage of our advertising and sponsorship offerings by our biopharma and medical device customers as well as our OTC, CPG and other customers, which represented increases of $25,311 and $11,627, respectively. In general, pricing remained relatively stable for our public portal advertising and sponsorship offerings and was not a significant source of the revenue increase.

Private Portal Services. Private portal services revenue was $103,182 in 2014, an increase of $21,071, or 25.7%, from 2013. This increase was primarily attributable to the January 1, 2014 launch of our contract with the Blue Cross Blue Shield Association Federal Employee Program. In general, the pricing of our private portal services remained relatively stable and was not a significant source of the revenue increase. The number of customers using our private portal platform at December 31, 2014 was 102, compared to 110 customers using our private portal platform at December 31, 2013.

Information Services. Information services revenue was $23,302 in 2014, an increase of $7,147, or 44.2%, from 2013. This increase was primarily attributable to an increase in the number of customers licensing our information services and an increase in the volume of data received by our customers, and to a lesser extent an increase in the rates charged to these customers.

Adjusted EBITDA. Adjusted EBITDA increased to $158,622 in 2014 compared to $122,886 in 2013. As a percentage of revenue, Adjusted EBITDA was 27.3% of revenue in 2014, compared to 23.8% in 2013. This increase as a percentage of revenue was primarily due to higher revenue in 2014. Many of our expenses are fixed in nature and do not vary directly with revenue, and accordingly, our Adjusted EBITDA as a percentage of revenue will fluctuate primarily as a result of changes in our revenue.

* * * *

Explanatory Note Regarding Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and should be viewed as supplemental to, and not as an alternative for, “income (loss) from continuing operations” or “net income (loss)” calculated in accordance with GAAP. Our management uses Adjusted EBITDA as an additional measure of performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in financial results that may not be shown

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solely by period-to-period comparisons of income (loss) from continuing operations or net income (loss). We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by our management in light of the performance metrics used in making those decisions. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to income (loss) from continuing operations or to net income (loss), helps investors make comparisons between us and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Please see the “Explanation of Non-GAAP Financial Information” included as Annex G below for additional background information regarding our use of Adjusted EBITDA. Annex G is incorporated in this MD&A by reference.

Liquidity and Capital Resources

Cash Flows

As of December 31, 2015, we had $641,165 of cash and cash equivalents and working capital of $564,541. Our cash and cash equivalents and working capital are affected by the timing of each period end in relation to items such as payments received from customers, payments made to vendors, the timing of interest payments related to our convertible debt, and internal payroll and billing cycles, as well as the seasonality within our business. Accordingly, our working capital, and its impact on cash flow from operations, can fluctuate materially from period to period.

Cash provided by operating activities in 2015 was $107,563, which related to net income of $64,024, adjusted for a loss on convertible notes of $2,058, a gain on investments of $139, a non-cash income tax benefit of $7,713 related to deferred income taxes, and other non-cash expenses of $68,436, which include depreciation and amortization expense, non-cash interest expense and non-cash stock-based compensation expense. Additionally, changes in operating assets and liabilities decreased operating cash flow by $19,103, primarily due to an increase in accounts receivable of $37,507 and an increase in prepaid expenses and other assets of $4,132, which was offset by an increase in accrued expenses and other long-term liabilities of $9,606 and an increase in deferred revenue of $12,930.

Cash provided by operating activities from continuing operations in 2014 was $113,536, which related to net income of $42,063, adjusted for income from discontinued operations of $1,122, a non-cash income tax provision of $14,717 related to deferred income taxes, and other non-cash expenses of $66,868, which include depreciation and amortization expense, non-cash interest expense and non-cash stock-based compensation expense. Additionally, changes in operating assets and liabilities decreased operating cash flow by $8,990, primarily due to an increase in accounts receivable of $12,574, an increase in prepaid expenses and other assets of $673, and a decrease in accrued expenses and other long-term liabilities of $380, which was offset by an increase in deferred revenue of $4,637.

Cash used in investing activities was $48,233 in 2015, compared $26,376 in 2014. We used $48,372 in connection with purchases of property and equipment in 2015, which includes approximately $28,000 related to the relocation and expansion of our corporate offices, compared to $23,194 of property and equipment purchases in 2014. During 2015, we also received $139 in cash proceeds from the sale of available-for-sale securities. Additionally, we used cash of $3,182 during 2014 to acquire the assets of TheraSim, Inc. Therasim’s technology provides the content and programming for certain of our sponsorship services.

Cash used in financing activities was $124,941 in 2015, compared to $204,880 in 2014. We used cash of $28,406 in 2015 and $128,748 in 2014 to repurchase shares of our Common Stock through our authorized repurchase program. Also during 2014, we used cash of $97,588 to repurchase shares of our Common Stock through the 2014 Tender Offer. We also used cash of $151,038 in 2015 to repurchase a portion of our 2.25%

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Notes. During 2015 and 2014, we received cash proceeds of $21,939 and $40,602, respectively, related to the exercise of stock options, and used cash of $6,438 and $33,385, respectively, for withholding taxes due on stock-based awards. Also included in cash flows from financing activities in 2015 and 2014, were excess tax benefits on stock-based awards of $39,002 and $14,239, respectively.

Included in our consolidated statements of cash flows for 2014, is cash used in discontinued operations of $384 which represents a payment made in connection with the completion of the remaining tax audits for all periods covered under a tax indemnification agreement related to our Porex business which was sold in 2009.

Contractual Obligations and Commitments

The following table summarizes our principal commitments as of December 31, 2015 for future specified contractual obligations, as well as the estimated timing of the cash payments associated with these obligations. Management’s estimates of the timing of future cash flows are largely based on historical experience, and accordingly, actual timing of cash flows may vary from these estimates.

	Total	Less Than 1 Year	2-3 Years	4-5 Years	More Than 5 Years
Leases (a)	$106,867	$14,773	$29,948	$28,449	$33,697
2.25% Convertible Notes due 2016 (b)	$103,260	$103,260	$—	$—	$—
2.50% Convertible Notes due 2018 (b)	$420,833	$10,000	$410,833	$—	$—
1.50% Convertible Notes due 2020 (b)	$322,125	$4,500	$9,000	$308,625	$—

(a)	Represents leases of office facilities and data centers
(b)	Amounts include contractual interest payments

The above table excludes $14,815 of uncertain tax positions, including interest and penalties, as we are unable to reasonably estimate the timing of the settlement of these items. See Note 11, “Income Taxes” located in the Notes to Consolidated Financial Statements included in Annex A above.

Outlook on Future Liquidity

As of December 31, 2015, we had $641 million of cash and cash equivalents.

Potential future uses of cash include repurchases of our Common Stock and Convertible Notes, payments related to the March 2016 maturity of our 2.25% Notes and our anticipated 2016 capital expenditure requirements. Our capital expenditure requirements during 2016, which we estimate to be approximately $30 million to $35 million, primarily relate to improvements that will be deployed across our public and private portal Websites in order to enable us to service future growth in unique users and page views, as well as to create new sponsorship areas for our customers, and to improve the systems used to provide our private portal applications. Additionally, our capital expenditures during 2016 will include the remaining costs associated with the relocation and expansion of our corporate office facilities.

Based on our plans and expectations, we believe that our available cash resources and future cash flow from operations will provide sufficient cash resources to meet the cash commitments of our convertible notes and to fund our currently anticipated working capital and capital expenditure requirements, for at least the next twenty-four months. Our future liquidity and capital requirements will depend upon numerous factors, including retention of customers at current volume and revenue levels, implementation of new or updated application and service offerings, competing technological and market developments and potential future acquisitions. In addition, our ability to generate cash flow is subject to numerous factors beyond our control, including general economic, regulatory and other matters affecting us and our customers. We plan to continue to enhance our online services and to continue to invest in acquisitions, strategic relationships, facilities and technological

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infrastructure and product development. We intend to grow each of our existing businesses and enter into complementary ones through both internal investments and acquisitions. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. We cannot assure that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders. Future indebtedness may impose various restrictions and covenants on us that could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Recent Accounting Pronouncements

Accounting Pronouncement Adopted During 2015

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the criteria for determining which disposals can be presented as discontinued operations and modifies the related disclosure requirements. Under the revised guidance, a discontinued operation is defined as a disposal of a component or group of components that represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. The revised guidance was effective for us, on a prospective basis, beginning in the quarter ended March 31, 2015. The adoption of the revised guidance did not have an impact on our consolidated financial statements.

Accounting Pronouncements to be Adopted in the Future

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), to achieve a consistent application of revenue recognition within the U.S., resulting in a single revenue model to be applied by reporting companies under GAAP. Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the revised guidance requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU No. 2014-09 by one year. As a result, the revised guidance is effective for us beginning in the quarter ending March 31, 2018. Early adoption is permitted, but not before the original effective date of the guidance. The revised guidance is required to be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. We have not yet determined the impact that the revised guidance will have on our consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The revised guidance is effective for us beginning in the quarter ending March 31, 2016; early adoption is permitted. We do not expect that the adoption of this guidance will have any impact on our consolidated financial statements as we do not have any share-based awards with performance targets currently outstanding.

In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a

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recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The revised guidance is effective for us beginning in the quarter ending March 31, 2016 and is required to be applied retrospectively. Early adoption is permitted. We expect that the adoption of this guidance will only affect the balance sheet classification of our debt issuance costs.

In April 2015, the FASB issued ASU No. 2015-05, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement, which provides guidance in determining whether a cloud computing arrangement includes a software license. If it is determined that a cloud computing arrangement does include a software license, the software element should be accounted for consistent with the acquisition of other software licenses. If the arrangement does not include a software license, it should be accounted for as a service contract. The revised guidance is effective for us beginning in the quarter ending March 31, 2016 and can be applied prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Early adoption is permitted. We do not expect the adoption of this guidance to have an impact on our consolidated financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which requires that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, rather than retrospectively adjusting previously reported amounts. The revised guidance is effective for us beginning in the quarter ending March 31, 2016 and should be applied prospectively. Early adoption is permitted. We do not expect the adoption of this guidance to have an impact on our historical consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent in the consolidated balance sheet instead of separating deferred taxes into current and noncurrent. The revised guidance is effective for us beginning in the quarter ending March 31, 2017 and should be applied either prospectively to all deferred tax assets and liabilities or retrospectively to all periods presented. Early adoption is permitted. We have not yet determined the impact the revised guidance will have on our consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which revises the classification and measurement of investments in certain equity investments and the presentation of certain fair value changes for certain financial liabilities measured at fair value. ASU No. 2016-01 also requires the change in fair value of many equity investments to be recognized in net income. The revised guidance is effective for us beginning in the quarter ending March 31, 2018. We expect that the adoption of this guidance will only affect the balance sheet classification of our deferred tax assets.

In February 2016, the FASB issued ASU No. 2016-01, Leases (Topic 842), which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The revised guidance must be applied on a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The revised guidance is effective for us beginning in the quarter ending March 31, 2019. We have not yet determined the impact the revised guidance will have on our consolidated financial statements.

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ANNEX D

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

PERFORMANCE GRAPH AND OTHER MARKET INFORMATION

Performance Graph

The following graph compares the cumulative total stockholder return on WebMD Common Stock with the comparable cumulative return of:

•	the NASDAQ Composite Index;

•	the Research Data Group (RDG) Internet Composite Index; and

•

a customized peer group of 19 companies that includes Advisory Board Co, Angie’s List Inc., Athenahealth Inc., Bankrate Inc., Blucora Inc., Constant Contact Inc., Costar Group Inc., DHI Group Inc., E. W. Scripps Co., Everyday Health Inc., Healthways Inc., Media General Inc., Meredith Corp, Monster Worldwide Inc., Nexstar Broadcasting Group Inc., Pandora Media Inc., Press Ganey Holdings Inc., Yelp Inc. and Zillow Group Inc.

The companies in our peer group are publicly-traded Internet, publishing, media and healthcare information services companies that share business model characteristics with WebMD. These companies are also used by the Compensation Committee for purposes of compensation benchmarking. The graph assumes that, on December 31, 2010, $100 was invested in WebMD Common Stock, in each index and in the peer group and tracks the value of those investments (including reinvestment of dividends) through December 31, 2015. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

WEBMD 2015 ANNUAL REPORT – MARKET INFORMATION ANNEX

ANNEX D – PAGE 1

	12/10	12/11	12/12	12/13	12/14	12/15
WebMD Health Corp.	100.00	73.54	28.08	77.36	77.46	94.59
NASDAQ Composite	100.00	100.53	116.92	166.19	188.78	199.95
RDG Internet Composite	100.00	102.11	122.23	199.42	195.42	267.25
Peer Group	100.00	82.04	85.85	167.06	150.25	138.58

The Performance Graph shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference into any filing of WebMD under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into any such filing.

Market Information

Our Common Stock trades on the Nasdaq Global Select Market. The high and low prices of our Common Stock for each quarterly period during the last two fiscal years are as follows:

	High	Low
2014
First quarter	$51.41	$38.54
Second quarter	49.99	37.43
Third quarter	53.30	41.27
Fourth quarter	43.59	34.48
2015
First quarter	$44.94	$37.62
Second quarter	48.91	41.53
Third quarter	46.28	37.57
Fourth quarter	49.88	39.67

The market price of our Common Stock has fluctuated in the past and is likely to fluctuate in the future. Changes in the market price of our Common Stock may result from, among other things:

•	quarter-to-quarter variations in operating results or other financial or operational metrics;

•	operating results or other financial or operational metrics being different from our previously announced guidance or from analysts’ estimates or opinions;

•	changes in analysts’ or financial commentators’ earnings estimates, ratings or opinions;

•	changes in financial guidance or other forward-looking information;

•	new products, services or pricing policies introduced by us or our competitors;

•	acquisitions by us or our competitors;

•	developments in existing customer relationships;

•	actual or perceived changes in our business strategy;

•	developments in new or pending litigation and claims;

•	sales of large amounts of our Common Stock;

•	changes in general business or regulatory conditions affecting the healthcare, information technology or Internet industries;

•	changes in general economic conditions; and

•	fluctuations in the securities markets in general.

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In addition, the market prices of our Common Stock and of the stock of other Internet-related companies have experienced large fluctuations, sometimes quite rapidly. These fluctuations often may be unrelated to or disproportionate to operating performance.

Dividends

We have never declared or paid any cash dividends on our Common Stock, and we do not anticipate paying cash dividends in the foreseeable future.

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ANNEX E

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

The primary objective of our investment activities is to preserve principal and maintain adequate liquidity.

The value of our cash and money market investments, which were approximately $641 million at December 31, 2015, is not subject to changes in interest rates.

The 2.50% Notes, 2.25% Notes and 1.50% Notes have fixed interest rates; therefore, changes in interest rates will not impact our results of operations or financial position.

Exchange Rate Sensitivity

Substantially all of our revenues and expenses are denominated in United States dollars; however, a portion of the revenue from our international operations was contracted in foreign currencies. The impact of changes in exchange rates for each of the three years in the period ended December 31, 2015 has been reflected in our results of operations and was not material, and future changes in exchange rates are not expected to have a material impact on our results of operations or financial position.

ANNEX F

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

RISK FACTORS

This Annex F includes the risk factors from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and describes circumstances or events that could have a negative effect on our financial results or operations or that could change, for the worse, existing trends in some or all of our businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on our financial condition, results of operations and cash flows or on the trading prices of our Common Stock and Convertible Notes or of securities that we may issue in the future. The risks and uncertainties described in this Annex F are not the only ones facing us. Additional risks and uncertainties that are not currently known to us, or that we currently believe are immaterial, may also adversely affect our business and operations.

Risks Related to Our Operations and the Healthcare Content We Provide

If we are unable to provide content and services that attract users to The WebMD Health Network on a consistent basis, our advertising and sponsorship revenue could be reduced

Users of The WebMD Health Network have numerous other online and offline sources of healthcare information and related services. Our ability to compete for user traffic on our public portals depends upon our ability to make available a variety of health, wellness and medical content, decision-support applications and other services that meet the needs of a variety of types of users, including consumers, physicians and other healthcare professionals, with a variety of reasons for seeking information. Our ability to do so depends, in turn, on:

•	our ability to hire and retain qualified authors, journalists and independent writers and healthcare professionals;

•	our ability to license quality content from third parties; and

•	our ability to monitor and respond to increases and decreases in user interest in specific topics.

If consumers and healthcare professionals do not perceive our content, applications and tools to be useful, reliable and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement with our health information services. We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost. In addition, since consumer users of our public portals may be attracted to The WebMD Health Network as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which they will return to our public portals. Because we generate revenue by, among other things, selling sponsorships of specific pages, sections or events on The WebMD Health Network, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our advertising and sponsorship revenue to decrease and could have a material adverse effect on our results of operations. However, overall traffic to The WebMD Health Network does not have a direct correlation to our advertising and sponsorship revenue, which can continue to grow even if overall traffic were to remain constant or go down. Our ability to generate advertising and sponsorship revenue depends primarily on our ability to create content on specific topics and to program various parts of The WebMD Health Network to build and maintain traffic in areas most important to both our audience and our advertising and sponsorship clients. If we unable to do that, our advertising and sponsorship revenue could decrease even if our overall traffic remains the same or increases.

A significant portion of the traffic to The WebMD Health Network is directed to us through algorithmic search results on Internet search engines and, if we are listed less prominently in search result listings or our traffic from search is otherwise reduced, our business and operating results could be harmed

A significant portion of the traffic to The WebMD Health Network is directed to us through the algorithmic search results on Internet search engines. In addition to providing quality content and tools, we seek to produce

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and deliver our content and tools in ways that will cause them to rank well in algorithmic search engine results, which makes it more likely that search engine users will visit our Websites. This is commonly referred to as search engine optimization, or SEO. However, there can be no assurance that our SEO efforts will succeed in improving the ranking of our content or, even if they do result in such improvement, that the improved ranking will result in increased numbers of users and page views for our Websites. In addition, search engines frequently change the criteria that determine site rankings in their search results or make other changes and our SEO efforts may not be successful if we do not respond to those changes appropriately and on a timely basis. Search engine providers may also prioritize search results generated by certain types of queries, including health-related queries, based on criteria they select, which could, in some circumstances, reduce the ranking that would otherwise be provided to our Websites and increase the ranking of other sites. If we are unable to respond effectively to changes made by search engine providers in their algorithms and other processes or to respond effectively to other factors and challenges that may impair our ability to attract traffic through search, a substantial decrease in traffic to The WebMD Health Network could occur, which could cause our revenue to decrease and could have a material adverse effect on our results of operations. We cannot predict if, or how long, efforts to improve SEO or otherwise increase traffic may take to mitigate any such declines.

Search engine providers also typically display, together with algorithmic search results, content and links that may divert traffic from the pages referenced in the algorithmic search results, including: advertisements that are presented with the algorithmic search results for which the search engine provider receives compensation (sometimes referred to as paid search results); and content and links that the search engine provider selects and displays in response to the specific search queries in a format determined by the search engine provider. Accordingly, even if we rank highly in algorithmic search results, traffic to our Websites may be reduced as a result of the paid search results and other content included on the search results page generated by a search query. We cannot control the amount, quality or presentation of such paid search results and other content and, accordingly, we cannot predict any reductions in our traffic that may occur from time to time as search engine providers make changes in their policies and procedures regarding paid search results or regarding content they provide. In addition, to the extent that there is a reduction in the total volume of health-related searches on Internet search engines, traffic to The WebMD Health Network could also be reduced and we may have little or no ability to take steps to mitigate the effect on our traffic. In addition, we have experienced in the past, and may experience in the future, declines in traffic to The WebMD Health Network from search for reasons that we are unable to identify. Any resulting reduction in our traffic for any of the reasons described above, if significant, could cause our revenue to decrease and could have a material adverse effect on our results of operations.

If we fail to implement and maintain successful monetization strategies for smartphone traffic, our financial results could be adversely affected

The number of people, including the number of physicians and other healthcare professionals, who access online content and services through smartphones, tablets and other mobile devices has increased rapidly and is expected to continue to increase. Although monetization of tablet page views is generally similar to monetization of PC page views, the monetization of smartphone page views is more challenging because of the smaller screen size. If users access our services through smartphones as a substitute for access through personal computers and tablets (or if our page views from personal computers and tablets decline significantly for other reasons) and we are unable to maintain successful monetization strategies for smartphone traffic, our financial results could be negatively affected. In addition, it is difficult to predict the problems we may encounter in developing and maintaining competitive mobile services and related mobile monetization strategies, and we may need to devote significant resources to their creation, maintenance and support.

We face significant competition for our healthcare information products and services

The markets for healthcare information products and services are intensely competitive, continually evolving and, in some cases, subject to rapid change.

•

The WebMD Health Network faces competition from numerous other companies, both in attracting users and in generating revenue from advertisers and sponsors. We compete for users with Websites and mobile

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applications that provide health-related information, including both commercial ones and not-for-profit ones. We compete for advertisers and sponsors with: health-related Websites and mobile applications; general interest consumer Websites that offer specialized health sub-channels or functions; other high-traffic Websites that include both healthcare-related and non-healthcare-related content and services, including social media Websites; search engines that provide specialized health search capabilities; and advertising networks that aggregate traffic from multiple sites. The WebMD Health Network also faces competition from: traditional media and offline publications and information services; and manufacturers and distributors of activity trackers, heart rate monitors, blood pressure monitors and similar devices relating to health and wellness that can download data to a PC, tablet or smartphone, as well as numerous other companies developing applications and tools for use with those devices.

•

Our WebMD Health Services private portals and coaching services compete with: providers of decision-support and transparency tools that assist in evaluating health insurance coverage options and healthcare provider and treatment options; and online health management applications, including personal health records; wellness and disease management vendors; and competing services provided by health insurance companies, employee benefits services companies, and their affiliates. Employers may also decide to develop similar solutions for their own populations rather than obtaining solutions from WebMD Health Services or its competitors.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations. In addition, we expect that competitors will continue to enter these markets. The competition we face for our services may result in fewer or smaller customer commitments or pressure to reduce prices, which could reduce our profit margins.

Developing and implementing new and updated features and services may be more difficult than expected and may not result in sufficient increases in revenue to justify the costs

Attracting and retaining users of our public portals and our mobile applications and clients for our private portals requires us to continue to improve the technology underlying those portals and applications and to continue to develop new and updated features and services for those portals and applications. If we are unable to do so on a timely basis or if we are unable to implement new features and services without disruption to our existing ones, we may lose potential users and clients. For example, we are in the process of working to enable users to more easily discover, share and interact with content from WebMD not just on our Websites but also in other online locations and, in support of this initiative, we are creating new content offerings tailored for specific social networks and platforms and building our capabilities to create video content. If we are not successful in creating content offerings that support this initiative, our ability to compete for advertising and sponsorship revenue may be reduced. Even if we are successful in creating such content offerings and users respond favorably, there can be no assurance that we will be able to adequately monetize audience usage of such content or to drive sufficient traffic to our own Websites to make this initiative profitable.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our portals, mobile applications and related features and services. Our development and/or implementation of new technologies, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

Failure to effectively identify, assess and pursue new business initiatives could adversely affect our company and its prospects

We are working to broaden our portfolio of services and taking steps to diversify our client base and revenue streams. The development of new products and services in response to evolving trends in healthcare and evolving

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technologies for Internet-based and mobile services, as well as the identification of new business opportunities in this dynamic environment, requires significant time and resources. We may not be able to respond quickly enough or in a cost-effective manner, appropriately time the introduction of new products and services to the market or identify new business opportunities in a timely manner. In addition, while evolving technologies may offer new opportunities, they may also present additional challenges, including challenges relating to security and privacy.

Some of the business initiatives we are working on have challenges that are different from those associated with our existing products and services and could strain our financial, operational and management resources. Furthermore, there can be no assurance that the potential revenue streams from any investments that we may make in pursuing new business opportunities will justify the amounts spent. Failure to effectively identify, assess and pursue new business initiatives may adversely affect our company and its prospects.

Failure to continue to enhance the analytic capabilities we use to demonstrate the value of our services to advertisers and sponsors could adversely affect our ability to market our services

We continue to work to enhance the analytic capabilities we use to demonstrate to advertisers and sponsors how promotional strategies implemented through The WebMD Health Network impact physician and consumer behaviors and preferences. Our ability to demonstrate the value of advertising and sponsorship on The WebMD Health Network will depend, in part, on our ability to develop accurate and reliable analytics and measurement capabilities and to continue to improve such capabilities. If we are unable to continue to enhance our analytic capabilities, it could adversely affect our ability to market our services or to satisfy client expectations and commitments that rely on analytics to measure performance and, as a result, we may lose business to competitors even if our advertising and sponsorship services are superior to theirs.

Restrictions on our ability to access or use various forms and sources of data could adversely impact our business

We are increasingly using data analytics based on information that we collect regarding usage of our public portals, as well as other third party sources of data. Our use of data regarding users of our public portals is governed by the privacy policies posted on those sites and is designed to comply with applicable laws and regulations as is our use of any third-party data. In addition, we sell certain information products and services on a stand-alone basis using de-identified data that we license from a small number of third party data sources, of which the principal source is a license retained by HLTH Corporation in connection with the sale of its Emdeon Business Services (EBS) business. As the successor to HLTH, we received this license, which provides us the rights to certain de-identified data from the operation of the EBS business (which is now known as Change Healthcare) through early February 2018 for use in the development and commercialization of various information products and services as to which we pay Change Healthcare a royalty. To date, these stand-alone information products and services do not include any data derived from the operation of our Websites. We are seeking to acquire additional third-party data sources and to develop data generated from our Website operations in order to strengthen and diversify our data product offerings. Revenue from the stand-alone products and services that utilize data under the current Change Healthcare license is highly profitable and is recorded net of royalties and commissions paid by us to Change Healthcare or others. We do not expect that the current license agreement with Change Healthcare will continue after February 2018, and expect if such agreement is renewed or is replaced with new third party data sources, the terms of any such renewal or replacement license would not be as favorable to us as those in the current agreement. Accordingly, we cannot provide any assurance that the sales of, or the profits generated by, our stand-alone information products would not be materially adversely affected by the expiration of our license agreement with Change Healthcare. To date, we have not used data we license from Change Healthcare to support our current advertising business.

Changes to our ability to access or use data could adversely affect our ability to implement improved analytics or to offer information products on a stand-alone basis. Accordingly, our business could be adversely impacted if, for any reason (including, but not limited to, changes in applicable laws and regulations) the data we use becomes unavailable or the conditions on its availability are not commercially reasonable or are inconsistent with our planned usage. In addition, the quality of our data analytics depends on the reliability of the information

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that we are able to obtain. If the information we use contains errors or is otherwise unreliable, analyses we create and actions we take based on those analyses could be wrong, which could hurt our reputation and business.

Failure to maintain and enhance the “WebMD” and “Medscape” brands and our other brands could have a material adverse effect on our business

We believe that the “WebMD” and “Medscape” brand identities that we have developed have contributed to the success of our business and have helped us achieve recognition as a trusted source of health and wellness information and tools for consumers and of online content for physicians and other healthcare professionals. We also believe that maintaining and enhancing those brands is important to expanding the user base for our public portals and to our relationships with sponsors and advertisers. The “WebMD” brand is also important to our ability to gain additional employer and healthcare payer clients for our private portals. We have expended considerable resources on establishing and enhancing the “WebMD” and “Medscape” brands and our other brands, and we have developed policies and procedures designed to preserve and enhance our brands, including editorial procedures designed to provide quality control of the information we publish. We expect to continue to devote resources and efforts to maintain and enhance our brands. However, we may not be able to successfully maintain or enhance our brands, and events outside of our control may have a negative effect on our brands. If we are unable to maintain or enhance our brands, and do so in a cost-effective manner, our business could be adversely affected.

The markets we participate in are relatively new and continue to change

We participate in relatively new markets. These markets, and our business, have undergone significant changes during their short history and can be expected to continue to change. Many companies with business plans based on providing healthcare information and related services online and through mobile platforms have failed to be profitable and some have filed for bankruptcy or ceased operations. Even if demand from users exists, we cannot assure you that our business will be profitable.

Because our public portals participate in relatively new markets, the standards that our advertising and sponsorship clients apply to our services continue to evolve, including standards for ad delivery, placement and frequency and for measuring the effectiveness of our services as compared to other alternatives available to our clients. Our ability to meet such standards as they change in the future will be important to our ability to compete for business and we cannot provide assurance that we will be able to do so or estimate what the costs for doing so may be. For example, standards are continuing to evolve in the online advertising marketplace regarding the viewability of online advertising, or the length of time an advertisement is visible to a user as determined by a third party verification source. We cannot predict how the requirements of advertisers will continue to evolve. If we fail to meet the standards that our advertisers require, our advertising revenues could be reduced.

Our failure to attract and retain qualified executives and employees may have a material adverse effect on our business

Our business depends largely on the skills, experience and performance of key members of our management team and other key employees. We also depend, in part, on our ability to attract and retain qualified writers and editors, software developers and other technical personnel, healthcare professionals, and sales and marketing personnel. Competition for qualified personnel in the healthcare information services and Internet industries is intense. We cannot assure you that we will be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or that we will be able to do so at costs that are acceptable to us. Failure to do so may have an adverse effect on our business.

Our advertising and sponsorship revenue may vary significantly from quarter to quarter and its amount and timing may be subject to factors beyond our control, including regulatory changes

Our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, many of which are not within our control, and some of which may be difficult to forecast accurately,

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including potential effects on demand for our services as a result of regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions. The majority of our advertising and sponsorship programs are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship programs. We cannot assure you that our current advertisers and sponsors will continue to use our services beyond the terms of their existing contracts or that they will enter into any additional contracts.

The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program, as well as the additional time period before our services are delivered, may be longer than expected, especially for medium-sized and larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals, including internal approvals relating to compliance with the laws and regulations applicable to the marketing of healthcare products. We have experienced, from time to time, a lengthening of this internal review process by pharmaceutical and biotechnology companies, which has resulted in delays in contracting as well as delays in recognizing expected revenue under executed contracts and which may continue to cause such delays. Other factors that could affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include the timing of:

•	U.S. Food and Drug Administration (FDA) approval for new products or for new approved uses for existing products;

•	any adverse determinations by the FDA affecting products previously approved or expected to be approved or the permitted uses of such products or their marketing;

•	FDA approval of generic products that compete with existing brand name products and any increase in the number or significance of such approvals;

•	recalls, withdrawals or shortages of products from the market;

•	consolidation of companies in the pharmaceutical and biotechnology industries;

•	rollouts of new or enhanced services on our public portals;

•	seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and

•	the scheduling of conferences for physicians and other healthcare professionals.

Some of our pharmaceutical company customers have experienced patent expirations for certain of their products in the past several years and some are expected to experience patent expirations over the next several years. In the pharmaceutical industry, patent expirations allow for competition from lower-priced generic versions of the patented drugs and generally result in the termination of marketing efforts for the drug. In addition, expirations of patents that result in a significant reduction in revenue for a pharmaceutical company can lead to reductions in their advertising and sponsorship expenditures for other drugs in their product portfolios or for their entire product portfolio.

Applications and other software that can block advertisements could reduce demand for our advertising and sponsorship products and decrease our revenue

We derive a significant portion of our revenue from advertising and sponsorship on The WebMD Health Network. Applications and software are available that can block or obscure the display of advertisements or block the cookies used to deliver such advertisements, or shift the location in which advertising appears on pages. While the use of ad-blocking programs by visitors to The WebMD Health Network has been limited to date and our audience consists primarily of individuals who have not typically adopted ad-blocking programs so far, if these programs gain acceptance among our users in the future, they could reduce our ability to deliver advertisements to our audience which, in turn, could reduce demand for our advertising and sponsorship products and cause our revenue from those products to decrease.

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Mergers and acquisitions among our clients may reduce the volume of our services purchased by the consolidated company following such a transaction, which could harm our operating results

Mergers and acquisitions among our pharmaceutical, biotechnology and medical device company clients have in the past and could in the future reduce the number of our clients and potential clients. Similarly, mergers and acquisitions among health insurance company clients of our WebMD Health Services private portals could reduce the number of those clients. In addition, when companies consolidate, the number of vendors used for services, or the amount spent, by the separate companies may be reduced by the consolidated entity and some vendors and services may no longer be used at all. Any such event could have a negative effect on our revenue and profitability and we cannot provide assurance that we would be able to mitigate any such negative effect.

We may be unsuccessful in our efforts to generate advertising and sponsorship revenue from consumer products companies

Much of our advertising and sponsorship revenue has, in the past, come from pharmaceutical, biotechnology and medical device companies. We also seek to generate advertising and sponsorship revenue from consumer products companies that are interested in communicating health-related or safety-related information about their products to our audience. However, while many consumer products companies are increasing the portion of their promotional spending used on the Internet, we cannot assure you that these advertisers and sponsors will find our consumer Websites to be as effective for promoting their products and services as competing channels, which include traditional media, Internet search engines, social media Internet sites, general interest consumer sites, and numerous other alternatives. Competition for this business may also result in smaller customer commitments or pressure to reduce prices, both of which could reduce our profit margins even if we are able to generate revenue.

In addition, revenues from consumer products companies are more likely to reflect general economic conditions, and to be reduced to a greater extent during economic downturns, than revenues from pharmaceutical, biotechnology and medical device companies. Accordingly, revenues from this portion of our business may be subject to significant quarter-to-quarter variations and we may be unsuccessful in our efforts to develop it further.

Lengthy sales and implementation cycles for our WebMD Health Services private online portals make it difficult to forecast our revenues from these applications and may have an adverse impact on our results of operations

The period from our initial contact with a potential client for a private online portal and entry into a contract for a subscription to our solution by the client is difficult to predict. In the past, this period has generally ranged from six to twelve months, but in some cases has been longer. Potential contracts may be subject to delays or cancellations due to a client’s internal procedures for approving large expenditures and other factors beyond our control, including the effect of general economic conditions on the willingness of potential clients to subscribe to our WebMD Health Services solution. The time it takes to implement a private online portal is also difficult to predict and has lasted as long as six months from contract execution to the commencement of live operation. Implementation may be subject to delays based on the availability of the internal resources of the client that are needed and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new clients. This, in turn, makes it more difficult to forecast our financial performance for future periods. In addition, some of our client contracts may permit termination, by the client, prior to the end of the stated contract term, which can also make it more difficult to forecast our future financial performance.

During the contracting cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing our population health management platform without receiving any related revenue. In addition, many of the expenses related to providing our platform are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. If our private portal services revenue is lower than expected, we may not be able to reduce related short-term spending in response. Any shortfall in such revenue would have a direct impact on our results of operations.

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Our ability to renew existing agreements with employers and health plans will depend, in part, on our ability to continue to increase usage of our private portal services by their employees and plan members

In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Health Services private online portals as well as our telephonic, online and onsite health and wellness coaching programs and our targeted condition management programs, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our services by our employer and health plan clients’ employees and plan participants and being able to demonstrate a sufficient return on investment and other benefits for our clients from those services. Increasing usage of our private portal services requires us to continue to develop new and updated applications, features and services. In addition, there are numerous competitors for the services we provide, many of which have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are. We cannot provide assurance that we will be able to meet our development and implementation goals or that we will be able to compete successfully against other vendors offering competitive services and, if we are unable to do so, we may experience static or diminished usage for our private portal services and possible non-renewals of our customer agreements.

The condition management programs that we provide to clients of our WebMD Health Services private portals involve risk and challenges with which we have limited experience and may not be profitable

We provide condition management services to clients of our WebMD Health Services private portals and plan to continue to expand that portion of our business. Our current offerings include programs targeting individuals struggling with coronary artery disease, congestive heart failure, diabetes, chronic obstructive pulmonary disease and asthma. Our condition management programs include ongoing, intensive one-on-one coaching by condition specialists, along with targeted online resources and progress tracking tools. Providing condition management services involves new risks and challenges for us, including: potential requirements to obtain and retain licenses, permits and regulatory clearances and approvals related to these services; difficulty in quantifying the costs savings and other benefits for our clients from these services; and difficulty in differentiating our condition management services from those of competitors, some of whom may be able to provide such services at a lower cost. We cannot predict the demand among our existing private portals clients and other potential clients for our condition management services and cannot provide assurance that the revenue opportunities from providing our current offerings or ones for additional conditions will justify the costs involved in maintaining or developing the required capabilities and delivering the services to clients.

Contractual relationships with governmental customers may impose special burdens on us and provide special benefits to those customers, including the right to change or terminate the contract in response to budgetary constraints or policy changes

A portion of our revenues come from customers that are governmental agencies or vendors to such agencies. Government contracts and subcontracts may be subject to some or all of the following:

•	termination when appropriated funding for the current fiscal year is exhausted or becomes unavailable;

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termination for the governmental customer’s convenience, subject to a negotiated settlement for costs incurred and profit on work completed, along with the right to place contracts out for bid before the full contract term, as well as the right to make unilateral changes in contract requirements, subject to negotiated price adjustments;

•

“most-favored” pricing disclosure requirements that are designed to ensure that the government can negotiate and receive pricing akin to that offered commercially and requirements to submit proprietary cost or pricing data to ensure that government contract pricing is fair and reasonable;

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commercial customer price tracking requirements that require contractors to monitor pricing offered to a specified class of customers and to extend price reductions offered to that class of customers to the government;

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reporting and compliance requirements related to, among other things: equal employment opportunity, affirmative action for veterans and for workers with disabilities, and accessibility for the disabled;

•	broader audit rights than we would usually grant to non-governmental customers; and

•

specialized remedies for breach and default or failure to meet service level commitments, including setoff rights, retroactive price adjustments, and civil or criminal fraud penalties, as well as mandatory administrative dispute resolution procedures instead of state contract law remedies.

In addition, certain violations of federal law may subject government contractors to having their contracts terminated and, under certain circumstances, suspension and/or debarment from future government contracts.

Expansion to markets outside the United States subjects us to additional risks

One element of our growth strategy is to seek to expand our online services to markets outside the United States. In certain markets outside the United States, we expect to accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region, while in other such markets we expect to rely primarily on our own internal resources. In certain markets outside of the United States, we are providing some of our online services in the local language directly to healthcare professionals. We also provide our online services in English to healthcare professionals outside the United States. Our participation in international markets is subject to certain risks beyond those applicable to our operations in the United States, such as:

•	challenges caused by cultural differences;

•	difficulties in staffing and managing operations from a distance;

•	uncertainty regarding liability for services and content;

•

potential burdens of complying with a wide variety of legal, regulatory and market requirements, as well as uncertainty as to the applicability of non-U.S. laws to operations based in the United States and regarding the interpretation of such laws by local authorities;

•	potential regulation or interpretation of existing regulation that could limit or eliminate our ability to distribute one or more of our products in one or more countries;

•	variability of economic and political conditions, including the extent of the impact of adverse economic conditions in markets outside the United States;

•	tariffs or other trade barriers;

•	fluctuations in currency exchange rates;

•	potentially adverse tax consequences, including restrictions on repatriation of earnings; and

•	difficulties in protecting intellectual property.

In addition, outside the United States, we face competition from locally-based companies that have experience doing business in their home countries or regions and familiarity with local business practices, customs and laws and, as a result, generally do not face, or are better positioned to face, the risks described above.

Risks Related to the Internet and Our Technological Infrastructure

Any service interruption or failure in the systems that we use to provide online portals and other services could harm our business

Our online portals and other services are designed to operate 24 hours a day, seven days a week, without interruption. However, we have experienced and expect that we will in the future experience interruptions and

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delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center providers, bandwidth providers and mobile carriers, to provide our online portals and other services. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. In addition, system failures may result in loss of data, including user registration data, business intelligence data, content, and other data critical to the operation of our online portals and other services, which could cause significant harm to our business and our reputation.

To operate without interruption or loss of data, both we and our service providers must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures and crashes;

•	security breaches, computer viruses, distributed denial-of-service (DDOS) attacks and similar disruptive problems; and

•	other potential service interruptions.

Any disruption in the network access or co-location services provided by third-party providers to us or any failure by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise little control over these third-party vendors, which increases our vulnerability to problems with services they provide. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our brand and our business and could expose us to liabilities to third parties. Although we maintain insurance for our business, the coverage under our policies may not be adequate to compensate us for all losses that may occur. In addition, we cannot provide assurance that we will continue to be able to obtain adequate insurance coverage at an acceptable cost.

Failure to update our technology infrastructure could adversely affect our business

Evolving technologies could require us to modify our technology infrastructure and any failure to do so on a timely basis may limit the types of services we can provide or the quality of those services, and may put us in a weaker position relative to our competitors. Competitors with newer technology infrastructure may also have greater flexibility and be in a position to respond more quickly than us to new opportunities, which may impact our competitive position in certain markets and adversely affect our business.

Implementation of updates to our technology infrastructure may result in performance problems and may not provide the additional functionality that was expected

From time to time, we implement additions to or changes in the hardware and software platforms we use for providing our online portals and other services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating acquired businesses, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our online portals and other services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated. In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.

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If the systems we use to provide online portals and other services experience security breaches or are otherwise perceived to be insecure, our business could suffer

We retain and transmit confidential information, including personal health records, in the processing centers and other facilities we use to provide online portals and other services. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. A security breach could damage our reputation or result in liability. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties or similar disruptive problems. Because the techniques used by hackers to sabotage or to obtain unauthorized access to computer systems change frequently, we may be unable to anticipate specific types of attacks or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users, customers, advertisers or publishers. Any compromise of our security, whether as a result of breaches or failures of our own systems or the systems with which they interface, could reduce demand for our services and could subject us to legal claims from our clients and users, including for breach of contract or breach of warranty.

Our online services are dependent on the development and maintenance of the Internet infrastructure

Our ability to deliver our online services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. The Internet has also experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. Any resulting interruptions in our services or increases in response time could, if significant, result in a loss of potential or existing users of and advertisers and sponsors on our Websites and, if sustained or repeated, could reduce the attractiveness of our services.

Customers who utilize our online services depend on Internet service providers and other Website operators for access to our Websites. Many of these providers have experienced significant outages in the past and they could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any such outages or other failures on their part could reduce traffic to our Websites.

Third parties may challenge the enforceability of our online agreements

The law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that the online terms and conditions for use of our Websites, including disclaimers or limitations of liability, are unenforceable. A finding by a court that these terms and conditions or other online agreements are invalid could harm our business.

We could be subject to breach of warranty or other claims by clients of our online portals and other services if the software and systems we use to provide them contain errors or experience failures

Errors in the software and systems we use could cause serious problems for clients of our online portals and other services. We may fail to meet contractual performance standards or client expectations. Clients of our online portals and other services may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under those agreements or initiate litigation or other dispute resolution procedures. In addition, we could face breach of warranty or other claims by clients, or additional development costs. Our software and systems are inherently complex and, despite testing and quality control, we cannot be certain that they will perform as planned.

We attempt to limit, by contract, our liability to our clients for damages arising from our negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may

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otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. However, it is possible that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them would be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay or hinder market acceptance of our services, including unrelated services.

Risks Related to the Healthcare Industry, Healthcare Regulation and Internet Regulation

Developments in the healthcare industry could adversely affect our business

Our business could be adversely impacted by changes in the structure of the healthcare industry and other changes that reduce healthcare spending. We are particularly dependent on pharmaceutical, biotechnology and medical device companies for our advertising and sponsorship revenue. General reductions in expenditures by healthcare industry participants could result from, among other things:

•

changes in government regulation or private initiatives that affect the manner in which healthcare industry participants interact with patients, payers (including governmental payers) or other healthcare industry participants, including any such regulations or initiatives that seek to control the pricing or means of delivery of healthcare products and services or that create restrictions on the advertising or promotion of healthcare products and services;

•	consolidation of healthcare industry participants;

•	reductions in governmental funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants.

Even if overall expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve or are planning to serve. For example, use of our products and services could be affected by:

•	changes in the design of health insurance plans or governmental programs that pay for healthcare products and services;

•

the timing of FDA, or European or other national regulatory authority, approvals of generic products that compete with existing brand name products and any increase in the number or significance of such approvals or of withdrawals of brand name products from the market;

•

the timing of FDA, or European or other national regulatory authority, approvals for new products or for new approved uses for existing products and any decrease in the number or significance of new drugs or medical devices coming to market or new approved uses for existing such products; and

•

decreases in marketing expenditures by pharmaceutical or medical device companies, including as a result of governmental regulation or private initiatives that discourage, restrict or prohibit advertising, sponsorship or educational activities by pharmaceutical or medical device companies or that discourage, restrict or prohibit their use of online services for some or all such activities.

In addition, our customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with respect to products and services of the types we provide.

The healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to

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predict. We cannot assure you that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs and could restrict our operations. Many healthcare laws are complex, and their application to specific products, services, and business arrangements may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws and regulations may nonetheless be applied to our products, services, and business arrangements. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our business. Even in areas where we are not subject to healthcare regulation directly, we may become involved in governmental actions or investigations through our relationships with customers that are regulated, and participation in such actions or investigations, even if we are not a party and not the subject of an investigation, may cause us to incur significant expenses. Some of the risks we face from healthcare regulation are as follows:

•

U.S. Regulation of Drug and Medical Device Advertising and Promotion.    The WebMD Health Network provides services involving advertising and promotion of prescription and over-the-counter drugs and medical devices and claims of nutritional supplements. If the FDA or the Federal Trade Commission (FTC) finds that any of our products and services or any information on The WebMD Health Network, in our mobile applications, or in WebMD Magazine violates applicable regulations and guidance documents, they may take regulatory or judicial action against us and/or the advertiser or sponsor of that information. State attorneys general may take similar action based on their respective states’ consumer protection statutes. Any increase or change in regulation of drug or medical device advertising and promotion could make it more difficult for us to contract for sponsorships and advertising and could have a material adverse effect on our revenues and results of operations. In 2014, the FDA issued multiple draft guidance documents clarifying the application of its promotional regulations to certain content on social media Websites. In 2015, the FTC issued guidance concerning native advertising (the placement of sponsored content with the same look and feel as the publisher’s independent content), which provides recommendations for integrating sponsored content on publisher websites while maintaining a clear distinction between the publisher’s editorial content and the sponsored content. We cannot predict how our customers or others in the industry might implement the FDA’s guidance in the future or how its implementation might affect our business. Recent private industry initiatives have resulted in voluntary restrictions, which advertisers and sponsors have agreed to follow.

•

Non-U.S. Regulation of Drug and Medical Device Advertising and Promotion.    To the extent that The WebMD Health Network reaches users outside of the United States, our Websites may be required to comply with the national laws of the respective countries whose users they address. In many countries, the advertising of prescription drugs to the general public is not allowed and, accordingly, these countries generally require access restrictions for Websites that contain such advertisements, which are only allowed to be addressed to healthcare professionals. In addition, there are laws and regulations regarding the use of indirect or disguised marketing, and regarding the offering and providing of gifts or benefits with promotional purpose that are not of minor value.

•

Anti-Kickback Laws.    There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, in exchange for the referral of patients for items or services reimbursed by Medicare, Medicaid and other federal healthcare programs, or to induce or reward the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service

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reimbursed by these programs. Many states and European countries also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a government healthcare program. These laws are applicable to any person or entity, including manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers. We carefully review our practices with regulatory experts in an effort to ensure that we comply with all applicable laws. However, the laws in this area are both broad and vague, and it is often difficult or impossible to determine precisely how the laws will be applied, particularly to new services. Penalties for violating the federal anti-kickback law include imprisonment, fines and exclusion from participating, directly or indirectly, in Medicare, Medicaid and other federal healthcare programs. Any determination by a state, federal, or foreign regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our practices could cause us to incur significant costs or cause adverse publicity. In addition, enforcement or the potential for enforcement of these laws against some of our customers may influence the services we are able to offer and/or our customers’ willingness to continue to use our services.

•

False Claims Laws.    The Federal False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a Federal healthcare program. The whistleblower (or “qui tam”) provisions of the Federal False Claims Act allow a private individual to bring actions on behalf of the Federal government alleging that the defendant has submitted a false claim to the federal government and to share in any monetary recovery. After the filing of a qui tam suit, the Federal government may intervene and control the case; if it does not, the private individual may pursue the claim on his or her own. In addition, various states and European countries have enacted false claim laws analogous to the Federal False Claims Act, and many of these laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. When an entity is determined to have violated the Federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government plus civil penalties. In recent years an increasing number of Federal False Claims Act cases have been brought against drug manufacturers and resulted in significant monetary settlements and imposition of federally supervised corporate integrity agreements in circumstances that include allegations that company-sponsored continuing medical education (or CME) was unlawful off-label promotion. It is not clear whether there is a basis for the application of the Federal False Claims Act to the types of services that WebMD provides. However, plaintiffs have in the past, and may in the future, seek to name us as defendants in these types of cases. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business. Similarly, False Claims Act actions and resulting corporate integrity agreements involving our customers may reduce the use of our services by our advertising and sponsorship clients.

•

Medical Professional Regulation.    The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine. If a state determines that some portion of our business violates these laws, it may seek to have us discontinue those portions or subject us to penalties or licensure requirements.

•

Regulation of Mobile Medical Applications and Other Mobile Health Technology.    Over the last several years, the FDA has issued guidance regarding mobile medical applications and other mobile health technology, clarifying the agency’s intent to regulate only those applications that meet the agency’s definition of “device” and could pose a risk to patients’ safety if they fail to work as intended. The FDA is exercising enforcement discretion with respect to certain lower risk mobile applications that meet the device definition. Mobile applications that do not meet the device definition are beyond the FDA’s jurisdiction and, therefore, not subject to the agency’s oversight. In February 2015, the FDA issued guidance stating it would refrain from exercising enforcement over certain products that promote health or healthy lifestyles even when promoted for patients with certain diseases or conditions. In light of FDA

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guidance, we believe that none of our existing online services and mobile applications are subject to regulation as a medical device under applicable FDA regulations. We are required to determine whether FDA regulations would apply to any of our applications and the FDA could disagree with our determination. It is also possible that products or services that we may offer in the future could subject us to such regulation or that current rules could change or be interpreted to apply to some of our existing online services or mobile applications. Complying with such regulations could be burdensome and expensive and could delay our introduction of new services or applications.

The Affordable Care Act could adversely affect some of our healthcare industry customers and clients

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Affordable Care Act), was signed into law in March 2010. The Affordable Care Act made extensive changes to the system of healthcare insurance and benefits in the U.S. While we do not currently anticipate any significant adverse effects on WebMD as a direct result of application of the Affordable Care Act to our business or on our company in its capacity as an employer, we are unable to predict what the future indirect impacts of the Affordable Care Act will be on WebMD’s business through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals, and employers and health plans that are clients of our WebMD Health Services private portals.

We may be subject to claims brought against us as a result of content we provide

Consumers access health-related information through our online services, including information regarding particular medical conditions and possible adverse reactions or side effects from medications. Physicians and other healthcare professionals use our services to access clinical reference sources, commentary from leading medical experts, medical news, and coverage of professional meetings and conferences. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that physicians, consumers, employees, health plan members or others may sue us for various causes of action. Although our Websites and mobile applications contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers and physicians that provide the terms and conditions for use of our public or private portals or mobile applications are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.

We have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time-consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our portals as trustworthy and dependable sources of healthcare information. Allegations of impropriety or inaccuracy, even if unfounded, could harm our reputation and business.

Government regulation of the Internet could adversely affect our business

The Internet and its associated technologies are subject to various laws and government regulation. Our failure, or the failure of our business partners or third-party service providers, to accurately anticipate the application of these laws and regulations to our products and services and the manner in which we deliver them, or any other failure to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to online services, including in areas such as user privacy, confidentiality, consumer protection, marketing, pricing, content, copyrights and patents, and characteristics and quality of products and services. For example, in 2015 the Federal Communications

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Commission (FCC) altered a long-standing regulatory regime by classifying broadband Internet access services as common carrier telecommunications services. While this decision appears to most directly impact broadband Internet service providers, FCC rulemakings are coming and we cannot predict how this decision or other laws or regulations will affect our business.

Internet and mobile user privacy, personal data security and the use of consumer information to track online activities are major issues both in the United States and abroad. The FTC and state attorneys general continue to pay close attention to Internet privacy issues and have been active in investigating and entering into consent decrees under their current unfair or deceptive trade practices authority with companies because of their online privacy and data security practices. In the U.S., there is a possibility of new legislation and regulation and increased enforcement activities relating to privacy and behavioral advertising. In addition, changes in industry practice (whether on their own or when combined with regulatory changes) could adversely impact our ability to deliver advertisements based on online behavior. Whether through industry practice or in combination with government regulation, such a development could limit our ability to serve advertisements to consumers based on online behavior on third party sites or on our sites, which could adversely affect our revenue.

In Europe, Directive 2009/136/EC of the European Parliament and of the Council requires the user’s full information and consent prior to the installation and use of any so-called “cookie” on a user’s computer. This Directive has been implemented differently, if at all, in member states of the European Union and national requirements to remain compliant with the respective law may vary. Nevertheless, the provisions of this directive, whether or not effectively implemented in national laws, are now applicable in all the member states of the European Union and enforcement actions are now being considered by local data protection authorities. In addition, the European Union Commission, Parliament and Council have agreed on a new General Data Protection Regulation (GDPR) that is close to approval and which will take effect two years after that. The GDPR will replace the current European privacy regime and will impose new requirements to an already very highly regulated area of Internet privacy in Europe. In addition, the GDPR and recent case law in some European countries will increase the likelihood of applicability of European law to entities established outside the European Union but processing data of European data subjects.

We have privacy policies posted on our Websites that we believe comply with existing applicable laws requiring notice to users about our information collection, use and disclosure practices. We also notify users about our information collection, use and disclosure practices relating to data we receive through offline means such as paper health risk assessments. Moreover, we take steps to reasonably protect certain sensitive personal information we hold. We cannot assure you that the privacy policies and other statements we provide to users of our products and services, or our practices, will sufficiently protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court, or European data protection authority or competent court, that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

Failure to comply with laws relating to privacy and security of personal information, including personal health information, could result in liability to us and concerns about privacy-related issues could damage our reputation and our business

Privacy and security of personal information stored or transmitted electronically, including personal health information, are a major issue in the United States and abroad. While we strive to comply with all applicable privacy and security laws and regulations, as well as our own posted privacy policies, legal standards for privacy (including, but not limited to, “unfairness” and “deception” as enforced by the FTC and state attorneys general) continue to evolve and any failure or perceived failure to comply may result in private party litigation against us or proceedings or actions against us by government entities, or could cause us to lose users and customers, which could have a material adverse effect on our business. There has been an increase in the number of privacy-related lawsuits filed against companies recently. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information, including personal health information, could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the

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collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (or HIPAA), as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009, establish a set of national privacy and security standards for the handling of protected health information by health plans, healthcare clearinghouses and healthcare providers (referred to as “covered entities”) and their “business associates,” which are persons or entities that perform certain services for, or functions or activities on behalf of, a covered entity that involve the creation, receipt, maintenance, or transmission of protected health information. Certain portions of our business, such as those managing employee or plan member health information for employers or health plans, are subject to HIPAA as business associates of covered entities. In addition to imposing privacy and security requirements, HIPAA also creates obligations for us to report any unauthorized acquisition, access, use or disclosure of unsecured protected health information, known as a breach, to our covered entity customers. The 2013 final HITECH rule modified the breach reporting standard in a manner that made more data security incidents qualify as reportable breaches. In addition, HITECH and its implementing regulations impose similar data breach notification requirements on vendors of personal health records that require us to notify affected individuals, the FTC, and, in some cases, the media in the event of a data breach involving the unsecured personal information of users of our public portal services. Violations of HIPAA may result in civil and criminal penalties and could damage our reputation and harm our business. HITECH increased civil penalty amounts for violations of HIPAA and significantly strengthened enforcement by requiring the U.S. Department of Health and Human Services (HHS) to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy Standards and Security Standards that threaten the privacy of state residents. We cannot assure you that we will adequately address the risks created by these amended HIPAA Privacy Standards and Security Standards. In addition, we are unable to predict what changes to these Standards might be made in the future or how those changes, or other changes in applicable laws and regulations, could affect our business.

In Europe, transfers of EU individuals’ personal data from EU member states to countries not recognized as having adequate protections for personal data, which includes the U.S., are regulated by general data protection Directive 95/46/EC and national implementations. As discussed above, this regime is expected to be replaced by the GDPR two years after expected passage in 2016. On October 6, 2015, the Court of Justice of the European Union (CJEU), the European Union’s highest court, declared the U.S.-EU Safe Harbor Framework invalid as a mechanism to legitimize transfers of personal data from the EU to the U.S. On February 2, 2016, the European Commission and the U.S. Department of Commerce announced the EU-U.S. Privacy Shield, which is designed to replace the Safe Harbor Framework. The ultimate viability of the Privacy Shield is unclear. Various stakeholders, including EU data protection authorities, intend to review the Privacy Shield once the details are released. It is also possible the EU-U.S. Privacy Shield will be challenged in the CJEU, and it is unclear what the outcome of such a challenge would be. With the Safe Harbor Framework invalidated by the CJEU, WebMD will assess alternatives, including the Privacy Shield, to legitimatize relevant cross-border data transfers. There is a risk that EU data protection authorities may conclude that various alternatives are not sufficient and that they could investigate or bring enforcement actions with criminal and administrative sanctions. Such actions could also damage our business and harm our reputation.

Criminal sanctions in Europe for violations of national implementations of the existing general data protection Directive 95/46/EC and of the e-Privacy Directive 2002/58/EC are rarely imposed, though national implementations provide for both criminal and administrative sanctions. For example, France and Germany provide for administrative fines of up to 300,000 Euros in case of illegal collection or processing of personal identifiable information. Under the General Data Protection Regulation that the European Union is expected to approve in early 2016 and which will take effect two years thereafter, there can be fines of up to 10,000,000 Euros or up to 2% of the global sales for certain comparatively minor offenses, or up to 20,000,000 Euros or up to 4% of the global sales for more serious offenses.

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Failure to maintain CME accreditation could adversely affect Medscape, LLC’s ability to provide online CME offerings

Medscape, LLC’s CME activities are planned and implemented in accordance with the current Essential Areas and Elements and the Policies of the Accreditation Council for Continuing Medical Education (or ACCME), which oversees providers of CME credit, and other applicable accreditation standards. ACCME’s standards for commercial support of CME are intended to assure, among other things, that CME activities of ACCME-accredited providers, such as Medscape, LLC, are independent of “commercial interests,” which are defined as entities that produce, market, re-sell or distribute healthcare goods and services, excluding certain organizations. Commercial interests and entities owned or controlled by commercial interests are ineligible for accreditation by the ACCME. From time to time, the ACCME revises its standards for commercial support of CME. As a result of certain past ACCME revisions, we adjusted our corporate structure and made changes to our management and operations intended to allow Medscape, LLC to provide CME activities that are developed independently from programs developed by its sister companies, which may not be independent of commercial interests. We believe that these changes allow Medscape, LLC to satisfy the applicable standards.

Medscape, LLC’s current ACCME accreditation expires in August 2016 and we are currently in the process of pursuing a renewal. In order for Medscape, LLC to renew its accreditation, it will be required to demonstrate to the ACCME that it continues to meet ACCME requirements. If Medscape, LLC fails to maintain its status as an accredited ACCME provider (whether at the time of such renewal or at an earlier time as a result of a failure to comply with existing or additional ACCME standards), it will not be permitted to accredit CME activities for physicians and other healthcare professionals. Instead, Medscape, LLC would be required to use third parties to provide such CME-related services. That, in turn, could discourage potential supporters from engaging Medscape, LLC to develop CME or education-related activities, which could have a material adverse effect on our business.

CME regulations also apply in other countries. For example, under German law, certain CME programs must be approved by the State Medical Chamber. Additionally, German CME-related services must be free of commercial/business interests and the provider of CME services must be compliant with German laws and regulations. In France, a similar regulatory framework that restricts the organization of CME activities has been completed. These or similar restrictions in other countries may restrict our ability to carry out activities related to CME programs. Moreover, if we are not able to demonstrate compliance with these regulations, applicable approvals may not be obtained from governmental authorities, which may impact our ability to provide CME-related services and which could have an adverse effect on our business.

Government regulation and industry initiatives could adversely affect the volume of sponsored online CME programs implemented through our Websites or require changes to how Medscape, LLC offers CME

CME activities may be subject to government oversight or regulation by Congress, the FDA, HHS, and state regulatory agencies. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits may be subject to enforcement actions if any of these CME activities are deemed improperly promotional, potentially leading to the termination of sponsorships. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits also could be affected by industry initiatives regarding funding for CME.

The Department of Justice continues to examine CME sponsorship by pharmaceutical companies. In addition, as part of the Affordable Care Act, pharmaceutical companies are now required to publicly report certain payments and transfers of value that they make to U.S. physicians, including payments related to CME. Legislation has been introduced to roll back this requirement, but such legislation has not yet been and may never be enacted. The federal government’s interpretation of this reporting requirement, which has been evolving and may continue to change, could affect pharmaceutical companies’ views of their reporting obligations with respect to payments in support of authors and presenters of CME material. In implementing internal controls and procedures that promote adherence to applicable regulations and requirements, supporters of CME may interpret the regulations and requirements differently and may implement varying procedures or requirements. These regulations and requirements, and the related internal controls and procedures:

•	may discourage pharmaceutical and medical device companies from providing grants for independent educational activities;

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•	may slow their internal approval for such grants;

•	may reduce the volume of sponsored educational programs that Medscape, LLC produces to levels that are lower than in the past, thereby reducing revenue; and

•	may require Medscape, LLC to make changes to how it offers or provides educational programs, including CME.

In addition, future changes to laws, regulations or accreditation standards, or to the internal compliance programs of supporters or potential supporters, may further discourage, significantly limit, or prohibit supporters or potential supporters from engaging in educational activities with Medscape, LLC, or may require Medscape, LLC to make further changes in the way it offers or provides educational activities.

Failure to comply with applicable anti-corruption laws could subject us to penalties and other adverse consequences

The United States and other countries have adopted anti-corruption laws that generally prohibit directly or indirectly giving, offering or promising inducements to public officials to elicit an improper commercial advantage. Under applicable U.S., German, and most European laws, this prohibition has been interpreted to apply to doctors and other medical professionals who work in state-run hospitals and state-run healthcare systems. Some of these laws broadly prohibit bribery in both the private and public sectors. In recent years, several global anti-corruption enforcement actions led to significant monetary penalties against several companies operating in the global healthcare industry for providing illegal inducements to medical professionals.

As our business expands globally, we (and others acting on our behalf) increasingly interact with doctors and other medical professionals, at least some of whom work in state-run hospitals or healthcare systems. Such interactions inherently increase the risk of violating applicable anti-corruption laws. While we have implemented compliance policies and procedures to mitigate such risk, our personnel and others acting on our behalf could engage in conduct that violates such laws, for which we could be held responsible. Under such circumstances, we could be subject to civil and/or criminal penalties and other consequences that could have a material adverse effect on our business, reputation, brand, financial condition and results of operations.

Other Risks Applicable to Our Company and to Ownership of Our Securities

Provisions in our organizational documents and Delaware law may inhibit a takeover, which could adversely affect the value of our Common Stock

Our Restated Certificate of Incorporation and Bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management and board of directors that holders of our Common Stock might consider favorable and may prevent them from receiving a takeover premium for their shares. These provisions include, for example, our classified board structure and the authorization of our board of directors to issue up to 50 million shares of preferred stock without a stockholder vote. In addition, our Restated Certificate of Incorporation provides that stockholders may not act by written consent and may not call special meetings. These provisions apply even if an offer to purchase our company may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our Common Stock could decline.

If certain transactions occur with respect to our capital stock, limitations may be imposed on our ability to utilize net operating loss carryforwards and tax credits to reduce our income taxes

WebMD has substantial accumulated net operating loss (NOL) carryforwards and tax credits available to offset taxable income in future tax periods. If certain transactions occur with respect to WebMD’s capital stock (including issuances, redemptions, recapitalizations, exercises of options, conversions of convertible debt, purchases or sales by 5%-or-greater shareholders and similar transactions) that result in a cumulative change of

WEBMD 2015 ANNUAL REPORT – RISK FACTORS ANNEX

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more than 50% of the ownership of capital stock over a three-year period (as determined under rules prescribed by Section 382 of the U.S. Internal Revenue Code and applicable Treasury regulations), an annual limitation would be imposed with respect to the ability to utilize WebMD’s NOL carryforwards and federal tax credits that existed at the time of the ownership change.

In November 2008, HLTH repurchased shares of its Common Stock in a tender offer. The tender offer resulted in a cumulative change of more than 50% of the ownership of HLTH’s capital, as determined under rules prescribed by Section 382 of the Code and applicable Treasury regulations. As a result of this ownership change, there is an annual limitation imposed on the amount of the NOL carryforwards and federal tax credits existing at the time of the ownership change that we may use to offset income in each tax year following the ownership change.

In April 2012, September 2013 and September 2014, WebMD repurchased shares of its Common Stock in tender offers (collectively, the “Tender Offers”). Completion of the Tender Offers may increase the possibility of another ownership change, which could decrease the existing annual limitation and would apply to all NOL carryforwards and tax credits generated prior to this potential new ownership change.

We may not be successful in protecting our intellectual property and proprietary rights

Our intellectual property and proprietary rights are important to our businesses. The steps that we take to protect our intellectual property, proprietary information and trade secrets may prove to be inadequate and, whether or not adequate, may be expensive. We rely on a combination of trade secret, patent and other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect our intellectual property. We cannot assure you that we will be able to detect potential or actual misappropriation or infringement of our intellectual property, proprietary information or trade secrets. Even if we detect misappropriation or infringement by a third party, we cannot assure you that we will be able to enforce our rights at a reasonable cost, or at all. In addition, our rights to intellectual property, proprietary information and trade secrets may not prevent independent third-party development and commercialization of competing products or services.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from providing certain services

We have been, and may continue to be, subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, may be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third-party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

Acquisitions, business combinations and other transactions may be difficult to complete and, if completed, may have negative consequences for our business and our security holders

We may seek to acquire or to engage in business combinations with companies engaged in complementary businesses. In addition, we may enter into joint ventures, strategic alliances or similar arrangements with third parties. These transactions may result in changes in the nature and scope of our operations and changes in our financial condition. Our success in completing these types of transactions will depend on, among other things, our ability to locate suitable candidates and negotiate mutually acceptable terms with them, and to obtain adequate financing. Significant competition for these opportunities exists, which may increase the cost of and decrease the opportunities for these types of transactions. Financing for these transactions may come from several sources, including:

•	cash and cash equivalents on hand and marketable securities;

•	proceeds from the incurrence of indebtedness; and

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ANNEX F – PAGE 20

•	proceeds from the issuance of common stock, preferred stock, convertible debt or of other securities.

The issuance of additional equity or debt securities could:

•	cause substantial dilution of the percentage ownership of our stockholders at the time of the issuance;

•	cause substantial dilution of our earnings per share;

•	subject us to the risks associated with increased leverage, including a reduction in our ability to obtain financing or an increase in the cost of any financing we obtain;

•	subject us to restrictive covenants that could limit our flexibility in conducting future business activities; and

•	adversely affect the prevailing market price for our outstanding securities.

We do not intend to seek security holder approval for any such acquisition or security issuance unless required by applicable law, regulation or the terms of then-existing securities.

Our business will suffer if we fail to successfully integrate acquired businesses and technologies or to assess the risks in particular transactions

We have in the past acquired, and may in the future acquire, businesses, technologies, services, product lines and other assets. The successful integration of the acquired businesses and assets into our operations, on a cost-effective basis, can be critical to our future performance. The amount and timing of the expected benefits of any acquisition, including potential synergies between our company and the acquired business, are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to:

•	our ability to maintain relationships with the customers of the acquired business;

•	our ability to retain or replace key personnel of the acquired business;

•	potential conflicts in sponsor or advertising relationships or in relationships with strategic partners;

•	our ability to coordinate organizations that are geographically diverse and may have different business cultures; and

•	compliance with regulatory requirements.

We cannot guarantee that any acquired businesses will be successfully integrated with our operations in a timely or cost-effective manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies, revenue enhancements or cost savings could have a material adverse effect on our business, financial condition and results of operations.

Although our management attempts to evaluate the risks inherent in each transaction and to value acquisition candidates appropriately, we cannot assure you that we will properly ascertain all such risks or that acquired businesses and assets will perform as we expect or enhance the value of our company as a whole. In addition, acquired companies or businesses may have larger than expected liabilities that are not covered by the indemnification, if any, that we are able to obtain from the sellers.

We may not be able to raise additional funds when needed for our business or to exploit opportunities

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our service offerings, market developments, and repurchases of our Common Stock. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders.

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ANNEX F – PAGE 21

ANNEX G

WEBMD HEALTH CORP. 2015 ANNUAL REPORT

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Annex C above (the “MD&A”) includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for net income or loss calculated in accordance with GAAP (referred to below as “net income”) or income or loss from continuing operations calculated in accordance with GAAP (referred to below as “income from continuing operations”). The MD&A also includes reconciliations of non-GAAP financial measures to GAAP financial measures.

Adjusted EBITDA is used by our management as an additional measure of our company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our company’s financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income or income from continuing operations, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to net income or income from continuing operations that accompany our press releases and disclosure documents containing non-GAAP financial measures, including the reconciliations contained in the MD&A.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to net income or income from continuing operations, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing our company with other public companies and is not intended as a substitute for comparisons based on net income or income from continuing operations. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net income and income from continuing operations:

•

Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full

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ANNEX G – PAGE 1

amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•	Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•	Interest Income and Expense. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, and interest expense is related to our company’s capital structure (including non-cash interest expense relating to our convertible notes). Interest income and expense varies over time due to a variety of financing transactions and due to acquisitions and divestitures that we have entered into or may enter into in the future. We have, in the past, issued convertible debentures, repurchased shares in cash tender offers and repurchased shares and convertible debentures through other repurchase transactions, and completed the divestiture of certain businesses. We exclude interest income and interest expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•	Income Tax Provision (Benefit). We maintain a valuation allowance on a portion of our net deferred tax assets (including our net operating loss carryforwards), the amount of which may change from quarter to quarter based on factors that are not directly related to our results for the quarter. The valuation allowance is either adjusted through the statement of operations or additional paid-in capital. The timing of such adjustments has not been consistent and as a result, our income tax expense can fluctuate significantly from period to period in a manner not directly related to our operating performance. We exclude the income tax provision (benefit) from Adjusted EBITDA (i) because we believe that the income tax provision (benefit) is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes. Investors should note that income tax provision (benefit) will recur in future periods.

•

Other Items. We engage in other activities and transactions that can impact our net income or income from continuing operations. In recent periods, these other items included, but were not limited to: (i) gain or loss on investments; (ii) settlement of litigation or claims; (iii) severance expense; and (iv) loss on repurchases of our convertible notes. We exclude these other items from Adjusted EBITDA

WEBMD 2015 ANNUAL REPORT – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

ANNEX G – PAGE 2

because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

WEBMD 2015 ANNUAL REPORT – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

ANNEX G – PAGE 3

ANNEX H

WEBMD HEALTH CORP.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Effective as of October 30, 2015

A. Purpose and Role

1.	General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the effectiveness of the Corporation’s internal control over financial reporting,

•	the performance of the Corporation’s internal audit function and independent auditor,

•	the audits of the Corporation’s financial statements and internal control over financial reporting, and

•	related matters, including administration of the Corporation’s Code of Business Conduct and compliance with legal and regulatory requirements;

with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on The NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.

2.	Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.

3.	Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board (or an appropriate committee of the Board), would interfere with the exercise of independent judgment as a member of the Committee.

In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•

each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•

each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•

each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•

at least one member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•

at least one member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.

In the event that the Board (or an appropriate committee of the Board) determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required of one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled by the Board in accordance with the By-laws of the Corporation.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2015

ANNEX H – PAGE 2

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; and with the Corporation’s head of internal audit without any other members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

2.	The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2015

ANNEX H – PAGE 3

3.	In consultation with corporate management, the Corporation’s registered public accounting firm and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Corporation,

•

all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

•	other material written communications between the Corporation’s registered public accounting firm and management.

4.	The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•

a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.

5.	At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.

6.	The Committee shall determine whether to pre-approve, to the extent required by applicable law, all potential audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.

7.	The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2015

ANNEX H – PAGE 4

8.	The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.

9.	The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.

10.	To the extent requested by the Board from time to time, the Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

11.	The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.

12.	The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.

13.	The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.

14.	The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall have authority to construe all terms, provisions, conditions and limitations of the Code and to make factual determinations required for the administration of the Code and, in connection with such administration shall:

•

establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•

review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.

The Committee shall coordinate with the full Board and the Nominating & Governance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance, compliance with legal requirements, pending litigation, regulatory proceedings and claims and such other matters as the Committee may determine to be appropriate.

15.	The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2015

ANNEX H – PAGE 5

The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation and the Compliance Officer referred to in the Code, except with respect to the authority to amend the Code and to grant waivers to the Corporation’s directors, executive officers and senior financial officers.

The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2015

ANNEX H – PAGE 6

ANNEX I

WEBMD HEALTH CORP.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

Effective as of October 30, 2013

A. Purpose

1.	General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.

2.	Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans. All option grants and other stock-based awards to executive officers or Board members shall require Committee approval.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board (or an appropriate committee of the Board), would interfere with the exercise of independent judgment as a member of the Committee.

In addition, each member shall, in the judgment of the Board (or an appropriate committee of the Board), also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

•	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

•	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).

In the event that the Board (or an appropriate committee of the Board) determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the sole authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.

2.	The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.

3.	The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.

4.	The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives and have the sole authority to determine and approve the compensation level of the Company’s Chief Executive Officer based on this evaluation.

5.	The Committee shall assist the Board and the Nominating & Governance Committee of the Board in overseeing the development of executive succession plans.

6.	The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.

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ANNEX I – PAGE 2

7.	The Committee shall have, to the full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.

8.	The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.

9.	The Committee shall oversee the Corporation’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).

10.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall oversee disclosure, pursuant to the applicable rules of the Securities and Exchange Commission (the “SEC”), of compensation matters relating to the Corporation, including by: (a) reviewing and discussing with the Corporation’s management the Compensation Discussion and Analysis (CD&A) to be included in the Corporation’s annual proxy statement and Annual Report on Form 10-K (whether directly or by incorporation by reference) and determining whether to recommend to the Board that the CD&A be included in those filings with the SEC; and (b) providing a Compensation Committee Report, for inclusion in those filings, that complies with the rules and regulations applicable to those filings.

12.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to make all decisions and determinations relating to: (a) (1) the advisory votes at WebMD’s Annual Meetings of Stockholders regarding WebMD’s executive compensation contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules and (2) the form and content of proposals to be included in the Corporation’s proxy materials regarding such advisory votes, including any recommendations to stockholders regarding voting on such proposals; and (b) (1) the frequency of such advisory votes and (2) the form and content of proposals regarding such frequency to be included in the Corporation’s proxy materials, including any recommendations to stockholders regarding voting on such frequency.

13.	The Committee shall oversee the evaluation and management of risks arising from the Company’s compensation plans and practices and, in connection with fulfilling its duties under this Charter, shall consider potential opportunities for mitigation of those risks. In addition, the Committee shall oversee disclosure, pursuant to the applicable rules of the SEC, of such risks and efforts to mitigate such risks.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.

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ANNEX I – PAGE 3

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists.

The Committee shall have the power to retain compensation consultants to assist the Committee in evaluating executive and director compensation or to provide other advice and assistance to the Committee in any manner it deems appropriate. The Committee may also retain outside legal counsel, accountants or other advisors as it deems appropriate to discharge its duties and responsibilities. The Committee has the sole authority to retain and terminate such compensation consultants or advisors (collectively, “Outside Advisors”) and to review and approve their fees and other retention terms and shall have the authority to cause the Company to pay such Outside Advisors. The Committee shall be responsible for the oversight of any such Outside Advisor’s work. Nothing contained in this Charter shall require the Committee to consult with or receive advice from an Outside Advisor, nor shall the Committee be required to accept the advice of any Outside Advisor.

The Committee shall consider the independence of any Outside Advisor in its decision to retain the advisor or when otherwise receiving advice from an advisor and at least annually thereafter. The Committee shall determine whether Outside Advisors are independent in light of the applicable requirements of The NASDAQ Stock Market, considering all factors prescribed under those requirements and any such other factors the Committee determines to be relevant.

Notwithstanding anything to the contrary contained in this Charter, the Committee shall not engage the Company’s independent auditors to perform any services without prior approval of the Audit Committee.

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EFFECTIVE AS OF OCTOBER 30, 2013

ANNEX I – PAGE 4

ANNEX J

WEBMD HEALTH CORP.

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER

Effective as of October 30, 2014

A. Purpose

1.	General. The Nominating & Governance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) by combining the responsibilities of the Board’s Nominating Committee and its Governance & Compliance Committee. The Committee shall:

•	assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings;

•	to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation;

•	to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs; and to provide additional oversight of those compliance programs.

2.	Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Corporation and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than two members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board (or the Committee or another appropriate committee of the Board), meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board (or the Committee or another appropriate committee of the Board), would interfere with the exercise of independent judgment as a member of the Committee.

In the event that the Board (or the Committee or another appropriate committee of the Board) determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year, one of which shall be in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting and consideration of other matters relating to the annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

2.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

3.	In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government,

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER –

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ANNEX J – PAGE 2

academia, private enterprise, complex non-profit organizations, and professions that serve them, such as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.

4.	The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board

i.	the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii.	persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii.	persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.

5.	The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.

6.	The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.

7.	The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.

8.	The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.

9.	The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.

10.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.

11.	The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.

12.	The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation, development of management talent and executive succession planning.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER –

EFFECTIVE AS OF OCTOBER 30, 2014

ANNEX J – PAGE 3

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee, as it deems appropriate.

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER –

EFFECTIVE AS OF OCTOBER 30, 2014

ANNEX J – PAGE 4

WEBMD HEALTH CORP.

ANNUAL MEETING OF STOCKHOLDERS

September 29, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Peter Anevski, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2016 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at the W NEW YORK-Union Square, 201 Park Avenue South, New York, New York 10003, on September 29, 2016, at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof, on the matters set forth on the reverse side and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, EACH AS SET FORTH THE REVERSE SIDE.

ANNUAL MEETING OF STOCKHOLDERS OF

WEBMD HEALTH CORP.

September 29, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting and Proxy Statement are available at

https://materials.proxyvote.com/94770V

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

☒	Please mark your votes as in this example.

The Board of Directors recommends a vote “FOR” all

nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.

		FOR	AGAINST	ABSTAIN
1.	To elect the persons listed below to each serve a three-year term as a Class II director.
	Jerome C. Keller	☐	☐	☐
	Stanley S. Trotman, Jr.	☐	☐	☐

2.	Advisory vote to approve WebMD’s executive compensation.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2016.	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:
Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.